UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Canadian Pacific Railway Limited	April 20, 2016
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS AND PROXY STATEMENT

February 29, 2015
DEAR FELLOW SHAREHOLDER,
It is my pleasure to invite you to the annual meeting of shareholders of Canadian Pacific Railway Limited, to be held at the Four Seasons Hotel Toronto, Vinci Ballroom,  60 Yorkville Ave, Toronto, Ontario on Wednesday, April 20, 2016 at 1:00 p.m. local time.

Despite the climate of economic uncertainty, the Company demonstrated that it has a resilient and durable operational model that produces solid results for all shareholders. Your Board of Directors was pleased with the positive gains the company made over the 2015 year and remains confident in the forward direction that CP is taking. The company is well positioned for ongoing value creation and in all matters, your Board will continue to work for the increased success of CP.
As a shareholder of Canadian Pacific, you have the right to participate and vote your shares on all items of business during the annual meeting. This proxy statement describes the business to be conducted at the meeting and provides background and information detailing our philosophies and policies, including Canadian Pacific’s approach to executive compensation and corporate governance.
We hope that you will review this proxy statement in advance of the meeting. Even if you are not able to attend the meeting in person, we encourage you to exercise your right to vote. Further information on common questions may be found in the section of the proxy statement titled “Questions and Answers about Voting and Proxies”.
Upon conclusion of the formal meeting, Hunter Harrison our CEO and Keith Creel our President and COO will be available to take questions relating to Canadian Pacific’s operations.
On behalf of the Board and management of Canadian Pacific, we look forward to welcoming you to this year’s annual shareholders meeting.
Sincerely,

/s/ Andrew F. Reardon

Andrew F. Reardon
Chairman of the Board

CANADIAN PACIFIC

WHAT’S INSIDE

Page
1	Chairman’s Message to Shareholders	68	Performance Graphs
3	Notice of Annual Meeting of Shareholders	71	Named Executive Officer Compensation for 2015
4	Summary	79	Compensation Details
6	General Information	83	Incentive Plan Awards
8	Business of the Meeting	88	Management Stock Option Incentive Plan
	1. Financial Statements	91	Pension Plan Benefits
	2. Appointment of Auditor	94	Nonqualified Deferred Compensation Table
	3. Advisory Vote to Approve Compensation of Named Executive Officers	96	Termination and Change in Control Benefits
		99	Security Ownership of Certain Beneficial Owners and Management
	4. Advisory Vote on Frequency of Say-on-Pay Vote
	5. Election of Directors	100	Indebtedness of Directors and Executive Officers
	6. Approval of Section 162(m) Incentive Plan	100	Directors’ and Officers’ Insurance
16	Questions and Answers About Voting and Proxies	100	Section 16(a) Beneficial Ownership Reporting Compliance
19	Statement of Corporate Governance
30	Nominees for Election to the Board	100	Shareholder Proposals
42	Directors’ Compensation	100	Advance Notice of Nominations
46	Board and Committees	100	Availability of Documents
52	2015 Executive Compensation	102	Directors’ Approval
53	2015 Performance Highlights	103	Schedule “A” – Audit Committee Terms of Reference
54	Statement of Executive Compensation
56	Compensation Discussion and Analysis	110	Schedule “B” – Comparator Group
57	Compensation Elements for Executive Officers	111	Schedule “C” – Director Independence
60	2015 Compensation and Performance	114	Schedule “D” – Full Text of Section 162(m) Incentive Plan
64	Other key compensation policies of the company

2016 MANAGEMENT PROXY STATEMENT 2

7550 Ogden Dale Road S.E.
Calgary, Alberta T2C 4X9

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
You are invited to the annual meeting of shareholders (the “Meeting”) of Canadian Pacific Railway Limited (“Canadian Pacific”).
The Meeting will be held at Four Seasons Hotel Toronto, Vinci Ballroom, 60 Yorkville Ave, Toronto, Ontario, M4W 0A4, at 1:00 p.m. (Eastern Daylight Time) on Wednesday, April 20, 2016.
The Meeting will cover:

1)	receipt of the audited consolidated financial statements for the year ended December 31, 2015;

2)	appointment of auditor;

3)	a non-binding advisory vote to approve the compensation of Canadian Pacific’s named executive officers;
4) a non-binding advisory vote on the frequency of Say-on-Pay votes;
5) election of directors;
6) approval of CP's Section 162(m) Incentive Plan; and

7)	consideration of other business as may properly come before the Meeting or any adjournment or postponement thereof.
Shareholders of record at the close of business on March 16, 2016 will be entitled to vote at the Meeting and are encouraged to participate either in person or by proxy.

/s/ Jeffrey J. Ellis

Jeffrey J. Ellis
Corporate Secretary
February 29, 2016
Calgary, Alberta

CANADIAN PACIFIC

SUMMARY
MEETING INFORMATION AND MAILING OF PROXY MATERIALS

Meeting Date and Time:        April 20, 2016, at 1:00 p.m. Eastern Daylight Time
Meeting Location:        Four Seasons Hotel Toronto, Vinci Ballroom,  60 Yorkville Ave, Toronto, Ontario
Record Date:             March 16, 2016
Mailing Date:             These materials are to be mailed to shareholders on or about March 20, 2016.

SHAREHOLDER VOTING MATTERS

Voting matter	Board Vote Recommendation	For more information see page
Appointing Deloitte LLP as auditor	For	8
Advisory vote to approve compensation of Named Executive Officers	For	8
Advisory vote on frequency of "say on pay" votes	Annual	8
Election of 9 directors	For each nominee	9
Approve CP's Section 162(m) Incentive Plan	For	9

OUR DIRECTOR NOMINEES
You will be electing a Board of 9 members. Each director is elected annually and individually and must meet our majority voting guidelines. Detailed information about each director’s background, qualification experience and areas of expertise can be found in the section entitled “Director Nominee Profiles”.

Name	Age	Director since	Position	Indep- endent	Committee memberships	Board and committee attendance 2015	Other current public boards
W.A. Ackman	49	May 17, 2012	CEO, Pershing Square Capital Management, L.P.	YES	Governance Finance	97%	1
J. Baird	46	May 14, 2015	Senior Advisor, Bennett Jones LLP, Former Federal Minister of Transport Canada	YES	Governance Compensation HSSE	93%	–
I. Courville	53	May 1, 2013	Chair of the Board of the Laurentian Bank of Canada	YES	Audit Compensation (Chair) HSSE	100%	3
K.E. Creel	47	May 14, 2015	President and COO	NO	HSSE	100%	–
E.H. Harrison	71	July 6, 2012	CEO	NO	HSSE	67%	–
R. MacDonald	62	May 17, 2012	Executive Chair, Just Energy Group Inc.	YES	Governance (Chair) Compensation	96%	1
A.R. Melman	68	May 17, 2012	President and CEO, Acasta Capital Inc., CEO Acasta Enterprises Inc.	YES	Audit Finance (Chair)	97%	1
M.H. Paull	64	January 26, 2016	Former Senior Executive Vice President and CFO of McDonald’s Corporation	YES	Audit (Chair)	N/A	2
A.F. Reardon	70	May 1, 2013	Retired Chairman and CEO, TTX	YES	Audit Finance	100%	–
 Note:

2016 MANAGEMENT PROXY STATEMENT 4

Mr. E.H. Harrison did not attend 1 scheduled Meeting and 4 unscheduled Meetings of the Board of Directors due to the completion of and recovery from a medical procedure during 2015. Mr. Harrison has otherwise attended all regularly scheduled and unscheduled Board of Directors Meetings.
CORPORATE GOVERNANCE
CP is committed to high standards of corporate governance. Several of our key governance strengths and actions are noted in the table below.
BOARD AND OTHER GOVERNANCE INFORMATION AS OF FEBRUARY 29, 2016

Size of Board	9
Number of Independent Directors	7
Average Age of Directors	59
Percentage of Female Directors	22%
Annual Election of Directors	Yes
Directors Elected Individually (rather than slate voting)	Yes
Majority Voting Guidelines for Directors	Yes
Separate Chair & CEO	Yes
Board Interlocks Guidelines	Yes
Share Ownership Guidelines for Directors and Executives	Yes
Board Orientation/Education Program	Yes
Number of Board Meetings Held in 2015	15
Code of Business Conduct and Ethics Program	Yes
Annual Advisory Vote on Executive Compensation	Yes
Formal Board Evaluation Process	Yes
Dual-Class Shares	No
Average Director Tenure	2.4 yrs

EXECUTIVE COMPENSATION
Philosophy and Compensation Components

Canadian Pacific is focused on a pay-for-performance approach for all non-union employees including our executives. In order to attract and retain top talent as well as to align the goals of the Company with employees, the Company offers a competitive compensation package.

•	Base Salary: positioned at the median of our comparator group, rewards the scope of a position

•	Annual Incentive: positioned to the median of our comparator group, encourages strong performance against yearly objectives

•	Long-Term Incentive: positioned at the median of our primary comparator group and 75th percentile of the secondary comparator group, aligns long-term interests
The mix of options and Performance Share Units ("PSUs") awarded under the long-term incentive plan drives multiple objectives. The vesting of performance share units depends on the achievement of targets and the realization of our strategic plan while stock options align the interests of management with the interests of shareholders in the creation of long-term shareholder value.

Best Practices
•	Share ownership requirements for the top 79 senior management employees
•	No single-trigger change in control benefits
•	Anti-hedging policy on equity
•	Clawback policy for senior executive compensation and stock option plan
•	Caps on annual bonus payouts and PSU payouts
•	Vesting criteria for PSUs fully aligned to long-term strategic plan
•	Equity hold period for CEO

CANADIAN PACIFIC

GENERAL INFORMATION

We are sending you this Proxy Statement (the “Proxy Statement”) to solicit proxies by the management of Canadian Pacific to be used at the annual meeting (the “Meeting”) of shareholders of Canadian Pacific to be held on April 20, 2016.

In this document “you” and “your” refer to the shareholders of Canadian Pacific; and “CP”, “Canadian Pacific”, the “Corporation”, the “Company” or “we”, “us” and “our” refer to Canadian Pacific Railway Limited and, where applicable, its subsidiaries; the “Board of Directors” or the “Board” refer to the board of directors of Canadian Pacific; and "Shares" refers to Common Shares in the Capital of Canadian Pacific Railway Limited. Unless otherwise noted, the information contained in this Proxy Statement is given as of February 29, 2016 and all dollar amounts used in this document are shown in Canadian dollars. Payments made in 2015 in United States dollars (“US$”) were converted into Canadian dollars using the Bank of Canada average exchange rate for 2015 of 1.2787 Canadian dollars per United States dollar.

The Meeting will be held at the Four Seasons Hotel Toronto, Vinci Ballroom,
60 Yorkville Avenue,
Toronto, Ontario M4W 0A4,
at 1:00 p.m. (Eastern Daylight Time)
on Wednesday, April 20, 2016

Changes to Presentation
In previous years, CP prepared our management proxy circulars for our annual meetings of shareholders in compliance with Canadian disclosure requirements, as permitted under the Canada-US multi-jurisdictional disclosure system (MJDS). CP is no longer a foreign private issuer pursuant to applicable US securities laws. Accordingly, this proxy statement has been prepared in compliance with the disclosure requirements under the rules of the US Securities & Exchange Commission (the "SEC") applicable to US domestic issuers, as well as in accordance with Canadian disclosure requirements. As a result, the disclosure in this proxy statement differs from the disclosure included in our management proxy circulars in prior years.

Forward-Looking Information
This Proxy Statement contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws relating, but not limited, to our operations, priorities and plans, anticipated financial performance, business prospects, planned capital expenditures, programs and strategies. This forward looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions, information and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words such as “anticipate”, “believe”, “expect”, “plan” or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and with the SEC in the United States. Reference should be made to "Item 1A - Risk Factors" and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information” in CP’s annual and interim reports on Form 10-K and 10-Q.

Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

2016 MANAGEMENT PROXY STATEMENT 6

Non-GAAP Measures
This Proxy Statement contains certain earnings measures have no standardized meanings prescribed by generally accepted accounting principles in the United States of America and, therefore, may not be comparable to similar measures presented by other companies, including adjusted operating ratio, adjusted diluted earnings per share and free cash flow, provided under the heading "2015 Executive Compensation - 2015 Performance Highlights". These measures are defined and reconciled under the heading "Non-GAAP Measures" in "Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations" of the Corporation's Annual Report on Form 10-K filed with the SEC on February 29, 2016.

CANADIAN PACIFIC

 BUSINESS OF THE MEETING
1. FINANCIAL STATEMENTS
The audited consolidated financial statements of Canadian Pacific for the year ended December 31, 2015, and the report of the auditor, will be placed before the shareholders at the Meeting. These audited consolidated financial statements form part of the Annual Report of Canadian Pacific, which was mailed to registered shareholders and to all non-registered shareholders who requested it. Additional copies of the Annual Report may be obtained from the Corporate Secretary of Canadian Pacific upon request. The Annual Report is also available online at www.cpr.ca or www.sedar.com.
2. APPOINTMENT OF AUDITOR
At Canadian Pacific’s annual meeting of shareholders held on May 14, 2015, Deloitte LLP was appointed as Canadian Pacific’s auditor. Deloitte was first appointed on May 12, 2011. For information regarding Deloitte's relationship with CP, including regarding independence and fees paid to Deloitte LLP for the years ended December 31, 2015 and 2014, refer to "Corporate Governance Matters – Audit Committee Disclosure” below.

The Board of Directors recommends that Deloitte LLP be appointed as Canadian Pacific’s auditor until the close of the next annual meeting of shareholders. Unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form, intend to vote FOR the appointment of Deloitte LLP as auditor of Canadian Pacific to hold office until the next annual meeting of shareholders at remuneration to be fixed by the Audit Committee. Representatives of Deloitte LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Vote Required for Approval
The appointment of Deloitte LLP as the Corporation’s auditor requires an affirmative vote of the Shareholders at the Meeting.
3. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Canadian Pacific is committed to providing shareholders with clear, comprehensive and transparent disclosure on executive compensation. For information on Canadian Pacific’s executive compensation, refer to “2015 Executive Compensation – Compensation Discussion and Analysis”.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a related US Securities and Exchange Commission (“SEC”) rule, we are providing shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named

Executive Officers (“NEOs”) as disclosed in this proxy statement, commonly known as “Say-on-Pay.”

The Management Resources and Compensation Committee has spent considerable time and effort recruiting top-level talent and developing our executive compensation program to fit extraordinary circumstances. The Board of Directors believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining world-class talent. We recognize that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing our NEOs. We have been successful in recruiting individuals with unique and demonstrated abilities to improve railway performance, and shareholders have enjoyed extraordinary results. We believe that our approach to executive compensation is fair and balanced, and creates incentives for our NEOs well-aligned with shareholders’ interests over the long term.

As this is an advisory vote, the results will not be binding upon the Board. However, when considering the Corporation’s approach to compensation for our NEOs, the Board will take into account the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

The Board of Directors recommends that shareholders vote FOR the resolution set out below and, unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form intend to vote FOR the following resolution:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders approve the compensation of the Named Executive Officers of Canadian Pacific as disclosed in the Corporation’s proxy statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) delivered in advance of the 2016 annual meeting of shareholders in accordance with the U.S. Securities and Exchange Commission’s compensation disclosure rules.”
Vote Required for Approval
In order to be approved, the advisory resolution on the compensation of our NEOs requires an affirmative vote of the majority of the votes duly cast at the Meeting.
4. ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote on a non-binding advisory resolution to determine whether the advisory shareholder vote on the compensation of

2016 MANAGEMENT PROXY STATEMENT 8

CANADIAN PACIFIC

our NEOs (a “Say-on-Pay vote”) will occur every one, two, or three years.

The proxy card provides shareholders with four choices (every ONE (1) YEAR, TWO (2) YEARS, or THREE (3) YEARS, or ABSTAIN). Shareholders are not voting to approve or disapprove the Board’s recommendation.
After careful consideration of the various arguments supporting each frequency level, the Board has determined that an annual Say-on-Pay vote is appropriate for the Corporation and its shareholders at this time.

As this is an advisory vote, the results will not be binding upon the Board. The outcome of this vote will not require the Board or the Management Resources and Compensation Committee to take any action regarding the frequency of future Say-on-Pay votes. However, the Board and the Management Resources and Compensation Committee value the opinions of the shareholders and will take into consideration the outcome of the vote when considering the frequency of future Say-on-Pay votes.

The Board of Directors recommends that shareholders vote to hold an advisory vote every ONE (1) YEAR and, unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form intend to so vote.
Vote Required for Approval
In order to be approved, the advisory resolution providing for an annual frequency of Say-on-Pay votes requires an affirmative vote of a plurality of the votes duly cast at the Meeting with respect to such frequency.
5. ELECTION OF DIRECTORS
Directors are elected annually by shareholders, each to hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed. Between shareholder meetings, the Board may appoint additional directors.

Our governing documents provide that our Board of Directors shall consist of a minimum of five and a maximum of 20 directors. The Corporate Governance and Nominating Committee (the “Governance Committee”), with the assistance of an external search consultant if necessary, identifies and recommends to the Board the proposed nominees for appointment or election at each annual meeting of shareholders consistent with criteria approved by the Board.

CP is committed to Board diversity. In determining qualified nominees for election as directors of CP, the Governance Committee takes into account diversity considerations such as gender, age, cultural heritage and regional representation of candidates in order to ensure that the Board reflects the gender, age, cultural and geographic representation of the regions in which CP operates.

Pursuant to a resolution of the Board of Directors, 9 persons are to be elected as directors at the Meeting, each to hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed.

The appointees named in the proxy are officers of CP who intend to vote at the Meeting FOR the election of the nominees whose names are set out below, unless specifically instructed on the proxy to withhold such vote. If, prior to the Meeting, any of the listed nominees becomes unable or unwilling to serve, the persons named in the proxy will have the right to use their discretion in voting for such other properly qualified nominees. The persons named in the section “Nominees for Election to the Board” (the “Nominees”) will be presented for election at the Meeting.

The Board recommends that you vote FOR each of the Nominees. Unless otherwise instructed, the persons designated in the form of proxy and the voting instruction form intend to vote FOR the election of the Nominees. If, prior to the Meeting, any of the Nominees becomes unable or unwilling to serve, the persons designated in the form of proxy or voting instruction form will have the right to use their discretion in voting for such other properly qualified nominees.
Vote Required for Approval
The 9 Nominees receiving the highest number of
FOR votes cast in person or by proxy at the
Meeting will be elected to the Board.
6. APPROVAL OF SECTION162(m) INCENTIVE PLAN
On December 16, 2015, the Board approved the adoption by Canadian Pacific of the Canadian Pacific Railway Limited Section 162(m) Incentive Plan (the "Section 162(m) Incentive Plan") and now submits the Section 162(m) Incentive Plan for shareholder approval. The Board approved the Section 162(m) Incentive Plan in connection with our becoming a U.S. domestic issuer in order to preserve certain U.S. compensation deductions in respect of remuneration paid to certain employees, as described below.

The purpose of Canadian Pacific's incentive program, including the Section 162(m) Incentive Plan, is to provide clear links between our long-term strategy, business plans, and executive compensation, in order to align the interests of management with those of our shareholders, and for us to be competitive in attracting and retaining top talent.

The Section 162(m) Incentive Plan is intended to allow us to continue granting equity and cash awards under our existing plans (the “Sub-Plans”), while allowing us to

2016 MANAGEMENT PROXY STATEMENT 9

CANADIAN PACIFIC

designate awards that will qualify as “performance-based compensation” under Section 162(m) of the U.S. Internal Revenue Code of 1986 (the "Code"). Section 162(m) of the Code generally limits the annual U.S. federal income tax deduction that a company may take for compensation of covered employees, consisting of the company's CEO and the next three highest compensated executive officers other than the CEO and the CFO who are serving at the end of the year. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. One such requirement is that the material terms pursuant to which the performance-based compensation is to be paid must be disclosed to and approved by the shareholders. Accordingly, shareholder approval of the Section 162(m) Incentive Plan is intended to allow us to make grants of performance-based compensation paid to covered officers under the Section 162(m) Incentive Plan that will qualify as performance-based compensation under Section 162(m) of the Code.

Upon shareholder approval of the Section 162(m) Incentive Plan, we will continue to grant cash and equity awards under our existing plans (i.e., the Sub-Plans), as described in this Proxy Statement. However, awards to covered employees that are intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted instead under the Section 162(m) Incentive Plan. Failure of the shareholders to approve the Section 162(m) Incentive Plan will not restrict our ability to continue to grant cash and equity awards to covered employees under the Sub-Plans; however, our compensation deductions in respect of such covered employees could become limited under Section 162(m) of the Code.

The following is a summary of certain terms and conditions of the Section 162(m) Incentive Plan as adopted by the Board of Directors. This summary is qualified in its entirety by reference to the Section 162(m) Incentive Plan, which is attached as “Schedule D” to this Proxy Statement. You are encouraged to read the full Section 162(m) Incentive Plan. For purposes of clarity, the following summary also describes certain provisions of our Sub-Plans; however, our Sub-Plans are not being submitted for shareholder approval.
Administration
The Management Resources and Compensation Committee (the "Compensation Committee"), or a subcommittee thereof if required by Section 162(m) of the Code, administers the Section 162(m) Incentive Plan and has the sole authority to (i) designate participants; (ii) determine the type, size, terms, and conditions of awards to be granted; (iii) determine the method by which an award may be settled, exercised, canceled, forfeited, or suspended; (iv) determine circumstances for automatic and elected deferral of award payment; (v) interpret, administer, and correct any defect in the Section 162(m) Incentive Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as appropriate for administration of the Section 162(m) Incentive Plan; (vii) accelerate the vesting, delivery, or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, awards; and (viii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Section 162(m) Incentive Plan. The Compensation Committee may delegate all or any portion of its responsibilities to any one or more of its members or members of the Board of Directors, provided that such delegation is compliant with Section 162(m) of the Code.
Eligibility
Any individual currently eligible to receive awards under our Sub-Plans who is selected by the Compensation Committee is eligible to receive an award under the Section 162(m) Incentive Plan. The Compensation Committee (or a subcommittee thereof) or its delegate has the sole and complete authority to determine who will be granted an award under the Section 162(m) Incentive Plan.
Fair Market Value
The Section 162(m) Incentive Plan provides that, with respect to an award under the plan, fair market value will have the meaning ascribed to it in the Sub-Plan under which the award is granted. If fair market value is not defined in the Sub-Plan, then the Compensation Committee shall determine fair market value in good faith.
Grant Limits
Pursuant to the Section 162(m) Incentive Plan, CP is subject to the following limitations with respect to awards made thereunder: (i) no more than 3,000,000 Shares pursuant to grants of stock options (“Options”) or Stock Appreciation Rights ("SARs") may be granted to any single person in any single fiscal year; (ii) no more than 3,000,000 Shares may be delivered in respect of awards granted to any person or, in the event that such award is paid in cash, other securities, other awards, or other property, no more than the fair market value of 3,000,000 Shares on the last day of the performance period to which such award relates; and (iii) the maximum amount that can be paid to any individual person for a single fiscal year during a performance period pursuant to an award denominated in cash is US$12,000,000.
Change in Capitalization
In the event of any dividend (other than regular cash dividends) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off,

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combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a change in control) that affects the Shares, or unusual or nonrecurring events (including, without limitation, a change in control) affecting the Company, its affiliates, or the financial statements of the Company or its affiliates, or changes in applicable law or circumstances, such that in any case an adjustment is determined by the Compensation Committee to be necessary or appropriate, then the Compensation Committee shall make any adjustments that it deems equitable, subject to the applicable regulatory and stock exchange approvals. Such adjustments may be to the limitations on awards under the Section 162(m) Incentive Plan described above, the terms of any existing award under the Section 162(m) Incentive Plan, or actions permitted under the applicable Sub-Plan in respect of awards granted under such Sub-Plan.
Types of Awards
The Section 162(m) Incentive Plan permits the grant of (i) Options and SARs under the MSOIP (as defined in this Proxy Statement), (ii) PSUs, under our Performance Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited (the “PSU Plan”), (iii) Deferred Share Units ("DSUs"), under our Canadian Pacific Railway Limited Senior Executives’ Deferred Share Unit Plan (the “DSU Plan”), (iv) Restricted Share Units ("RSUs"), under our Restricted Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited (the “RSU Plan”), and (v) cash bonus awards, under our STIP (as defined in this Proxy Statement).

Options
Options issued pursuant to the Section 162(m) Incentive Plan and the terms of the MSOIP are intended to meet the requirements of Section 422 of the Code, have an exercise price of no less than 100% of market price on the grant date, and have a term of no more than ten years. Detailed information regarding the MSOIP is provided below under the heading "2015 Executive Compensation - Incentive Plan Awards - Management Stock Option Incentive Plan". As of the close of trading on February 26, 2016, the trading price of our Shares on the NYSE, in respect of which Options may be granted, was USD$120.80.

SARs
SARs granted under the MSOIP entitle the grantees to receive an amount equal to the difference between the market price of CP’s Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the market price of a Share on the grant date), multiplied by the number of Shares subject to the

SAR. Payment to a participant upon the exercise of a SAR may be in cash or Shares.

PSUs
PSUs are granted to employees under the PSU Plan based on performance measures and targets set by the Board of Directors at the beginning of each performance period. If, at the end of the performance period, the applicable targets are achieved, PSUs vest and are paid out in cash or, at the CEO’s discretion, in Shares. If performance targets are not achieved at the end of the performance period, the applicable PSUs expire and are not paid out. Payment in respect of PSUs at the end of a performance period ranges from 0% to 200% depending on the Corporation’s performance. Detailed information regarding our PSUs is provided below under the heading 2015 Executive Compensation - 2015 Compensation and Performance - LTIP.

DSUs
At an executive’s election, deferred share units are awarded under the DSU Plan in lieu of a cash payout under our short-term incentive plan, in order to facilitate achievement of our share ownership requirements. DSUs are settled six months following termination of employment. Detailed information regarding our DSUs is provided below under the heading "Compensation Details - Pension Plan Benefits - Deferred Compensation Plans".

RSUs
RSUs granted under the RSU Plan entitle a grantee to receive a payment equal to the fair market value of a Share on the settlement date, multiplied by the number of Shares subject to the RSU. Payment upon settlement of an RSU is made in cash.

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CANADIAN PACIFIC

Cash Bonus Awards
Cash bonuses are awarded under our STIP (as defined in this Proxy Statement), which provides an opportunity for employees to earn an annual cash award based on the achievement of corporate targets and specific individual performance objectives. Employees are required to set individual performance objectives annually, and the individual component of the STIP is based on achievement of these and other pre-determined goals set prior to the performance year, which reflect the strategic and operational priorities critical to each executive’s function. Each goal has a metric for minimum, target and maximum achievement.

An employee’s payout on the individual component of the STIP may be zero or range from 50% to 200%. Any award payable under the individual component is subject to a minimum level of corporate performance, which is set annually by the Board. No award under the STIP is paid unless this minimum corporate hurdle is achieved. Assessment of individual performance against objectives is conducted through semi-annual performance reviews. The Compensation Committee also considers safety as part of its overall assessment of performance; safety is treated as an integral part of each employee’s responsibility in addition to forming part of the operations teams’ individual objectives.

Detailed information regarding the STIP is provided below under the heading "2015 Compensation and Performance - STIP".
Performance Criteria
The Compensation Committee may grant any award (including cash bonuses) under the Section 162(m) Incentive Plan subject to performance criteria such that the award is intended to qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee may establish these criteria with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, or gross profit or gross profit growth;

•	net operating profit or net operating income (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization on an adjusted or unadjusted basis (including EBIT and EBITDA);

•	gross or net operating margins or ratios;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets or cost reduction goals, general and administrative expense savings;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	enterprise value;

•	shareholder return;

•	customer retention;

•	competitive market metrics;

•	employee retention;

•
objective measures of personal targets, goals, or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets);

•	cost of capital, debt leverage year-end cash position, or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any one or more of these performance criteria may be stated as a percentage of other performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative, or adjusted basis to measure the performance of the Company and one or more of its affiliates as a whole or any divisions or operational or business units, product lines, brands, business segments, and/or administrative departments of the Company and one or more of its affiliates or any combination thereof, as the Compensation Committee may deem appropriate. Any of the above criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Compensation Committee deems appropriate, or as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting, delivery, and exercisability of any award based on the achievement of performance goals established pursuant to the performance criteria specified above. To the extent required under Section 162(m) of the Code, the Compensation Committee shall, within the first 90 days of a performance period (or within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the

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performance criteria it selects to use for such performance period. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the applicable performance goals established with respect to the award have been achieved. In determining the actual amount of an individual’s award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee may reduce or eliminate the award earned consistent with Section 162(m) of the Code.

The Compensation Committee may also specify adjustments or modifications (to the extent that doing so would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a performance goal for a performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) material events or transactions that are of an unusual nature, or of a type that indicates infrequency of occurrence, or both, as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable Sub-Plan or award agreement, a recipient of an award intended to qualify as performance-based compensation shall be eligible to receive payment in respect of such award only to the extent that (i) the performance goals for the applicable performance period are achieved, and (ii) all or some of the portion of such award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the Section 162(m) Incentive Plan) to such performance goals.
Amendments
The Section 162(m) Incentive Plan will have a term of ten years. The Board of Directors may amend, suspend, or terminate the plan at any time, subject to shareholder approval if necessary to comply with any tax, NYSE, TSX, or any other applicable regulatory requirement or as otherwise required by the terms of the plan.

For the avoidance of doubt, the Board of Directors may make changes to the Section 162(m) Incentive Plan that do not require the approval of shareholders, which may include, but are not limited to (i) any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the plan, correct or supplement any provision under the plan that is inconsistent with any other provision of the plan, correct any grammatical or typographical errors, or amend the definitions in the plan regarding administration of the plan; (ii) amend the vesting provisions of the plan, Sub-Plan, or any award agreement; (iii) any amendment respecting the administration of the plan; and (iv) any amendment necessary to comply with applicable law or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Shares or any other regulatory body having authority over the Company, the plan, the participants in the plan, or the Company’s shareholders.

The Board of Directors will be required to obtain shareholder approval for the following amendments to the Section 162(m) Incentive Plan: (i) an extension of the term of an award benefiting an insider of the Company, except in the case of an extension due to a blackout period; (ii) any amendment that increases the limits on awards that may be granted to any individual, except as otherwise provided in the plan;(iii) a change to the persons eligible to receive awards under the plan, including a change that would have the potential of broadening or increasing participation by insiders of the Company; (iv) any amendment requiring the approval of the Company’s shareholders under applicable laws or the applicable requirements of the NYSE, the TSX, or any other national securities exchange on which the Shares are listed or quoted; and (v) any amendment to the amending provisions of the plan.

The Compensation Committee may, to the extent consistent with the terms of any Sub-Plan or award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any award theretofore granted or the associated Sub-Plan and award agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted shall not to that extent be effective without the consent of the affected participant unless the Compensation Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination either is required or advisable in order for the Company, the plan, or the award to satisfy any applicable law or regulation; provided, further, that without shareholder approval, except as otherwise permitted under the plan, (i) no amendment or

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modification may reduce the exercise price of any Option or SAR, (ii) the Compensation Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower exercise price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the Compensation Committee may not cancel for consideration any outstanding Option or SAR that has a per-share exercise price at or above the fair market value of a Share on the date of cancellation, and (iv) the Compensation Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable national securities exchange on which the Share is listed or quoted.
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Section 162(m) Incentive Plan and the disposition of Shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address non-U.S., state, local, and payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirements of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, Shares acquired through the exercise of an incentive stock option cannot be disposed of before the later of: (i) two years from the date of grant of the option; and (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options; however, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the Shares before the earlier of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an incentive stock option disposes of those Shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Share on the date of exercise or the amount realized on the subsequent disposition of the Shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for Shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess Shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised Shares over the option exercise price paid at the time of exercise and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of Shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such Shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units, Performance Share Units, and Deferred Share Units. A participant will not be subject to tax upon the grant of a restricted stock unit award, a performance share unit award or a deferred share unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, performance share unit award or a deferred share unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to

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the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The Section 162(m) Incentive Plan is intended to satisfy an exception with respect to grants of Options and SARs to covered employees. In addition, the Section 162(m) Incentive Plan is designed to permit certain awards of restricted stock units, performance share units, deferred share units, and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE SECTION 162(m) INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
Awards under the Section 162(m) Incentive Plan will be determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the type or quantify the number of awards that will be made to any one or more directors, employees, or other service providers in the future under the Section 162(m) Incentive Plan. However, on January 22, 2016, in connection with the Board’s approval and adoption of the Section 162(m) Incentive Plan, the Compensation Committee approved grants of 58,669 Options and on February 23, 2016 approved grants of 15,721PSUs to certain employees as part of its regular long-term incentive program award cycle, subject to the receipt of shareholder approval of the Section 162(m) Incentive Plan. These awards are summarized in the table below, and are expected to be granted as soon as practicable following shareholder approval of the Section 162(m) Incentive Plan.

Name and Position	Options (#)	PSU Units (#)
Laird Pitz (Named Executive Officer)	7,235	1,942
All Other Executive Officers	35,754	9,577
All Other Employees	15,680	4,633

The Board recommends that you vote FOR the approval of the Section 162(m) Incentive Plan (the "Section 162(m) Incentive Plan Resolution"). Unless otherwise instructed, the persons designated in the form of proxy and the voting instruction form intend to vote FOR the approval of the Section 162(m) Incentive Plan Resolution.

The text of the Section 162(m) Incentive Plan Resolution to be submitted to shareholders at the Meeting is set forth below:

“RESOLVED THAT the Section 162(m) Incentive Plan be and is hereby authorized and approved as an incentive plan of the Corporation.”
Vote Required for Approval
In order to be approved, the Section 162(m) Incentive Plan requires an affirmative vote of a majority of the votes duly cast at the Meeting.

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CANADIAN PACIFIC

 QUESTIONS AND ANSWERS ABOUT VOTING AND PROXIES
Please carefully read this section, as it contains important information regarding how to vote your common shares of the Corporation (“Shares”). Canadian Pacific has sent or caused to be sent forms of proxy to the Corporation’s registered shareholders and voting instruction forms and, in some cases, forms of proxy, to the Corporation’s non-registered shareholders.
What is the purpose of the Meeting?
At the Meeting, you will be asked to vote on the following matters:

•	the appointment of Deloitte LLP as the Corporation’s auditor;

•	in an advisory, non-binding capacity, the Corporation’s compensation of its NEOs and the frequency of "say-on-pay" votes;

•	the approval of the Section 162(m) Incentive Plan Resolution; and

•	the election of directors.
How does the Board recommend that I vote?
The Board recommends that you vote FOR the appointment of Deloitte LLP as the Corporation’s auditor, FOR the resolution to approve CP's compensation of its NEOs and annual "say-on-pay" votes, FOR the approval of the Section 162(m) Incentive Plan Resolution, and FOR each of the Nominees. For more information on the Nominees, refer to “Nominees for Election to the Board”.
Where and when is the Meeting?
The Meeting will be held at the Four Seasons Hotel Toronto, Vinci Ballroom,  60 Yorkville Ave, Toronto, Ontario at 1:00 p.m. (Eastern Daylight Time) on Wednesday, April 20, 2016. For information regarding voting in person at the Meeting see “How do I vote if I am a REGISTERED shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?”.
How many Shares are outstanding and who are the Corporation’s Principal Shareholders?
As of February 26, 2016, there were 153,021,661 Shares issued and outstanding. Each Share carries one vote on each matter voted upon at the Meeting.

Only holders of Common Shares of record at 5:00 p.m. on March 16, 2016 (the "Record Date") will be entitled to receive the Notice and to exercise the voting rights attached to the Common Shares in respect of which they are so registered at the Meeting, or any adjournment thereof, if present or represented by proxy.
For information regarding the ownership of certain individuals, including directors and officer of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management".

What vote is required to elect directors?
At the Meeting, 9 directors will be elected. The 9 Nominees receiving the highest number of FOR votes cast in person or by proxy at the Meeting will be elected to the Board.
Who is entitled to vote at the Meeting?
The Board has fixed March 16, 2016 as the Record Date for the purpose of determining shareholders entitled to receive the Notice of Annual Meeting of Shareholders (the “Notice”) and to vote at the Meeting or any adjournment or postponement thereof, either in person or by proxy. Only shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting. Each shareholder is entitled to one vote for each Share held.
Who is soliciting my proxy and how do I appoint a proxyholder?
Management of Canadian Pacific is soliciting your proxies in connection with this Proxy Statement and the Meeting. The cost of this solicitation will be borne by the Corporation. Proxies will be solicited by mail, in person, by telephone or by electronic communications. Canadian Pacific has retained Kingsdale Shareholder Services, (“Kingsdale”) located at the Exchange Tower, 130 King Street West, Suite 2950, Toronto, Ontario, M5X 1E2 to assist with our communications with shareholders and solicitation of proxies. In connection with these services, Kingsdale will receive an initial fee of $60,000. In addition, Kingsdale will be reimbursed for disbursements and out-of-pocket expenses, as well as an additional $8 fee for each telephone call to or from Canadian Pacific shareholders and additional fees as determined by Canadian Pacific and Kingsdale.
Shareholders wishing to be represented by proxy at the Meeting must deposit a properly executed proxy with the Corporation or its agent, Computershare Investor Services Inc. (“Computershare”), or Kingsdale, not less than 24 hours prior to the time fixed for holding the Meeting (or any adjournment thereof). The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. All Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly.
If I do not provide management with instructions in my proxy, how will my Shares be voted?
Shareholders who have appointed a named appointee of management to act and vote on their behalf, as provided in the enclosed form of proxy or voting instruction form, and who do not provide instructions concerning any matter identified in the Notice, will have the Shares represented by such form of proxy or voting instruction form voted FOR the appointment of Deloitte LLP as the Corporation’s auditor, FOR the resolution to approve

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Corporation’s NEO compensation; for ANNUAL "say-on-pay" votes, FOR the approval of the Section 162(m) Incentive Plan Resolution, and FOR each of the Nominees.
The enclosed form of proxy or voting instruction form to be used in connection with the Meeting also confers discretionary authority on the person or persons named to vote on any amendment or variation to the matters identified in the Notice and on any other matter properly coming before the Meeting. As of February 29, 2016, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person or persons named on the enclosed form of proxy or voting instruction form.
How do I vote if I am a REGISTERED shareholder?
You are a registered shareholder if your name appears on your Share certificate. If this is the case, this Proxy Statement will be accompanied by a form of proxy. If you are a registered shareholder, there are two ways, listed below, that you can vote your Shares:
1) Voting by Proxy
You may appoint the management appointee or someone else that need not be a shareholder to vote for you as your proxyholder by using the enclosed form of proxy. A shareholder has the right to appoint a person or company other than the named appointee of management to represent such shareholder at the Meeting. To appoint a person or company other than the named appointee, write the name of the person or company you would like to appoint in the space provided.
You may vote using any of the methods outlined on the form of proxy.
2) Voting in Person
As a registered shareholder, you may exercise your right to vote by attending and voting your Shares in person at the Meeting. Upon arriving at the Meeting, report to the desk of our registrar and transfer agent, Computershare, to sign in and revoke any proxy previously given. You do not need to complete or return your form of proxy if you intend to vote at the Meeting.
To be valid, a proxy must be signed by the shareholder or his or her attorney authorized in writing. There are several ways to submit your form of proxy which are indicated on the form of proxy. Carefully review your form of proxy for these instructions.
How do I vote if I am a NON-REGISTERED shareholder?
If your Shares are not registered in your name and are held in the name of a nominee such as a trustee, financial institution or securities broker, you are a non-registered shareholder. If your Shares are listed in an account statement provided to you by your broker, those Shares will, in all likelihood, not be registered in your name.
Such Shares will more likely be registered under the name of your broker or an agent of that broker. Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting Shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting Shares for the broker’s client with respect to the non-binding advisory vote on the Corporation’s compensation of its NEOs, the approval of the Section 162(m) Incentive Plan Resolution and the election of directors, but may vote such Shares with respect to the appointment of Deloitte LLP.
If you are a non-registered shareholder, there are two ways, listed below, that you can vote your Shares:
1) Giving Your Voting Instructions
Your nominee is required to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or have already received, from your nominee either (i) a voting instruction form for completion and execution by you, or (ii) a form of proxy for completion by you, executed by the nominee and restricted to the number of Shares owned by you. These procedures are to permit non-registered shareholders to direct the voting of the Shares that they beneficially own.
Each nominee has its own procedures which should be carefully followed by non-registered shareholders to ensure that their Shares are voted at the Meeting. Please contact your nominee for instructions in this regard. You may vote using any of the methods outlined on the voting instruction form or form of proxy.
2) Voting in Person
If you wish to vote in person at the Meeting, insert your own name in the space provided on the voting instruction form or form of proxy to appoint yourself as proxyholder and follow the instructions of your nominee.
Non-registered shareholders who instruct their nominee to appoint themselves as proxyholders should, at the Meeting, present themselves to a representative of Computershare. Do not otherwise complete the voting instruction form or form of proxy sent to you as your vote will be taken and counted at the Meeting.
How will Shares held in the Corporation’s employee share purchase plan be voted?
Employees of the Corporation are eligible to participate in an employee share purchase plan (“ESPP”) under which they purchase Shares. Shares held by participants under the ESPP (“ESPP Participants”) are held in a custodial account until such time as the Shares held by ESPP Participants are withdrawn from the ESPP pursuant to its terms and conditions.

CANADIAN PACIFIC

Voting rights attached to Shares held by ESPP Participants may be exercised through the use of a voting instruction form, which provides instructions regarding the voting of Shares held by ESPP Participants. ESPP Participants will have received this Proxy Statement together with the voting instruction form, or advice as to the availability of these documents electronically, from the Corporation’s registrar and transfer agent, Computershare.
Shares held by ESPP Participants will be voted in accordance with the instructions received from the employee.
If I change my mind, can I revoke or change my proxy once I have given it?
Yes. A shareholder may revoke a proxy by depositing an instrument in writing executed by such shareholder or by such shareholder’s attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either at the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, or with the Chairman of the Meeting on the day of the Meeting, or by an adjournment or postponement of the Meeting, or in any other manner permitted by law.
In addition to any other manner permitted by law, a shareholder may change a previously submitted proxy or voting instruction by submitting a new proxy or conveying new voting instructions by any of the means described under “How do I vote if I am a REGISTERED shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?”, as applicable. Non-registered shareholders must ensure that any change in voting instructions is communicated to the applicable nominee sufficiently in advance of the time of voting at the Meeting. Non-registered shareholders who have voted and who wish to change their voting instructions should contact their nominee promptly if assistance is required.

What is the latest time that I can submit my form of proxy or voting instruction form?
To be effective, your proxy must be received not less than 24 hours prior to the time fixed for holding the Meeting (or any adjournment thereof). The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.
The Corporation reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.
How will votes be tabulated?
Proxies will be counted and tabulated by the Corporation’s registrar and transfer agent, Computershare. Computershare maintains the confidentiality of individual shareholder votes. However, proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.
Whom should I contact if I have questions?
If you have any questions about the information contained in this document or require assistance in completing your form of proxy or voting instruction form, please contact Kingsdale, located at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario, M5X 1E2, or by telephone at North American Toll Free: 1-866-879-7649, Outside North America, Banks and Brokers Call Collect: 416-867-2272 or by email at contactus@kingsdaleshareholder.com.
How may I contact the registrar and transfer agent?
You may contact Computershare, Canadian Pacific’s registrar and transfer agent, by telephone, Internet or mail, as follows: by telephone 1-877-4-CP-RAIL / 1-877-427-7245 (within Canada and the United States) between the hours of 8:30 a.m. and 8:00 p.m. Eastern, or 1-514-982-7555 (international direct dial); by internet at www.investorcentre.com/cp, by mail addressed to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario, M5J 2Y1.

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STATEMENT OF CORPORATE GOVERNANCE

•	CP’s Board is dedicated to maintaining the highest standards of corporate governance and to nurturing a culture of good business ethics and corporate governance throughout the organization
•	CP’s philosophy is that effective governance involves more than policies, procedures and protocols; it must be ingrained in the everyday business practices of all those who work for CP
The Board and management believe that good corporate governance practices are essential to the effective management of CP and to the protection of its investors, employees and other stakeholders. The Board has developed Corporate Governance Principles and Guidelines (“Governance Guidelines”), available on our website at www.cpr.ca, which set out the Corporation’s governance standards and requirements. CP’s corporate governance practices fully comply with the requirements of the Canadian Securities Administrators (“CSA”) National Policy 58-201 Effective Corporate Governance, item 407 of Regulation S-K and the corporation governance guidelines of the New York Stock Exchange.
BOARD OF DIRECTORS

•	All current directors are independent, with the exception of the CEO and President and COO
•	The roles of Chairman and CEO are separate
•	There are no interlocking directorships at other public companies

Independent Directors
The Board has adopted standards for director independence, which are provided in Schedule “C” of this Proxy Statement. The Board annually conducts a comprehensive assessment of each of its members as against these standards and has determined that a majority of the directors of CP have no material relationship with CP and are independent.
Mr. Harrison is not independent by virtue of the fact that he is CEO of the Corporation. Mr. Keith Creel is not independent by virtue of the fact that he is President and COO of the Corporation.

The following table indicates which of the current Board members are independent:

Name	Independent (no material relationship)	Not Independent	Reason for Not Independent Status
W.A. Ackman	✓
J.R. Baird	✓
I. Courville	✓
K.C. Creel		✓	President and COO of the Corporation
E.H. Harrison		✓	CEO of the Corporation
R. MacDonald	✓
A.R. Melman	✓
M.H. Paull	✓
A.F. Reardon	✓
Other Board Memberships and Interlocks
Several of the directors of CP are also directors of other public companies. A table showing the memberships of the Director Nominees is set out under “Nominees for Election to the Board – Directors of Other Public Companies”. The Corporate Governance and Nominating Committee (the "Governance Committee") considers it to be good governance to avoid interlocking relationships if possible. No CP Board Members sit on the same board of directors of any outside public company.
Executive Sessions
The independent directors met in executive sessions without management present at each of the regular meetings of the Board in 2015. Each regularly scheduled meeting of the Board, the Audit Committee and the Compensation Committee includes at least one executive session at the beginning and/or end of each meeting. Other standing committees determine at each regularly scheduled and ad-hoc meeting whether an executive session is necessary . At each executive session, the Chairman of the Board or the independent Chair of the applicable committee presides over the executive session.
Independent Chair
The Chairman of the Board, Mr. Reardon, is an independent director. He has served as Chairman of the Board since July 20, 2015.
Director Attendance
Each director is expected to attend each meeting of the Board and the Board committees of which he or she is a member. The attendance record of each incumbent Nominee for all Board and committee meetings held in

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2015 is set out below under “Nominees for Election to the Board – Director Attendance”. In addition, regularly scheduled Board and committee meetings are held sequentially and all directors are invited to attend each of the committee meetings.
Access to Independent Advisors
The Board and its committees have the authority to retain independent financial, legal, compensation and other advisors.
Communications and Shareholder Engagement
The Board welcomes engagement with its shareholders and encourages them to express their views. Interested parties may communicate directly with Mr. Andrew Reardon, the independent Chairman of the Board of Directors, by writing to him at the following address, and all communications received at this address will be forwarded to him:
c/o Office of the Corporate Secretary
Canadian Pacific
7550 Ogden Dale Road S.E.
Calgary, Alberta
T2C 4X9
Shareholders and others may also contact any director by mailing correspondence in care of the Office of the Corporate Secretary at the above address. Communications by e-mail should be sent to shareholder@cpr.ca.
CP’s shareholder and investor relations personnel also provide information to, and respond to inquiries from, shareholders and other stakeholders, in accordance with the parameters set forth in the Disclosure and Insider Trading/Reporting Policy and the directions of the Board, senior management and CP’s Disclosure Policy Committee. They can be reached at shareholder@cpr.ca and investor@cpr.ca, respectively.
BOARD MANDATE

•	CP’s Board of Directors represents company, shareholder and other stakeholder interests
•	The Board is responsible for CP’s long-term strategic direction, succession plans for senior officers and risk management oversight
The Board has adopted the Corporate Governance Principles and Guidelines which provide that the Board is the ultimate decision-making authority within the Corporation, except with respect to those matters, including the election of directors, which are reserved to shareholders. As the Board has plenary power, its Terms of Reference, found at www.cpr.ca are intended not to limit the power of the Board but to assist it in the exercise of its powers and the fulfillment of its duties.

Strategic Planning
The Board oversees the development, execution and fulfillment of CP’s strategic goals. This responsibility includes a strategic planning process whereby, prior to approval by the Board of CP’s multi-year strategic plan (the “Strategic Plan”): (i) the Finance Committee reviews and makes recommendations on the financial aspects of, and strategic options and opportunities associated with, the Strategic Plan; and (ii) the Board as a whole reviews management's proposed strategy, plans and objectives within the Strategic Plan that support continuous improvement in operating performance. As part of these reviews, the Finance Committee and Board consider and discuss the key issues, assumptions, risks, opportunities and strategies that relate to the development and implementation of the Strategic Plan.
One Board meeting per year is specifically set aside for a substantial strategic planning session in which the Board reviews and discusses the Strategic Plan developed by management, following which the Board provides its approval. As part of this, the Board considers CP’s major opportunities, priorities and the risk impact of the Strategic Plan, and reviews and approves CP’s financial objectives, including significant capital allocations. Subsequently, it oversees the implementation of the Strategic Plan and monitors CP’s performance against the plan.
Succession Planning
The Board and the Compensation Committee are actively engaged in the succession planning processes. A detailed and documented process exists which includes reviewing the depth and diversity of succession pools for the CEO, COO, CFO and other key leadership roles. The Compensation Committee and Board review at least annually the Corporation’s leadership and development strategies, succession plans for key leadership roles, as well as plans and programs for the assessment and development of senior talent.
The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These individuals make presentations to the Board and are invited to functions where they can interact with directors more informally.
The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on the structure and reporting relationships of senior management, the appointment of persons to the rank of Vice-President and above, and the leadership development of senior management.
Oversight of Risk Management
The Board has oversight responsibility for material risks associated with CP’s business. This includes taking reasonable steps to confirm that management has an effective risk management structure in place to identify,

2016 MANAGEMENT PROXY STATEMENT 20

understand and appropriately manage the risks of the business. All Committees of the Board have a role in risk oversight, as follows:

•
the Audit Committee assists the Board with the identification of the principal risks of the Corporation’s business and ensures the implementation of appropriate risk assessment and risk management policies and processes to manage these risks. The Audit Committee also (i) discusses risk assessment and risk management policies and processes to be implemented for the Corporation, reviews with management and the Corporation’s internal auditors the effectiveness and efficiency of such policies and processes and their compliance with other relevant policies of the Corporation, and makes recommendations to the Board with respect to any outcomes, findings and issues arising in connection therewith; (ii) reviews management’s program to obtain appropriate insurance to mitigate risks; and (iii) oversees risks that may have a material impact on the Corporation’s financial statements.

•
the Compensation Committee reviews the Corporation’s compensation plans with the view towards not encouraging excessive or undue risk taking, and oversees the identification, consideration and management of risks associated with the Corporation’s compensation philosophy and programs, and reviews disclosure on: (i) the role of the committee and the Board in that regard; (ii) the practices used to identify and mitigate any such risks (particularly inappropriate or excessive risks); and (iii) any risk identified as part of the compensation philosophy and programs which is reasonably likely to have a material adverse effect on the Corporation.

•
the Governance Committee monitors the Board oversight of enterprise risk management and develops, monitors, and reports to the Board regarding a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new directors in order to add value to the Corporation.

•	the Finance Committee oversees financial risks and contingent exposure that may have a material impact on the Corporation including oversight of the Corporation’s pension plans and mergers.

•
the Board as a whole oversees risks related to business operations, health, safety, security and environment, and reviews and discusses directly, the key issues, assumptions, risks, opportunities and strategies related to the development and implementation of the Corporation's operations.

RISK OVERSIGHT
Overall responsibility for risk oversight at CP and responsible for strategic business risks, risks related to health, safety, security and the environment, and operational risks, including relating to implementation of business plans and opportunities, rail plans and disaster planning.

Audit		Compensation		Finance		Governance
•	Monitors risks that may have a material effect on financial disclosure	•	Oversees compensation risk, talent management risk, succession risk, labour relations risk and pandemic risk	•	Oversees financial risks	•	Oversees enterprise risk management oversight by the Board and its committees
•	Reviews insurance program to mitigate risk			•	Oversees pension plan funded status and investment policies and procedures

						•	Oversees ethics and compliance risk
				•	Oversees mergers and acquisitions risk
Internal Controls and Certification
The Board and its Audit Committee oversee the integrity of the internal control and management information systems of the Corporation and its subsidiaries, which are designed, monitored and periodically reviewed by the CEO, the CFO, the Vice-President and Controller, and are also periodically reviewed the Internal Audit Department. Such systems are also examined periodically by CP’s external auditor. On a quarterly basis, all senior officers are required to review the operation of the key internal controls within their respective areas of responsibility, report any changes to the Office of the Vice-President and Controller, and provide written confirmations as to the operation and effectiveness of such controls. Management has, in accordance with the requirements of Section 404 of the Sarbanes Oxley Act, assessed the effectiveness of its

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internal controls over financial reporting in accordance with the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control – Integrated Framework (2013)” and has reported to the Audit Committee. Based on this assessment, management determined that CP maintained effective control over financial reporting as of December 31, 2015.
Annually and quarterly, the CEO and CFO certify that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for both the Corporation and CPRC.
These certifications have been filed with the SEC as an exhibit to our annual report on Form 10-K and will be filed as an exhibit to our interim reports on Form 10-Q, and, prior to January 1, 2016 on our annual report on Form 40-F or furnished to the SEC on Form 6-K as a foreign private issuer, as applicable. As an issuer listed in Canada and the United States, CP fulfills Canadian requirements by filing these certifications annually and quarterly.
In addition, the CEO and CFO, following review by senior management and CP’s Disclosure Policy Committee, also certify that our annual and quarterly filings do not contain an untrue statement of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, CP’s financial condition, the results of our operations and cash flows.
Governance
The Board and its Governance Committee are responsible for developing CP’s approach to corporate governance. This includes annual reviews of the Corporate Governance Principles and Guidelines, as well as the terms of reference for the Board and each of its committees.
POSITION DESCRIPTIONS

•	CP’s Board has approved written position descriptions for the independent chair, Committee Chairs, and CEO

Board and Committee Chair Position Descriptions
The Chairman of the Board presides at meetings of shareholders and directors. He also serves as an advisor to the CEO and other members of senior management. His mandate provides, among other things, that he is responsible for establishing and ensuring:

•	efficient and effective procedures to govern the Board’s operations and functions

•	processes are in place for the assessment of the effectiveness of the Board and Board Committees, and the fulfillment by Board, Committee Chairs and Board Committees of their mandates

•	collaboration with the CEO in setting the Board’s agenda and consultation with the Board Committee Chairs with respect to the committee agendas

•	conduct of Board meetings in a manner that facilitates full participation

•	appropriate briefing materials are being provided to directors in a timely fashion

•	regular executive sessions of the Board without management present

•	directors have access to adequate resources and independent advisors

•	effective relationships are developed between the Board and management
Mandates for chairs of the Board’s committees include responsibility for:

•	setting the agendas of the committee in collaboration with the CEO, senior management, Corporate Secretary and the Chairman of the Board

•	ensuring that committee meetings are conducted in a manner that facilitates full participation and discussion and that the committee members receive appropriate briefing materials in a timely fashion

•	ensure that the committee agendas facilitate fulfillment of the committee’s terms of reference and the Board’s terms of reference and that the committee is annually evaluated against its own mandate

•	ensuring that committee members have adequate resources and access to outside advisors at the expense of the Corporation

•	report to the Board on the meetings of the committee

•	liaising with the CEO and senior management between committee meetings
CEO Position Description
The mandate of the CEO provides, among other things, that the CEO has responsibility for:

•	developing a long-term strategy, annual business plans and budgets to the Board of Directors

•	managing CP’s business in accordance with the Board’s approved strategy, business plan and budget

•	implementing Board approved decisions and policies

•	establishing and monitoring policies and plans for retention, compensation, performance management and executive development and succession

•	identifying and managing risks and opportunities which CP faces in day to day operations

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•	establishing and maintaining human resource policies and an ethical work environment which supports CP’s vision and values

•	ensuring that financial policies and systems are established and maintained

•	establishing and maintaining organization structure and processes that align with the strategy and business plans

•	establish and maintain a corporate communications strategy

•	collaborating with the Board Chair in setting Board agendas

•	ensuring that the Board is informed of all relevant trends and developments in the Corporation’s business

•	ensuring that policies and operations are in accordance with government and regulatory requirements

•	overseeing preparation of annual reporting to shareholders

•	regularly reporting to the Board
ORIENTATION AND CONTINUING EDUCATION

•	Orientation material and educational presentations are delivered to new directors to provide a basis of informed decision-making
•	Ongoing education on matters of significance and developing issues are provided periodically
•	Site visits are provided to increase understanding of CP’s operations
Orientation
CP has developed a directors’ orientation program to provide prospective Board candidates with background on both the Corporation’s business and the role of the Board and its committees. Prospective Board candidates are provided with substantial information about CP’s operations and the rail industry. Annual Board and Board committee schedules and work plans are also provided to all prospective directors.
New directors are provided with the opportunity to interact with management, particularly in those areas of activity overseen by the committees to which the new director is appointed. They also receive a formal orientation session held at one of CP's operations facilities where a detailed program is provided with respect to railroad operations fundamentals.
Continuing Education
The Board recognizes the importance of ensuring that all directors understand the business of CP and the railway industry to assist in the fulfillment of their duties. The continuing education program is comprised of director site visits, director education sessions, a directors’

handbook, as well as procedures in place to ensure that the Board is kept up to date with information related to the fulfillment of directors’ duties.

(a)	Director Site Visits – directors are provided from time to time with site tours of CP facilities, and on occasion, tours of CP customer facilities.

(b)
Director Education Sessions – directors are regularly provided with education sessions on CP and the railway industry. Management and external advisors make presentations to the Board and committees on topical issues in preparation for key business decisions, during strategic planning meetings and in response to requests from directors. The Board also receives regular reports and presentations on the regulatory and business environment from senior executives, as well as CP’s Investor Fact Book and a daily media scan which covers important news and developments about the Corporation and the railroad industry in general. In addition, CP has a policy of encouraging, supporting and paying for individual Board members’ outside director education.

(c)
Directors’ Handbook – the Corporate Secretary’s office prepares and regularly updates a “Corporate Handbook” for new and existing directors. The Handbook contains, among other items: copies of all Board and Committee terms of reference, the Corporation’s charter documents, a corporate organizational chart outlining the Corporation’s structure and subsidiaries, current lists of directors and officers, information on directors’ and officers’ liability insurance, Corporate Governance Principles and Guidelines, Code of Business Ethics, Code of Ethics for CEO and Senior Financial Officers, and position descriptions for the Board chair, chairs of the Board committees and the CEO.

(d)	Procedures are in place to provide the Board with timely and efficient access to information necessary to fulfill its duties including:

•	provision of detailed Board and Board committee meeting schedules and agendas in advance with ongoing review and updates

•	maintenance of a directors’ Intranet site to facilitate ongoing communication of company and industry developments

•	provision of comprehensive documentation approximately one week in advance in preparation for Board and Board committee meetings

•	provision of reports from each Board committee on their work at previous committee meetings

•	Periodic updates from the CEO provided to directors between scheduled meetings

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Board Dinner Sessions
CP’s Board of Directors meets for dinner the evening of Committee meetings prior to regularly scheduled Board meetings. Board dinners function as an opportunity to achieve a number of important governance objectives including meeting in a less formal atmosphere with the Chief Executive Officer, President and other senior officers. This permits the Board to meet high potential employees for succession planning purposes, learn more about the Company’s business and strategic direction, and strengthen the collegial working relationship of the Board of Directors.
ETHICAL BUSINESS CONDUCT

•	Annual certification for all directors, officers and non-union employees
•	Code of Business Ethics and Code of Ethics for CEO and Senior Financial Officers available at www.cpr.ca and in print to any shareholder upon request

Code of Business Ethics
The Corporation’s Code of Business Ethics (the “Code”) specifically addresses, among other things, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, fair dealing with third parties, compliance with laws, rules and regulations and reporting of illegal or unethical behaviour. The Code applies to all directors, officers and employees, both unionized and non-unionized, of the Corporation and its subsidiaries in Canada, the United States and elsewhere, and forms part of the terms and conditions of employment of all such individuals. All directors have signed acknowledgments that they have read, understood and agree to comply with the Code, and they annually confirm compliance. Annually, officers and non-union employees are required to acknowledge that they have read, understood and agree to comply with the Code. Contractors engaged on behalf of the Corporation or its subsidiaries must undertake, as a condition of their engagement, to adhere to principles and standards of business conduct consistent with those set forth in the Code. The Code is, and all amendments to the Code, and all waivers of the Code with respect to any director or Executive Officer will be, posted on CP’s website and provided in print to any shareholder who requests them.
Code of Ethics for Chief Executive Officer and Senior Financial Officers
A Code of Ethics for the CEO and Senior Financial Officers applies to the Corporation’s CEO, CFO and Vice-President and Controller. All amendments to the code, and all waivers of the code with respect to any of the officers covered by it, will be posted on CP’s website and provided in print to any shareholder who requests them.

Monitoring of Ethics Codes
The Governance Committee, with the assistance of the Audit Committee, is responsible for periodically reviewing, and if appropriate recommending changes to, the Code and the Code of Ethics for the CEO and Senior Financial Officers of the Corporation, monitoring compliance with the codes, and reviewing, and if appropriate approving, waivers from compliance therefrom for directors or Executive Officers and promptly disclosing such waivers to the shareholders.
The Governance Committee did not approve any waivers of the codes for any directors or Executive Officers during 2015.
Related Party Transactions
If a director has a material interest in a transaction or agreement involving the Corporation they are required to disclose that interest to the CEO and the Chairman of the Board, and will not participate in any discussions or votes concerning such transactions. In addition, the Board annually reviews related party transactions in conjunction with making director independence determinations. Pursuant to the Code of Business Conduct, all employees, including officers of the Corporation are required to report related party transactions. During 2015 there were no transactions between the Corporation and related persons as described in Item 404 of Regulation S-K. For the purposes of the foregoing, "related person" is defined as a (i) a director, nominee director or executive officer of the Corporation; (ii) an immediate family member of a director, nominee director or executive officer, or (iii) a beneficial holder of greater than 5% of the Corporation's shares or an immediate family member of such holder.
Promotion of Ethical Culture
The Board promotes a culture of ethical business conduct and sets the tone for a foundation of high business standards, integrity and respect.
Insider Trading and Disclosure Policies
The Board has approved a disclosure and insider trading/reporting policy. It is available on CP’s website at www.cpr.ca and reflects the commitment of the Board and management to promote timely, factual and accurate communications to the investing public. Among the matters addressed in the policy are guidelines on CP’s interaction with analysts and the public and measures to avoid selective disclosure.
The Board has also appointed a Disclosure Policy Committee comprised of senior legal, financial/accounting and communications officers. The committee reports to the Board and is responsible for overseeing and monitoring disclosure matters and implementing additional policies and procedures, where necessary. The committee reviews all major disclosure documents. These documents are also approved by the Board and/

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or one or more of its committees, in each case before they are distributed. Under the direction of the CEO and CFO, the Disclosure Policy Committee also oversees the Corporation’s disclosure controls and procedures and provides quarterly reports to the Audit Committee.
NOMINATION OF DIRECTORS

•	CP’s shareholders elect individual directors annually
•	The Board has a majority voting policy in the uncontested election of directors
•	A skills matrix is used to assess areas of director expertise and experience
Nomination Process
Directors are elected annually by shareholders, each to hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed. Between shareholder meetings, the Board may appoint additional directors.
The Governance Committee, with the assistance of an external search consultant if necessary, identifies and recommends to the Board qualified director nominees for appointment or election at the annual meeting of shareholders consistent with criteria approved by the Board which takes into account:

(a)	the competencies and skills the Board, as a whole, should possess;

(b)	the competencies, skills and personal and other diverse qualities the existing directors possess;

(c)	the competencies, skills and personal and other diverse qualities required for new directors in order to add value to CP in light of the opportunities and risks facing the Corporation; and

(d)	the size of the Board, with a view to facilitating effective decision-making.
The requirements derived from this process are used in determining whether, and how many, new directors should be added to the Board. The Board considers a skills matrix and regularly reviews and updates, as applicable, the industries, regions and companies where director candidates meeting the skills required by CP are most likely to be identified, and will, if necessary or deemed advisable, retain outside advisors to assist in the identification of director candidates. A table identifying some of the current skills and experience of the Nominees is set out under the heading “Nominees for Election to the Board – Director Skills Matrix”.
The Governance Committee also considers director nominees, if any, recommended by the shareholders for election as directors.

Evergreen Process
Each year the Governance Committee, with the assistance of an external search consultant, reviews the composition of the Board in order to ensure it has the best representation of skills and experience. This information is compiled through the use of a competency/skills matrix that outlines the areas of expertise and experience for each director.
In line with CP’s needs, the Governance Committee reviews and updates, as applicable, the industries, regions and companies where director candidates meeting the skills required by CP are most likely to be identified.
Term Limits and Retirement Age
The Board believes that the need to have experienced directors who are familiar with the business of CP must be balanced with the need for renewal, fresh perspectives and a healthy skepticism when assessing management and its recommendations. The average age of CP’s directors is 59 and the average director tenure at CP is currently 2.4 years with directors ranging from less than one year’s experience to four years on the Board. In November 2013, the Board approved removing the mandatory retirement age for directors. After considering the director profile at CP, the Board has determined that neither a mandatory retirement age nor term limits are appropriate for the Corporation. Instead, the Board has implemented a more comprehensive assessment process that evaluates the performance, skills and contribution of each director on an annual basis that the Board believes is the preferable route to board refreshment.
Majority Voting Policy
In an uncontested election of directors, a director is required to immediately tender his or her resignation if that director receives more “withheld” votes than “for” votes. The Governance Committee would be expected to recommend that the Board accept the resignation except in extenuating circumstances and the Board will act upon the recommendation of the Governance Committee within 90 days of the certification of the shareholder vote. A director who has tendered his or her resignation pursuant to the majority voting policy shall not participate in Board or Governance Committee deliberations concerning the resignation. The majority voting policy is set forth in CP’s Corporate Governance Principles & Guidelines, which can be found on the Company’s website at www.cpr.ca under “Corporate Governance”.
Board Size
CP’s governing documents provide for the Board to consist of a minimum of five and a maximum of 20 directors. The Governance Committee assesses the optimal size annually, and believes the current size is appropriate for the Board to fulfill its responsibilities.

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DIVERSITY AT CP

•	CP has implemented a Diversity Philosophy
•	CP is committed to diversity throughout the Corporation and is a founding member of the Canadian Board Diversity Council
•	Women currently represent nearly one quarter of CP’s directors, including the Chairs of the Compensation Committee and the Governance Committee
CP is committed to Board diversity, including with respect to gender, age, cultural heritage and geographical representation and has therefore adopted a diversity philosophy that reflects CP’s ongoing commitment to maintaining and increasing diversity at the Board level. CP’s diversity philosophy can be found on the Company’s website at www.cpr.ca under “Corporate Governance”. CP is also a founding member of the Canadian Board Diversity Council, an organization that is dedicated to advancing diversity on Canadian boards.
The Governance Committee and the Board do not adhere to any quotas or specific targets in determining Board membership as we do not believe that it is in the Corporation’s best interest to implement arbitrary targets with respect to the composition of the Board. However, CP’s diversity philosophy states that the Governance Committee will take into account the diversity considerations, such as gender, age, cultural heritage and regional representation of candidates when identifying and recommending qualified director nominees in order to ensure that the Board reflects the gender, age, cultural and geographic representation of the regions in which CP operates. The Governance Committee’s thorough investigation and nominating process, including the engagement of an external search consultant where necessary, acts to ensure implementation of CP’s Governance Principles and Guidelines respecting director nominations, including diversity.
Due to CP’s ongoing commitment to diversity of experience and competencies as well as through the regular review and consideration of the Board’s skill matrix, CP’s Board currently consists of two women representing 22% of the Board and includes representation from numerous regions in Canada and the United States. In addition, the Chair of both the Compensation Committee and the Governance Committee, two of the key committees at CP, are female.

CP encourages the advancement of women and other individuals with diverse backgrounds at the Corporation through its employment equity program. CP has put in place an in depth Diversity and Employment Equity program pursuant to the Employment Equity Act (Canada) to remove workplace barriers at all levels that impede or prevent the inclusion of qualified individuals and minority groups, including women, from consideration for positions. CP has not implemented quotas or specific targets with respect to gender diversity at the Executive Officer level other than with respect to CP’s Diversity and Employment Equity Program. CP believes that the Diversity and Employment Equity Program encourages the advancement and employment of women and that arbitrary targets are not in the best interests of CP in obtaining the highest caliber Executives. CP does not currently have any female executive officers.
COMMITTEES OF THE BOARD

•	Committees of the Board assist CP’s Board to fulfill its responsibilities and duties
•	CP has four standing committees – see table below
•	Fully independent Audit, Compensation, Finance and Governance committees
All committees of the Board are comprised solely of directors who are independent and the CEO does not participate in selecting members. During 2015, the Board determined that the oversight of the Corporation's operations as well as the health, safety, security and environmental issues relating to CP were matters more appropriate for the consideration of the Board as a whole instead of being delegated to a committee. As such, the Health, Safety, Security and Environment Committee was dissolved in 2015 and matters previously under the oversight of this committee are addressed by the Board as a whole. For additional information on the Corporation’s standing committees of the Board, see “Nominees for Election to the Board – Board and Committees, and Director Attendance”.

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The following table sets out committee members as at February 29, 2016:

Director	Audit Committee	Governance Committee	Finance Committee	Compensation Committee
W. A. Ackman		✓	✓
J. R. Baird		✓		✓
I. Courville	✓			✓(Chair)
K. C. Creel
E. H. Harrison
R. MacDonald		✓(Chair)		✓
A. R. Melman	✓		✓(Chair)
M. H. Paull	✓(Chair)
A.J. Reardon	✓		✓
All directors are invited to attend every committee meeting and committee meetings are scheduled sequentially in order to allow attendance.

AUDIT COMMITTEE DISCLOSURE
The following individuals comprise the current membership of the audit committees of both the Corporation and CPRC (collectively, the Audit Committee”), which have been established in accordance with the Exchange Act of 1934 and New York Stock Exchange Standards (“NYSE Standards”) and CSA National Instrument 52-110 Audit Committees (“NI 52-110”).

•	Matthew H. Paull

•	Isabelle Courville

•	Anthony R. Melman
Andrew F. Reardon
Full biographies of the members of the Audit Committee describing the education and experience relevant to the performance of their duties is provided under "Nominees for Election to the Board - Director Nominee Profiles".
The SEC requires at least one financial expert on an audit committee. Each of the current Audit Committee members have been determined by the Board to meet the audit committee financial expert criteria prescribed by the SEC and have been designated as audit committee financial experts for the Audit Committee.
The Board has determined that all members of the Audit Committee have “accounting or related financial management expertise” within the meaning of the NYSE Standards. The Board has determined that all members of the Audit Committee are financially literate within the definition contained in, and as required by, NI 52-110 and the NYSE Standards.
A member of the Audit Committee may not serve on the audit committees of more than three public companies, unless the Board determines that this simultaneous service would not impair the ability of that individual to effectively serve on the Audit Committee. No member of the Audit Committee serves on more than three public company audit committees .
The Audit Committee has adopted a written policy governing the pre-approval of audit and non-audit services to be provided to CP by its independent auditor. The policy is reviewed by the Audit Committee as necessary to reflect the Company's needs and the audit and non-audit services to be provided to CP by its independent auditor, as well as the budgeted amounts for such services, are pre-approved at least annually, including by the Board in respect of fees for audit services. CP’s Vice-President and Controller must submit to the Audit Committee at least quarterly a report of all services performed or to be performed by the independent auditor pursuant to the policy. Any additional non-audit services to be provided by the independent auditor either not included among the pre-approved services or exceeding the budgeted amount for such pre-approved services by more than 10% must be individually pre-approved by the Audit Committee or its Chairman, who must report all such additional pre-approvals to the Audit Committee at its next meeting following the granting thereof. The independent auditor's annual audit services engagement terms are subject to the specific pre-approval of the Audit Committee, with the associated fees being subject to approval by the Board. In addition, prior to the granting of any pre-approval, the Audit Committee or its Chairman, as the case may be, must be satisfied that the performance of the services in question will not compromise the independence of the independent auditor. Compliance with this policy is monitored by CP’s Chief Internal Auditor. In accordance with this policy, the Audit Committee pre-approved all services performed by the Corporation's external auditor.

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A copy of the Audit Committee Charter is provided as Schedule A to this Proxy Statement.
Audit and Non-Audit Fees and Services – 2015 & 2014
In accordance with applicable laws and the requirements of stock exchanges and securities regulatory authorities, the Audit Committee must pre-approve all audit and non-audit services to be provided by the independent auditor.
Fees payable to Deloitte LLP for the years ended December 31, 2015, and December 31, 2014, totaled $3,589,300 and $2,885,400, respectively, as detailed in the following table:

For the year ended December 31	Total 2015 ($)	Total 2014 ($)
Audit Fees	2,741,100	2,184,800
Audit-Related Fees	525,500	155,000
Tax Fees	322,700	295,600
All Other Fees	-	250,000
TOTAL	3,589,300	2,885,400

The nature of the services provided under each of the categories indicated in the table is described below.
Audit Fees
Audit fees were for professional services rendered for the audit and interim reviews of CP’s annual financial statements and services provided in connection with statutory and regulatory filings or engagements, including the attestation engagement for the report from the independent registered public accounting firm on the effectiveness of internal controls over financial reporting, the audit or interim reviews of financial statements of certain subsidiaries and of various pension and benefits plans of CP; special attestation services as may be required by various government entities; and general advice and assistance related to accounting and/or disclosure matters with respect to new and proposed U.S. accounting standards, securities regulations, and/or laws.
Audit-Related Fees
Audit-related fees were for assurance and related services reasonably related to the performance of the audit or review of the annual financial statements, but which are not reported under “Audit Fees” above. These services consisted of audit work related to securities filings; refinancing of subsidiary companies; and accounting training.
Tax Fees
Tax fees were for professional services related to tax compliance, tax planning and tax advice. These services consisted of: tax compliance including the review of tax returns; assistance with questions regarding corporate tax audits; tax planning and advisory services relating to common forms of domestic and international taxation (i.e. income tax, capital tax, goods and services tax, and value added tax); and access fees for taxation database resources.
All Other Fees
Fees disclosed under this category would be for products and services other than those described under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” above. These Finance services consisted of advice with respect to an internal reorganization initiative. There were no such services in 2015.
COMPENSATION GOVERNANCE

•	Regular review of director compensation
•	Details on director compensation provided in this proxy statement, under the heading “Directors’ Compensation”
•	Details on executive compensation provided in this proxy statement, under the headings “2015 Executive Compensation Letter to Shareholders” and “Compensation Discussion and Analysis”
•	CP has adopted “Say-on-Pay”
Director Compensation
The Governance Committee reviews director compensation to maintain a compensation level that is competitive to other public companies of comparable size and complexity and also aligns the interests of directors with the interests of shareholders. The Governance Committee recommends any changes for Board approval when considered appropriate to align with these objectives, as well as the workload, time commitment and responsibility of directors.
Executive Compensation
The Compensation Committee oversees the executive compensation program. This program is designed to pay for performance at market competitive levels and to align managements interests with CP’s business strategy and shareholder interests.
Shareholder Advisory Vote on Compensation of NEOs
In 2016, in accordance with the Exchange Act and a related US Securities and Exchange Commission (“SEC”) rule, we are providing shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement, commonly known as "Say-on-Pay". As this is an advisory vote, the results will not be binding on the Board. However, the Board and its Compensation Committee will take the results of the vote into account in determining its approach to compensation in the future. Additionally, in accordance with Section 14A of the Exchange Act, we are providing shareholders with

2016 MANAGEMENT PROXY STATEMENT 28

the opportunity to vote to approve, on a non-binding advisory basis, the frequency of Say-on-Pay votes. The Board is recommending that shareholders approve an annual frequency of such votes.

BOARD ASSESSMENT
The Board of Directors has implemented a comprehensive process to annually assess individual directors, Board committees, Committee Chairs, the Board Chair as well as the overall functioning of the Board. The process is under the supervision of the Governance Committee who retains an independent advisor to facilitate the process.
This formal assessment consists of individual director interviews conducted by Chairman of the Board, as well as interviews with select executive officers and Governance Committee and Board discussions. In 2015, the evaluation process included:

•
The Chairman of the Board conducted an annual private meeting with each director in order to review and assess the individual performance of each director as well as the performance of the Board as a whole and each of the committees.

•	Formal discussion between the Chairman of the Board and the Chair of the Governance Committee to review the results of the meetings between directors and the Chairman and to formulate recommendations.

•	The Governance Committee met to review and discuss the recommendations from the process and recommend specific Board action regarding director, committee and Board performance.

•
Due to the Board's ongoing monitoring of its performance, recommendations were discussed by the Governance Committee and the Board as a whole with respect to changes required in order to maintain best in class governance and to streamline Board and Committee process. These led to the restructuring of the Board committees to bring oversight of operations, health, safety, security and environmental issues to the Board level.

The Board and Committee Chairs take into consideration the overall results and suggestions derived from the annual performance review in order to improve the functioning of the Board and its committees. The Governance Committee monitors progress on suggestions made as a result of the performance assessment at each meeting.
The evaluation of the Board Chair is led by the Chair of the Governance Committee who contacts every director and conducts confidential one-on-one discussions with each director.

CANADIAN PACIFIC

 NOMINEES FOR ELECTION TO THE BOARD
DIRECTOR NOMINEE PROFILES
The following tables provide information on the Nominees. Included in these tables is information relating to the Nominees’ current membership on committees of the CP Board of Directors, other public company directorships held in the past five years, and Board and committee meeting attendance in the twelve months ended December 31, 2015. The tables also show the present principal occupation and principal occupations held in the past five years, if different. In addition, the tables show securities of CP held as of February 29, 2016 by each of the Nominees, and whether they meet or exceed minimum shareholding requirements. Certain other personal information is also included.

William A. Ackman New York New York U.S.A. Age: 49 Director since May 17, 2012 Independent 2015 annual meeting votes in favour: 99.63%
Mr. Ackman is the founder and CEO of Pershing Square Capital Management, L.P. (“Pershing Square”), an investment adviser registered with the U.S. Securities and Exchange Commission. Pershing Square is a concentrated, research-intensive, fundamental value investor in the public markets.

Mr. Ackman is Chairman of the Board of The Howard Hughes Corporation, a trustee of the Pershing Square Foundation and a member of the Board of Dean’s Advisors of the Harvard Business School. In addition to his substantial public company board experience, Mr. Ackman’s investment and capital allocation experience in a wide array of businesses and assets, as well as his expertise in real estate, enable him to make a substantial contribution to the CP board.

Mr. Ackman holds an M.B.A. from Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.

Principal Occupations Held in Last Five Years
Founder, Chief Executive Officer, Pershing Square Capital Management, L.P.

	Overall attendance: 97%
	Meeting attendance			Public company directorships in the past five years
	Board	14 of 15	93%	CPRC	2012 – present
	Finance	11 of 11	100%	The Howard Hughes Corporation	2010 – present
	Governance	5 of 5	100%
				J.C. Penney Company, Inc.	2011 – 2013
				Justice Holdings Ltd.	2011 – 2012

	Securities held as at February 29, 2016(d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	13,940,890(a)	0	0	Yes

2016 MANAGEMENT PROXY STATEMENT 30

The Hon. John Baird, P.C. Ottawa Ontario Canada Age: 46 Director since May 14, 2015 Independent 2015 annual meeting votes in favour: 99.80%
The Honourable John Baird served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of the Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament. Previously, he served three terms in the Ontario Provincial Legislature as Minister of Community and Social Services and Minister of Energy.
Mr. Baird is a Senior Advisor at the law firm of Bennett Jones LLP. He also serves on the Board of Directors of PineBridge Investments and the FWD Group and is a member of the International Advisory Board of Barrick Gold.
Mr. Baird brings senior level executive experience in public policy and regulatory affairs to the Board, especially in the areas of transport, environment, and Canada - U.S. relations.
Mr. Baird holds an Honours Bachelor of Arts degree in Political Studies from Queen's University at Kingston. He was appointed to the Privy Council in 2006.

Principal Occupations Held in Last Five Years
Member of Parliament of Canada. During the last five years Mr. Baird served as Minister of Transport, Infrastructure and Communities, Government House Leader and Minister of Foreign Affairs for the Government of Canada.

	Overall attendance: 93%
	Meeting attendance			Public company directorships in the past five years
	Board	11 of 11	100%	CPRC	2013 – present
	Governance	3 of 3	100%
	HSSE	0 of 1	0%

	Securities held as at February 29, 2016d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	795	0	To be fully met by May 2020

CANADIAN PACIFIC

Isabelle Courville Rosemère Québec Canada Age: 53 Director since May 1, 2013 Independent 2015 annual meeting votes in favour: 99.82%
Ms. Courville is Chair of the Board of Directors of the Laurentian Bank of Canada. From 2007 to 2013, she was President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie. Ms. Courville was active for 20 years in the Canadian telecommunications industry. She served as President of Bell Canada’s Enterprise Group and as President and Chief Executive Officer of Bell Nordiq Group. Ms. Courville brings to the Board significant executive level management experience including financial and legal expertise.

Ms. Courville holds a Bachelor’s degree in Engineering Physics from the École Polytechnique de Montréal and a Bachelor’s degree in Civil Law from McGill University.

Principal Occupations Held in Last Five Years
Corporate Director; Chair, Laurentian Bank of Canada, President, Hydro-Québec Distribution; President, Hydro-Québec TransÉnergie

	Overall attendance: 100%
	Meeting attendance			Public company directorships in the past five years
	Board	15 of 15	100%	CPRC	2013 – present
	Audit (Chair)	9 of 9	100%	TVA Group	2013 – present
	HSSE	3 of 3	100%	Laurentian Bank of Canada	2007 – present
				Veolia Environment	2015 - present
				Miranda Technologies Inc.	2006 – 2012

	Securities held as at February 29, 2016d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	900	4,138	0	To be fully met by May 2018

2016 MANAGEMENT PROXY STATEMENT 32

Keith E. Creel Chicago Illinois U.S.A. Age: 47 Director since May 14, 2015 Not Independent 2015 annual meeting votes in favour: 98.71%
Mr. Creel was appointed CP’s President and Chief Operating Officer in February 2013. Additionally, he is responsible for the Operations and Marketing & Sales functions at the railway.

Prior to joining CP, Mr. Creel was Executive Vice-President and Chief Operating Officer at Canadian National (CN). He held various positions at CN including executive Vice-President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of the Prairie Division. Mr. Creel's extensive railroad operating experience, combined with his executive management and marketing and sales expertise provide significant value to the Board.

Mr. Creel began his railroad career at Burlington Northern Railway in 1992 as an intermodal ramp manager in Birmingham, Alabama. He also spent part of his career at Grand Trunk Western Railroad as a superintendent and general manager and at Illinois Central Railroad as a trainmaster and director of corridor operations, prior to its merger with CN in 1999.

Mr. Creel obtained a Bachelor of Science in Marketing from Jacksonville State University. He also completed the Advanced Management Program at the Harvard Business School. Mr. Creel has a military background as a commissioned officer in the US Army, during which time he served in the Persian Gulf War in Saudi Arabia.

Mr. Creel was the 2014 recipient of the “Railroad Innovator Award,” from Progressive Railroading and RailTrends, which award recognizes an individual’s outstanding achievement in the rail industry.

Principal Occupations Held in Last Five Years
President and Chief Operating Officer, Canadian Pacific Railway Limited and Canadian Pacific Railway Company; Executive Vice-President and Chief Operating Officer, Canadian National Railway Company.

	Overall attendance: 100%
	Meeting attendance			Public company directorships in the past five years
	Board	11 of 11	100%	CPRC	2013 – present
	HSSE	1 of 1	100%

	Securities held as at February 29, 2016d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	1,326	30,572	349,675	Yes

CANADIAN PACIFIC

E. Hunter Harrison(b) Wellington Florida U.S.A. Age: 71 Director since July 6, 2012 Not Independent 2015 annual meeting votes in favour: 99.79%
Mr. Harrison is the Chief Executive Officer of Canadian Pacific Railway Limited and Canadian Pacific Railway Company (“CPRC”). He joined CP in 2012. Mr. Harrison served as President and Chief Executive Officer at Canadian National Railway Company (CN) from 2003-2009 and as the Executive Vice-President and Chief Operating Officer from 1998-2002. He served on CN’s Board of Directors for 10 years. Mr. Harrison's decades of executive leadership in the rail industry provide significant insight and value to the Board.

Prior to joining CN, Mr. Harrison was President and CEO at Illinois Central Corporation (IC), and Illinois Central Rail Road Company (ICRR) from 1993-1998, during which time he was also a member of the Board. Mr. Harrison held various positions throughout his time at IC and ICRR, including Vice-President, COO and Senior VP of Operations.

Before his time at IC and ICRR in 1989, Mr. Harrison served as Burlington Northern’s Vice- President of Transportation and Vice-President of Service Design. Mr. Harrison has served as a director on several railway companies and industry associations, including The Belt Railway of Chicago, Wabash National Corporation, The American Association of Railroads, Terminal Railway, TTX Company, CN, IC, and ICRR.

Mr. Harrison was recently named 2015 Railroader of the Year by railroad industry trade journal Railway Age. This is the second time he has been so-honored; the first time was in 2002, when he was chief operating officer of the then-recently combined Canadian National/Illinois Central system. He was honored on March 10, 2015, at Chicago’s Union League Club.

Principal Occupations Held in Last Five Years
President and Chief Executive Officer, Canadian Pacific Railway Limited and Canadian Pacific Railway Company; Chairman of the Board, Dynegy Inc.; Interim President and Chief Executive Officer, Dynegy Inc.; President and Chief Executive Officer, Canadian National Railway Company.

Overall attendance: 67%
	Meeting attendance			Public company directorships in the past five years
	Board	10 of 15	67%(1)	CPRC	2012 – present
	HSSE	2 of 3	67%
				Dynegy Inc.	2011 (Mar – Dec)
				Foresight Energy LP	2014 – 2015

Securities held as at February 29, 2016(d)
	Shares	DDSUs(c)	Options(c)	Meets or exceeds minimum shareholding requirements
	178,617	67,807	967,493	Yes

Note:
(1) Mr. E. H. Harrison did not attend 1 scheduled Meeting and 4 unscheduled Meetings of the Board of Directors due to the completion of and recovery from a medical procedure during 2015. Mr. Harrison has otherwise attended all regularly scheduled and unscheduled Board of Directors Meetings.

2016 MANAGEMENT PROXY STATEMENT 34

Rebecca MacDonald North York Ontario Canada Age: 62 Director since May 17,2012 Independent 2015 annual meeting votes in favour: 99.77%
Ms. MacDonald is a founder and current Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity. Ms. MacDonald has been a director of Just Energy since 2001 and has held the position of Executive Chair since 2007. She served as President and Chief Executive Officer of Just Energy prior to becoming Executive Chair in 2007. In 1989, Ms. MacDonald founded Energy Marketing Inc., and in 1995 founded another company which aggregated customers within the U.K. natural gas deregulation. Ms. MacDonald brings to the Board extensive executive management, marketing and sales and corporate governance experience.

Ms. MacDonald serves as a member of the Board of the Horatio Alger Association in both Canada and the United States. She founded the Rebecca MacDonald Centre for Arthritis and Autoimmune Disease at Mount Sinai Hospital in Toronto.

Ms. MacDonald holds an honorary LLD degree from the University of Victoria.

Principal Occupations Held in Last Five Years
Founder, Executive Chair, Just Energy Group Inc.

	Overall attendance: 96%
	Meeting attendance			Public company directorships in the past five years
	Board	14 of 15	93%	CPRC	2012 – present
	Compensation	7 of 7	100%	Just Energy Group Inc.	2001 – present
	Governance (Chair)	5 of 5	100%

	Securities held as at February 29, 2016(d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	3,900	6,378	0	Yes

CANADIAN PACIFIC

Dr. Anthony R. Melman Toronto Ontario Canada Age: 68 Director Since May 17, 2012 Independent 2015 annual meeting votes in favour: 99.86%
Dr. Melman is the President and CEO of Acasta Capital Inc. and the CEO of Acasta Enterprises Inc. Previously, Dr. Melman was a Managing Director and a Special Advisor, Strategic Acquisitions at Onex Corporation. Prior to joining Onex, he served as Senior Vice-President of CIBC. Dr. Melman was Chair of The Baycrest Centre for Geriatric Care, from 2006 – 2011, and is presently Executive Chair of Baycrest Global Solutions. He was also Chair of Cogniciti Inc. Dr. Melman served as a director at the Ontario Lottery and Gaming Corporation, and a director of Celestica Inc., ProSource Inc. and the University of Toronto Asset Management Corporation. Mr. Melman brings extensive financial and business leadership to the Board, as well as significant experience in senior executive roles.

Dr. Melman holds a Bachelor of Science degree in Chemical Engineering from the University of the Witwatersrand, an M.B.A. degree (Gold Medalist) from the University of Cape Town and a Ph.D. in Finance from the University of the Witwatersrand.

Principal Occupations Held in Last Five Years
President and Chief Executive Officer, Acasta Capital Inc.; CEO of Acasta Enterprises Inc.; Chairman and CEO of Nevele Inc.

	Overall attendance: 97%
	Meeting attendance			Public company directorships in the past five years
	Board	14 of 15	93%	CPRC	2012 – present
	Finance (Chair)	11 of 11	100%
	Audit	5 of 5	100%	Celestica Inc.	1996 – 2008

	Securities held as at February 29, 2016(d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	15,000	6,553	0	Yes

2016 MANAGEMENT PROXY STATEMENT 36

Matthew H. Paull Wilmette Illinois U.S.A Age: 64 Director since January 26, 2016 Independent 2015 annual meeting votes in favour: N/A
Mr. Paull was Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation from 2001 until he retired from that position in 2008. Prior to joining McDonald’s in 1993, he was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations. He served as the lead independent director of Best Buy Co. and chairman of that board’s Finance Committee. Mr. Paull currently serves as a director of Air Products & Chemicals Corporation, where he is a member of the Audit and Governance Committees and Chair of the Finance Committee, and of KapStone Paper and Packaging Corporation, and was previously a director of WMS Industries Inc. He is a member of the Advisory Board of Pershing Square Capital Management, L.P. and The One Acre Fund.

He holds a Master’s degree in Accounting and a Bachelor’s degree from the University of Illinois.
Mr. Paull brings to the Board significant financial expertise with a deep understanding of financial markets, corporate finance, accounting and controls, and investor relations. As a former chief financial officer of a multinational corporation, he also has extensive experience in international operations and marketing.

Principal Occupations Held in Last Five Years
Corporate Director

Public Company Directorships in the Past five years
	Air Products & Chemicals Corporation			2013 - Present
	KapStone Paper and Packaging Corporation			2010 - Present

	Best Buy Co.			2003 - 2013
	WMS Industries Inc.			2012 - 2013

Securities held as at February 29, 2016(d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	0	0	0	To be fully met by January 2021

CANADIAN PACIFIC

Andrew F. Reardon Marco Island Florida U.S.A. Age: 70 Director since May 1, 2013 Independent 2015 annual meeting votes in favour: 99.84%
Mr. Reardon has been the Chairman of the Board of CP since July 20, 2015. He was an attorney at the law firm of Reardon & Chasar, LPA, which he co-founded in 2009 until he retired in December 2011. Prior to that, Mr. Reardon served as Chairman and Chief Executive Officer, and President and Chief Executive Officer from 2001 to 2008, and Vice-President, Law and Human Resources from 1992 to 2000 of TTX Company, the leading railcar leasing company in North America. Previously, he was a Presidential Appointee to the Railroad Retirement Board and was the Senior Vice-President, Law and Administration for Illinois Central Railroad. From 2007 to 2015, Mr. Reardon served as a director of Appvion Inc. where he served on the Compensation Committee and as Chair the Governance Committee.

Mr. Reardon was a Presidential Appointee confirmed by the US Senate from 1990-1992. He has also served on various railroad industry boards including TTX, Terminal Railroad Association of St. Louis, and the Peoria and Pekin Union Railway. Mr. Reardon brings to the Board extensive experience relating to executive management, law and corporate governance.

Mr. Reardon holds a Bachelor’s Degree from the University of Notre Dame, a Juris Doctor Degree from the University of Cincinnati and a Master’s Degree in Taxation from Washington University Law School. He served as an officer in the United States Navy from 1967 to 1971.

Principal Occupations Held in Last Five Years
Corporate Director; Attorney

	Overall Attendance: 100%
	Meeting Attendance			Public company directorships in the past five years
	Board	15 of 15	100%	CPRC	2013 – present
	Audit	9 of 9	100%
	Finance	10 of 10	100%	Appvion Inc.	2007 – 2015

	Securities held as at February 29, 2016(d)
	Shares	DDSUs	Options	Meets or exceeds minimum shareholding requirements
	4,031	5,071	0	No - to be met by May 2018(f)

Notes:

a)
Mr. Ackman is an investor in funds managed by Pershing Square Capital Management, L.P. that holds 13,940,890 Shares of the Corporation. Accordingly he has an indirect interest in such Shares. In addition, as the Managing Member of PS Management GP, LLC, Mr. Ackman exercised control over the voting and disposition of such Shares. Mr. Ackman has certified to CP that the magnitude of his indirect interest in such Shares satisfies the Corporation’s minimum shareholder requirement.

b)
Mr. Harrison was a director of Dynegy Inc. (“Dynegy”) from March 9 to December 16, 2011 (Chairman from July 11 to December 16, 2011), as well as its Interim President and Chief Operating Officer from April 9 to July 11, 2011. On July 6, 2012, Dynegy filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, such filing being primarily a technical step necessary to facilitate the restructuring of one or more Dynegy subsidiaries. Dynegy exited bankruptcy on October 1, 2012.

c)
Deferred share units were granted to Mr. Harrison and Mr. Creel pursuant to the Executive Deferred Share Unit Plan. Stock options granted to Mr. Harrison and Mr. Creel were granted pursuant to a stand-alone option agreement and pursuant to the Management Stock Option Incentive Plan.

d)	Securities held include shares beneficially owned or controlled or held directly or indirectly by each director.

e)
Other than as disclosed herein, none of the Nominees is, or has been in the last 10 years: (a) a director, chief executive officer or chief financial officer of any company that: (i) was subject to a cease trade order or similar order or an order that denied the issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days, that was issued while the proposed director was acting in that capacity; or (ii) was subject to a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

f)	Mr. Reardon was appointed Chairman of the Board of Directors on July 20, 2015, which increased his minimum shareholding requirement from 1,175,000 to 1,975,000.

2016 MANAGEMENT PROXY STATEMENT 38

BOARD TENURE
The following chart shows the tenure of the Corporation’s Board. The average tenure of CP’s Board is 2.4 years.
Board Tenure as of February 29, 2016

DIRECTOR SKILLS MATRIX
The Governance Committee maintains and annually evaluates a matrix which summarizes the skills, experience, qualifications, and competencies identified as important for directors to provide effective oversight of the Corporation. The matrix below shows the areas of experience and expertise that the nominees have indicated that they bring to the Board.

Skills, Experience, Qualifications and Competencies	W.A. Ackman	J.R. Baird	K.E. Creel	I. Courville	E.H. Harrison	R. MacDonald	A.R. Melman	M.H. Paull	A.F. Reardon
Accounting/Financial Literacy and Expertise - based on the definitions of financial literacy/expert for members of the Audit Committee under securities laws	✓			✓	✓	✓	✓	✓	✓
Environment, Health and Safety - experience in oversight of environmental, health and safety matters, corporate responsibility or sustainable development		✓	✓	✓	✓				✓
Executive Compensation/Human Resources - experience in oversight of compensation design and decision-making; experience with talent management, leadership development, succession planning and executive recruitment
	✓		✓	✓	✓	✓	✓	✓	✓
Transportation Industry Knowledge - experience in, or knowledge of, transportation industry including strategic context and business issues facing the transportation industry		✓	✓		✓		✓		✓
Investment Management - experience in overseeing complex financial transactions, real estate, and investment management	✓				✓		✓	✓	✓
Governance - experience in, or understanding of, governance practices in a public company; experience leading a culture of accountability and transparency	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government/Regulatory Affairs and Legal - experience in government affairs, public policy, government relations, or law and compliance in complex regulatory regimes		✓	✓	✓		✓			✓
Risk Management - experience in, or understanding of, risk assessments and systems and mitigation measures to oversee the management of risk			✓	✓	✓	✓	✓	✓	✓
Sales and Marketing - experience as a senior executive in a product, service or distribution company or experience in supply chain management			✓	✓	✓	✓			✓
Senior Executive Leadership - broad business experience as a senior executive or director of a public company or other major organization	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Oversight - experience driving strategic direction and leading growth	✓	✓	✓	✓	✓	✓	✓	✓	✓

CANADIAN PACIFIC

DIRECTORS OF OTHER PUBLIC COMPANIES
All of the current directors are also directors of CPRC which is a reporting issuer pursuant to applicable Canadian securities laws.
The following table sets out other public company directorships and committee appointments for all Nominees:

Director	Other reporting public companies of which the director is a director		Committee Memberships
W.A. Ackman	•	The Howard Hughes Corporation	•	Compensation Committee
I. Courville	•	Laurentian Bank of Canada	•	Audit Committee
			•	Human Resources and Corporate Governance Committee
	•	TVA Group	•	Human Resources Committee
	•	Veolia Environment
R. MacDonald	•	Just Energy Group Inc.
A.R. Melman	•	Acasta Enterprises Inc.
M.H. Paull	•	Air Products and Chemicals, Inc.	•	Audit and Finance Committee (Chair)
			•	Corporate Governance and Nominating Committee
	•	Kapstone Paper and Packaging Corporation	•	Audit Committee (Chair)
			•	Compensation Committee

2016 MANAGEMENT PROXY STATEMENT 40

DIRECTOR ATTENDANCE
Regularly scheduled Board and committee meeting dates are established approximately two years in advance. Special meetings are also scheduled as needed and these meetings can be called on short notice. In 2015, the Board called ten unscheduled meetings, the Finance Committee called six unscheduled meetings and the Compensation Committee called two unscheduled meetings.
Directors are expected to attend all regularly scheduled Board meetings and meetings of committees on which they serve and to exercise best efforts to attend all special meetings. All directors are also invited to attend all of the regularly scheduled meetings of the committees. In 2015, the incumbent Nominees attended 94% of all Board and Committee meetings, as set forth below.

Board and committee meeting materials are typically provided to the directors in advance of meetings. If a director is unable to attend a meeting, the director provides his or her comments to the Chair, Chair of the committee or the Corporate Secretary in advance of the meeting, and the recipient will ensure those comments and views are considered at the meeting.

The following table is a summary of each incumbent Nominee’s attendance at Board and committee meetings in 2015:

Director	Board Meetings Attended	Committee Meetings Attended	Total Meetings Attended
W.A. Ackman	14 of 15	16 of 16	30 of 31	97%
J.R. Baird(1)(2)	11 of 11	3 of 4	14 of 15	93%
I. Courville	15 of 15	12 of 12	27 of 27	100%
K.E. Creel(1)	11 of 11	1 of 1	12 of 12	100%
E.H. Harrison(3)	10 of 15	2 of 3	12 of 18	67%
R. MacDonald	14 of 15	12 of 12	26 of 27	96%
A.R. Melman	14 of 15	16 of 16	30 of 31	97%
A.F. Reardon (Chair)	15 of 15	19 of 19	34 of 34	100%
Totals	104 of 112	80 of 83	184 of 195	94%

(1) Messrs. Baird and Creel were appointed to the Board on May 14, 2015.
(2) Due to business commitments made prior to his election as a director, Mr. Baird was unable to attend a meetings of the Health, Safety, Security and Environment Committee on July 23, 2015.
(3) Mr. E. H. Harrison did not attend 1 scheduled Meeting and 4 unscheduled Meetings of the Board of Directors due to the completion of and recovery from a medical procedure during 2015. Mr. Harrison has otherwise attended all regularly scheduled and unscheduled Board of Directors Meetings.

CANADIAN PACIFIC

 DIRECTORS’ COMPENSATION

•	Director compensation is aligned with shareholder interests and compensates fairly based on market standards to attract and retain qualified directors
•
Director compensation is comprised entirely of an annual retainer in the form of deferred share units with a one-year post-retirement hold period. Directors who have met their share ownership requirement may elect to take 50% of their retainer in cash

PHILOSOPHY
Canadian Pacific’s directors’ compensation program shares the same objectives as the Corporation’s executive compensation program, namely to attract and retain skilled director talent and to create alignment with shareholder interests. The compensation elements used to achieve these objectives consist of annual retainers, share ownership requirements and director deferred share units (“DDSUs”) granted under the Directors’ Deferred Share Unit Plan (the “DDSU Plan”). These elements are described in further detail below.
Mr. Ackman elected not to receive any retainer or fees, or any initial, annual or quarterly DDSUs, in connection with his service on the Board or any committees. Additionally, Mr. Paul Hilal, who resigned as a director of CP on January 26, 2016 had also elected not to receive any retainer or fees for his services as a director.
Directors who are also employees of CP do not receive any compensation for Board or committee service.
DIRECTORS 2015 COMPENSATION
The Governance Committee reviews directors’ compensation every two to three years after considering the advice of an independent compensation consultant, taking into account such factors as the time commitment required of directors, compensation provided by comparable companies, and responsibilities of directors.
The comparator group used to establish competitive pay practices for directors’ compensation is the same comparator group as used for executives set out in Schedule “B” with the Class I Railroads being used as a secondary reference.
The Board has a flat fee structure for director compensation, consisting entirely of deferred share units with a one-year post-retirement hold period. The flat fee structure is simpler to administer and disclose, and aligns with the ongoing responsibilities of the Board of Directors. Attendance at meetings is an important component of the role of a director; however, CP’s Board believes that a flat fee structure better compensates for the directors' continual oversight role and responsibility.

Item or Service	Annual Retainer
Board Chair Retainer	$395,000
Director Retainer	$235,000
Committee Chair Retainer	$30,000

Directors are reimbursed for travel and out-of-pocket expenses related to the Board and committee meetings.
Canadian directors are paid in Canadian dollars, with DDSUs being granted based on the trading price of the Shares on the TSX. U.S. directors are paid in U.S. dollars, with DDSUs being granted based on the trading price of the Shares on the NYSE.
Directors’ Deferred Share Unit Plan
All directors will receive 100% of their annual retainer entirely in the form of DDSUs until they have met the share ownership requirements and at least 50% in DDSUs after that. A DDSU is a bookkeeping entry having the same value as one Share, paid after the director leaves the Board, thereby providing an ongoing equity stake in the Corporation throughout the director’s tenure. DDSUs earn dividends in the form of additional DDSUs at the same rate as dividends on Shares. DDSUs are subject to a one year post-retirement hold period. One year after a director leaves the Board, the director will receive a cash amount equal to the value of the DDSUs held by the director, based on the market value of the Shares at that time, minus applicable withholding taxes.
A director who has met the share ownership requirements may elect annually to receive up to 50% of his or her retainer in DDSUs. To participate in this aspect of the DDSU Plan, the director’s election must be received prior to the beginning of each calendar year. Only non-employee directors participate in the DDSU Plan.
Director Share Ownership Requirements
To enhance the alignment of directors’ interests with those of shareholders, non-employee directors are required to hold $1,175,000 in Shares/DDSUs within five years of their initial election or appointment to the Board. The Chairman of the Board is required to hold $1,975,000 in Shares/DDSUs within five years of the Chair’s initial appointment. These amounts represent five times their respective annual retainers. The share ownership requirement may alternatively be satisfied through a direct or indirect interest in Shares.
Directors’ Compensation Consultant
In discharging its mandate, the Governance Committee engaged Meridian Compensation Partners to provide expertise and advice on matters relating to director compensation. This included providing market compensation information and advice on appropriate

2016 MANAGEMENT PROXY STATEMENT 42

comparator organizations, current market practice and best practices with regard to director compensation. The decisions made by the Governance Committee are its responsibility and may reflect factors and considerations other than the information and recommendations provided by Meridian Compensation Partners.

CANADIAN PACIFIC

The following table sets out each incumbent Nominee’s equity ownership interest in the Corporation as at December 31, 2015 and 2014, the total value of Shares and DDSUs held, and the amount needed to meet the minimum share ownership requirement.

Director	Year	Number of Shares	Number of DDSUs	Total Number of Shares and DDSUs	Total At- Risk Value of Shares and DDSUs ($)	Multiple of Minimum Shareholding Requirement	Minimum Shareholding Requirement ($)	Value At Risk as a Multiple of Annual Retainers & Stock Based Comp	Has Achieved Minimum Shareholding Requirement
W.A. Ackman	2015	(a)	0	(a)	(a)	(a)	1,175,000	N/A	Yes(a)
J.R. Baird(b)	2015	0	795	795	140,472	0.12	1,175,000	0.95	No - To be met by May 2020
I. Courville(b)	2015	900	4,138	5,038	890,347	0.76	1,175,000	3.38	No -
	2014	900	2,786	3,686	824,648				To be met by
	Change	0	1,352	1,352	65,699				May 2018
K.E. Creel(c)	2015	1,326	30,572	31,898	5,204,700	1.12	4,668,529	N/A	Yes
E.H. Harrison(c)	2015	178,617	67,807	246,424	40,207,032	2.86	14,065,700	N/A	Yes
	2014	178,617	67,398	246,015	52,358,414
	Change	0	409	409	(12,151,382)
R. MacDonald(b)	2015	3,900	6,378	10,278	1,816,399	1.55	1,175,000	7.34	Yes
	2014	3,900	5,087	8,987	2,010,922
	Change	0	1,291	1,291	(194,523)
A.R. Melman(b)	2015	15,000	6,553	21,553	3,809,140	3.24	1,175,000	15.14	Yes
	2014	15,000	5,244	20,244	4,529,619
	Change	0	1,309	1,309	(720,479)
A.F. Reardon(c)	2015	4,031	5,071	9,102	1,485,117	0.75	1,975,000	3.55	No -
	2014	4,031	2,891	6,922	1,473,231				To be met by
	Change	0	2,180	2,180	11,886				May 2018(d)
Notes:
(a) Mr. Ackman is an investor in funds managed by Pershing Square Capital Management, L.P. which holds 13,940,890 Shares of the Corporation. Accordingly Mr. Ackman has an indirect interest in such Shares. In addition, Mr. Ackman, as the Managing Member of PS Management GP, LLC, exercises control over the voting and disposition of such Shares. Mr. Ackman has certified to CP that the magnitude of his indirect interest in such Shares satisfies the Corporation’s minimum shareholding requirement.
(b) Total dollar values determined by reference to the DDSUs owned by the directors and the closing price of Shares on the TSX on December 31, 2015 ($176.73) and December 31, 2014 ($223.75).
(c) Total dollar values determined by reference to the DDSUs owned by the directors and the closing price of Shares on the NYSE on December 31, 2015 ($127.60) and December 31, 2014 ($192.69), converted to Canadian dollars using an average exchange rate of $1.2787 for 2015 and at the average exchange rate of $1.1045 for 2014.
(d) Mr. Reardon was appointed Chairman of the Board of Directors on July 20, 2015, which increased his minimum shareholding requirement from 1,175,000 to 1,975,000.

2016 MANAGEMENT PROXY STATEMENT 44

CANADIAN PACIFIC

Directors Compensation
The following table provides the total compensation received by non-employee directors who served at any time during 2015.

Name	Fees earned or paid in cash ($)	Stock awards ($)(a)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings(a)	All other compensation ($)	Total ($)
W.A. Ackman(b)	—	—	—	—	—	—	—
J.R. Baird	—	148,534	—	—	—	—	148,534
G.F. Colter (former director)	—	216,215	—	—	—	—	216,215
I. Courville	—	263,772	—	—	—	—	263,772
P.G. Haggis (former director)	43,578	43,005	—	—	—	—	86,583
P.C. Hilal(b) (former director)	—	—	—	—	—	—	—
K. T. Hoeg (former director)	—	145,056	—	—	—	—	145,056
R. MacDonald	—	247,433	—	—	—	—	247,433
A.R. Melman	—	251,556	—	—	—	—	251,556
L.J. Morgan (former director)	—	272,406	—	—	—	—	272,406
A.F. Reardon	—	418,625	—	—	—	—	418,625
S.C. Tobias (former director)	—	160,365	—	—	—	—	160,365
Notes:

(a)
In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee directors during 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value is measured based on the closing fair market value of CP's common stock on the date of grant.

(b)	Messrs. Ackman and Hilal have elected not to receive any retainer or fees, nor any initial, annual or quarterly DDSUs, in connection with their service on the Board or any committees.
The total compensation received, in aggregate, by all non-employee directors in 2015 was approximately $2,210,545. This amount includes the approximate dollar value of DDSUs credited to the directors’ respective DDSU accounts in 2015.

2016 MANAGEMENT PROXY STATEMENT 45

CANADIAN PACIFIC

 BOARD AND COMMITTEES
The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing guidance and direction to management.
In fulfilling its mandate, the Board has established the following board committees: Audit (the “Audit Committee”), Corporate Governance and Nominating (the “Governance Committee”), Finance (the “Finance Committee”), and the Management Resources and Compensation (the “Compensation Committee”). The Board has approved the terms of reference for each of its committees and delegated responsibilities as set out in those mandates. Such terms of reference may be found at www.cpr.ca.
In May 2015, the Corporation's Safety, Operations and Environment Committee's Terms of Reference were revised to remove the responsibility for operations oversight to the Board as a whole. The Committee was renamed the Health, Safety, Security and Environment Committee (the "HSSE Committee"). In December 2015, the Board determined that the matters under the oversight of the HSSE Committee would be better overseen by the Board as a whole and the HSSE Committee was dissolved.
All members of the Audit Committee are “financially literate” as required by the New York Stock Exchange (“NYSE”) and the Canadian Securities Administrators (“CSA”). Mr. Paull, Ms. Courville, Mr. Melman and Mr. Reardon have been determined to meet the Audit Committee financial expert criteria prescribed by the U.S. Securities and Exchange Commission (“SEC”).
All members of each Committee met Board approved independence standards for the applicable committee. Standards derived from the NYSE corporate governance rules and CSA corporate governance guidelines are available at www.cpr.ca.
Every year the Board and each Committee reviews its terms of reference and evaluates whether it fulfills that mandate. Each Committee is satisfied that it has fulfilled all responsibilities under its terms of reference.

2016 MANAGEMENT PROXY STATEMENT 46

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is satisfied it has fulfilled all responsibilities under its Terms of Reference.

MANDATE
Responsible for fulfilling public company audit committee legal obligations and assisting the Board of Directors in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from financial statements, including the review of the annual and interim financial statements of the Corporation, the integrity and quality of the Corporation’s financial reporting and internal controls, the Corporation’s legal and regulatory requirements, and the qualifications, independence, engagement, compensation and performance of the Corporation’s external auditor, and the performance of the Corporation’s internal audit function.

HIGHLIGHTS MEMBERSHIP M. Paull (Chair effective Jan. 26, 2015) I. Courville A.R. Melman A.F. Reardon	The Audit Committee, in accordance with its mandate, accomplished the following:

External Auditor
•
Obtained and reviewed the external auditor's annual audit report of the year-end financial statements and reports describing all work performed, the outcome of the audit and a formal opinion on the financial statements of the Company

	•	Discussed with Deloitte the matters that are required to be discussed under Public Company Accounting Oversight Board ("PCAOB") standards governing communications with audit committees
•
Met with management, Internal Audit and the external auditor to review annual and interim financial statements, the related Management’s Discussion and Analysis (“MD&A”), and earnings releases prior to publication

	•	Obtained assurance from the external auditor that the audit was conducted in a manner consistent with accepted audit standards
	•	Reviewed external auditor’s compensation and recommended for Board approval
	•	Reviewed external auditor’s internal quality control reports
•
Has been provided by Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Deloitte the firm’s independence.

	•	Reviewed and approved the external auditor's annual audit plans

Financial Disclosure Review and Internal Controls
•
Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2015 with the Corporation’s management and the independent registered public accounting firm, Deloitte

	•	Based upon the review, recommended to the Board that the financial statements for the fiscal year ended December 31, 2015 be included in the Corporation's Form 10-K Annual Report
	•	Reviewed with management, the internal auditors and external auditor, the Corporation’s financial reporting processes and its internal controls
	•	Established procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters
	•	Reviewed with the internal auditors the adequacy of internal controls and procedures

Internal Audit
	•	Reviewed and approved internal auditor's annual audit plan
	•	Reviewed reports and recommendations relating to internal audit issues, and monitored management’s response to any issues identified

Risk Oversight
	•	Monitored material financial disclosure
	•	Reviewed the Corporation’s program of insurance to mitigate risks
	•	Reviewed with the Chief Legal Officer all legal and regulatory matters and claims that could have a material effect upon the financial position of the Corporation.

CANADIAN PACIFIC

 REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
The Governance Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference.

MANDATE
Responsible for monitoring and assessing the functioning of the Board and Committees, and for developing and implementing good corporate governance practices. Identifies individuals qualified to become Board Members and recommends to the Board the director nominees for the annual meetings of shareholders.

HIGHLIGHTS MEMBERSHIP R. MacDonald (Chair effective July 20, 2015) W.A. Ackman J.R. Baird	The Governance Committee, in accordance with its mandate, accomplished the following:

Board Composition, Director Qualifications and Director Nominations
	•	Reviewed the competencies and skills that the Board as a whole should possess
	•	Reviewed the competencies, skills and other diverse qualities that the existing directors possess

Effectiveness of Board, Committees and Directors
	•	Reviewed and evaluated the performance and effectiveness of the Board, its Committees, individual directors and the Chairman of the Board.
•
Assessed the effectiveness of the working relationship and communications between the Board and management and recommended changes to the Board and Committee structure and to management based on issues that were identified

	•	Assessed the availability, relevance and timeliness of information required by the Board
	•	Reviewed, and where applicable revised, the terms of reference of the Board and each Committee
	•	Reviewed position descriptions for Board Chair, CEO and Committee Chairs

Corporate Governance
	•	Reviewed and confirmed the corporate governance principles and guidelines for the Corporation
	•	Reviewed corporate governance disclosures and monitored legal and regulatory requirements, as well as best practices
	•	Assessed the effectiveness of directors and of the Board based on the Corporation's governance standards and made recommendations to the Board on changes to Board composition based on the assessment

Directors Orientation and Education
	•	Reviewed orientation and continuing education programs for directors
	•	Approved and implemented enhanced director orientation program for 2016 and forward

Directors’ Compensation
•
Directors’ compensation is required to be revisited by the Governance Committee every two to three years. In 2014 the Governance Committee reviewed and revised the payment structure for the directors’ DSU grants and implemented mandatory exercise of DSUs one year after retirement

Risk Oversight
	•	Monitored the Board’s oversight of enterprise risk management
	•	Reviewed and reported to the Board on a process to determine in light of the risks and opportunities facing the Corporation what skills and personal qualities are required for new directors

2016 MANAGEMENT PROXY STATEMENT 48

REPORT OF THE FINANCE COMMITTEE
The Finance Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference.

MANDATE
Responsible for assisting the Board in fulfilling its responsibility to oversee the Corporation’s financial position, financing plans, programs and dividend policy; strategic options and opportunities for the Corporation, including acquisitions and divestitures. Oversight of the pension plans sponsored by the Corporation and its subsidiaries.

HIGHLIGHTS MEMBERSHIP A.R. Melman (Chair effective July 20, 2015) W.A. Ackman A.F. Reardon	The Finance Committee, in accordance with its mandate, accomplished the following:

Finance Matters
	•	Oversaw the Corporation’s capital structure, cash flows and key financial ratios recommending the Corporation’s share repurchase program and normal course issuer bid
•
Reviewed the Corporation’s credit facilities, and compliance with financial covenants; oversaw the extension and amendment to the Corporation's senior credit facilities and successfully amended the Corporation's financial covenants to more closely reflect the business of the Corporation

•
Reviewed major financings, offering documents and financing plans and strategies, recommending the early settlement of the Corporation's senior secured notes and the issuance of USD$2.7 billion of term debt, including USD$900 million of 100-year notes, used to support the Corporation's share repurchases and for general corporate purposes

	•	Reviewed the Corporation’s credit ratings and monitored the Corporation’s activities relating to credit rating agencies
•
Reviewed strategic options and opportunities for the Corporation, including the sale of a portion of the Delaware and Hudson Railroad as well as the proposed acquisition by the Corporation of Norfolk Southern

	•	Reviewed the operating and capital budgets for the Corporation

Pension Matters
	•	Exercised oversight responsibilities of pension matters
	•	Appointed pension fund auditor
	•	Received the annual audited pension fund financial statements and reviewed the auditor's reports
	•	Revised the Statement of Investment Policy
	•	Selected new investment managers

Risk Oversight
	•	Reviewed financial risks, including credit risk, commodity risk, M&A risk and interest rate risk.
	•	Reviewed risk assessment and risk management policies relative to financial risk that may impact the Corporation
	•	Oversaw financial risks and contingent exposure

CANADIAN PACIFIC

 REPORT OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE
The Compensation Committee is satisfied that it has fulfilled all of its responsibilities under its Terms of Reference.

MANDATE
Responsible for fulfilling public company compensation legal obligations and assisting the Board with its responsibility relating to the appointment, compensation and reporting relationships of the Corporation’s executives. Reviews the Corporation’s compensation philosophy and programs, the adoption and amendment of incentive compensation plans, and retirement plans. Establishes the performance objectives and performance evaluations for senior officers. Reviews organizational health, and succession planning.

HIGHLIGHTS MEMBERSHIP I.Courville (Chair effective Jan. 26, 2016) J.R. Baird R. MacDonald	The Compensation Committee, in accordance with its mandate, accomplished the following:

Succession Planning
	•	Undertook succession planning for senior management positions in the Corporation, and reviewed processes to identify, develop and retain executive talent
•
Appointed officers of the Corporation including a new Chief Financial Officer, Mark Erceg; Chief Legal Officer and Corporate Secretary, Jeffrey Ellis; Vice-President Sales - International, Tim Marsh; Vice-President Engineering, Justin Meyer; and Vice-President Investor Relations, Nadeem Velani

Compensation Philosophy
	•	Reviewed the compensation philosophy and programs of the Corporation generally and reviewed reports from independent advisors
	•	Considered total compensation for named executives and those officers reporting to the CEO
	•	Recommended short-term and long-term incentive plan metrics for 2015 and 2016, respectively
	•	Approved awards under the short-term incentive plans for 2014 and under the long-term incentive plans for 2015
	•	Reviewed executive share ownership guidelines and monitored compliance

Chief Executive Officer Performance and Compensation
	•	Established the performance objectives and the process for evaluating the performance of the CEO
	•	Conducted performance evaluations of the CEO in accordance with the performance evaluation process
	•	Reviewed and made recommendations to the independent directors of the Board on the level of compensation to be paid to the CEO
	•	Reviewed and made recommendations to the independent directors of the Board on revisions to the CEO’s Employment Agreement

Risk Oversight
	•	Reviewed Corporation’s compensation plans with the view towards not encouraging excessive or undue risk taking
	•	Oversight of risk associated with the compensation philosophy and programs

2016 MANAGEMENT PROXY STATEMENT 50

REPORT OF THE HEALTH,SAFETY, SECURITY AND ENVIRONMENT COMMITTEE
The Board is satisfied that the HSSE Committee fulfilled all of its responsibilities under its Terms of Reference.

MANDATE
The Committee was responsible for providing oversight on health, safety, security and environmental issues of the Corporation and to review practices and procedures in light of changes to applicable legislation, regulatory requirements and industry standards. In December 2015, the Board determined that the matters under the oversight of the Committee would be better overseen by the Board as a whole and the Committee was dissolved

HIGHLIGHTS MEMBERSHIP Committee dissolved	The HSSE Committee, in accordance with its mandate, accomplished the following:

Oversight of Health, Safety, Security and Environmental Issues
	•	Reviewed and made recommendations on matters relating to the environment, safety, and occupational health
	•	Reviewed management’s efforts focused on prevention and mitigation of problems and incidents related to significant environmental, safety, and occupational health issues, and major hazard analysis
	•	Reviewed legislation and regulatory changes in Canada & U.S.
	•	Reviewed key safety performance metrics
	•	Reviewed environmental initiatives and responses to all operational activities where environmental damage was possible
	•	Reviewed key security risks relating to the Corporation and response plans

Risk Oversight
	•	Reviewed key issues and risks, opportunities and strategies with respect to health, safety, security and environmental issues

CANADIAN PACIFIC

2015 EXECUTIVE COMPENSATION

53	2015 Performance Highlights		Executive Compensation Clawback
54	Statement of Executive Compensation		Governance Structure and Risk Mitigation in Compensation Programs
Management Resources and Compensation Committee
		68	Performance Graphs
	Principles and Objectives of Executive Compensation Program	71	Named Executive Officer Compensation for 2015
Chief Executive Officer
56	Compensation Discussion and Analysis		Other Named Executive Officers' Compensation
	Executive Summary		Former Named Executive Officers
	Named Executive Officers	79	Compensation Details
	Compensation Framework for Executive Officers		Summary Compensation Table
	Target Compensation Mix	83	Incentive Plan Awards
	2015 Short Term Incentive Plan Results		2015 Grants of Plan-Based Awards
	2015 Long-Term Incentive Grants		2015 Outstanding Equity Awards at Fiscal Year end
2015 PSU Payout
	Tax and Accounting Considerations Deductibility		Option Exercises and Stock Vested
	Summary of Risk Profile and Risk Management		Management Stock Option Incentive Plan
	Diversity	91	Pension Plan Benefits
57	Compensation Elements for Executive Officers		Defined Benefits Plan
	Comparator Group		Defined Contribution Plan
60	2015 Compensation and Performance		US Retirement Plans
	Base Salary		Pension Benefits Table
	STIP		Deferred Compensation Plans
	2015 STIP Performance		Nonqualified Deferred Compensation Table
	LTIP	96	Termination and Change in Control Benefits
	2015 Grants of Options and PSUs		Change in Control Agreements
	2016 LTIP Grant		Payable on Change in Control
	Payout of 2012 and 2013 PSU Grants		Compensation on Termination of Employment
64	Other Key Compensation Policies of the Company		Voluntary Termination
	Executive Perquisites		Retirement
	Employee Share Purchase Plan		Termination for Cause
	Share Ownership Requirements		Terminations Without Cause
	Hold policy for the CEO		Payable on Termination Without Cause
Anti-hedging policy

2016 MANAGEMENT PROXY STATEMENT 52

 2015 PERFORMANCE HIGHLIGHTS
The overall economic climate was challenging in 2015 with the lowest commodity prices in a decade. Despite the economic conditions, CP performed well, setting records in several of our key metrics for each consecutive quarter. CP has an effective operational model and a diverse mix of business. The structure we have is resilient and has produced positive results despite the economic headwinds. CP’s continued focus on service, combined with disciplined cost management  and incremental investment in the franchise, yielded strong results for customers and shareholders.

We are poised to capitalize on the anticipated economic recovery and remain confident of the future of this franchise.

2015 performance highlights:

•	Operating ratio of 60%, which is a 470 basis point improvement from 2014

•	Adjusted operating ratio of 61%, which is a 370 basis point improvement from 2014

•	Diluted Earnings Per Share of $8.40, which is a decrease of 1% from 2014

•	Adjusted diluted Earnings Per Share of $10.10, which is an increase of 19% from 2014

•	Freight revenue was up slightly to $6,552 (millions) from $6,464 (millions) in 2014

•	Free cash flow of $1,155 (millions), up from $725 (million) in 2014

•	Terminal dwell improved by 17% over 2014

•	Network speed increased to 21.4 mph, up 19% from 18.0 mph in 2014

•	Locomotive productivity was increased by 12% compared to 2014

•	Fuel efficiency improved by 4% in 2015 (measured by gallons consumed per 1,000 Gross Ton Miles)

•	Share buyback - with approximately 13.5 million shares repurchased over the course of 2015

As shown in the following chart CP continued its momentum of year-over-year operating ratio improvement in 2015, producing an adjusted operating ratio of 61%. In three years, the Company has gone from the highest operating ratio in the industry, to the second lowest.  CP expects further improvements in its operating ratio in 2016; the Company is targeting an operating ratio below 59%, a further 300 basis point improvement from 2015 levels.
Source: company filings; for a description and reconciliation of CP’s adjusted operating ratio, see CP’s Form 10-K.

CANADIAN PACIFIC

 STATEMENT OF EXECUTIVE COMPENSATION

MANAGEMENT RESOURCES AND COMPENSATION
COMMITTEE
Compensation Committee Interlocks and Insider Participation
The Compensation Committee has no interlocks or insider participation. The members of the Compensation Committee during fiscal 2015 were Paul Hilal (Chair), Rebecca MacDonald, Krystyna Hoeg, Linda Morgan, Andrew Reardon, and Stephen Tobias. None of these members have ever been employed by Canadian Pacific, and no members had any relationship with CP during 2015 requiring disclosure as a transaction with a related person, promoter, or control person under Item 404 or Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K.
What is the Role of the Compensation Committee?
CP's Compensation Committee oversees the development and approval of CP's compensation philosophy, strategy and design. The Compensation Committee drives performance behaviour through compensation plans that balance risk and incentives while taking into consideration independent data and market practices.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described above, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Isabelle Courville, Chair
John Baird
Rebecca MacDonald
Calgary, AB
February 23, 2016
Composition of the Compensation Committee
The Compensation Committee currently consists of three independent directors: Isabelle Courville (Chair), John Baird and Rebecca MacDonald.
Each member of the Compensation Committee has education, skills and experience that are relevant to the performance of their responsibilities as a member of the Compensation Committee. The following skills and experience enable the Compensation Committee members to make decisions on the suitability of CP’s compensation policies and practices:
*Isabelle Courville (Chair) is Chair of the Board of Directors of the Laurentian Bank of Canada. From 2007 to 2013, Ms. Courville was President of Hydro-Québec

Distribution and Hydro-Québec TransÉnergie. Ms. Courville was active for 20 years in the Canadian telecommunications industry. She served as President of Bell Canada’s Enterprise Group and as President and Chief Executive Officer of Bell Nordiq Group.

The Compensation Committee benefits from Ms. Courville's experience in managing large companies, including the design and planning of executive compensation.

*John Baird most recently served as a Member of Parliament of Canada until his resignation on March 16, 2015. Prior to being elected as a MP, Mr. Baird was a Member of the Legislative Assembly of Ontario, during which time he served in a number of capacities including Minister of Community and Social Services, Minister Responsible for Children, Minister of Francophone Affairs, Deputy House Leader, Chief Government Whip, Minister of Energy and Government House Leader.

Mr. Baird's extensive experience at senior levels in the government includes having managed numerous federal government ministries and planning and structuring of senior level compensation.
* Rebecca MacDonald is founder and current Executive Chair of Just Energy Group Inc., a Toronto-based independent marketer of deregulated gas and electricity. Ms. MacDonald served as President and Chief Executive Officer of Just Energy prior to becoming Executive Chair in 2007. As Chief Executive Officer, the head of the human resources department reported directly to her. Ms. MacDonald has strong succession planning experience including her development of candidates in preparation for her succession as Chief Executive Officer of Just Energy.

In addition to the three directors above, the following former directors were also on the Compensation Committee in 2015:
•Paul Hilal

•	Linda Morgan

•	Krystyna Hoeg

•	Stephen Tobias

•	Andrew Reardon

Overall the Compensation Committee members possess human resources and compensation-related experience in the following areas:

•	Direct responsibility for executive compensation matters

•	Membership on other human resources committees

•	Compensation plan design and administration, and compensation decision-making and understanding the Board’s role in the oversight of these practices

2016 MANAGEMENT PROXY STATEMENT 54

•	Understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts

•	Engagement with investors and investor representatives on compensation issues

•	Oversight of financial analysis related to compensation plan design and practices

•	Oversight of labour matters and a unionized workforce

•	Pension benefit oversight

•	Recruitment of senior executives

•	Oversight of risk in compensation plan design and practice
PRINCIPLES AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM
CP’s executive compensation program is closely linked to the crucial metrics that drive the achievement of our strategic plan and create shareholder value. We have created a railroad-focused culture with compensation plans designed to align management compensation with shareholder interests. The Compensation Committee believes that the Company's compensation philosophy enables CP to reward behaviour that produces consistent, long-term performance accompanied by effective risk management. The majority of executive officers' pay is at risk and will be earned only through the successful execution of CP’s strategic plan.
The Compensation Committee supports a compensation program that drives short and long-term business performance, is competitive, and encourages broad share ownership. Our executive compensation program is weighted towards pay-for-performance components that are integrated into a comprehensive executive compensation program; is aligned with shareholders’ interests; is competitive in attracting and retaining talent; and provides compensation to motivate sustained performance of executives and support the achievement of corporate and individual objectives.
In order to design a program that meets the Compensation Committee's objectives, the Compensation Committee has retained an independent compensation consultant, reviews management recommendations with respect to compensation programs and annually reviews individual performance of the executive officers and recommends any compensation adjustments. The Committee believes that the positive result of 97.42% of votes cast for the 2015 say-on-pay proposal validated the Company's compensation philosophy.
Best Practices in Executive Compensation
The Compensation Committee establishes compensation programs that align with CP’s strategic plan, emphasize the importance of long-term value creation and mitigate risk. Our overall plan includes certain best practices:

We Do	We Do Not
✓ Base a majority of executive compensation on performance	✗ Guarantee bonuses
✓ Align vesting criteria for performance share units with our long-term strategic plan and shareholder value	✗ Have single-trigger change of control benefits
✓ Have share ownership requirements for our top 79 senior management employees	✗ Permit hedging of equity holdings in CP
✓ Enforce an equity holding period for our CEO
✓ Maintain a clawback policy for senior executive incentive compensation

Executive Compensation Consultants
The Compensation Committee and management retain separate independent executive compensation advisors.
Compensation Committee Advisors
In 2015, the Compensation Committee continued to engage Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian was originally retained by the Compensation Committee in 2012. Meridian has agreed not to perform any services for CP management. During 2015, Meridian advised the Compensation Committee on executive compensation and to the Governance Committee on director compensation. The Chair of the Compensation Committee approves all fees and work performed by Meridian. Meridian’s fees were $100,005 for 2015 and $228,455 for 2014.
Management Advisors
In 2015, CP management engaged Towers Watson to provide market data and survey results relating to executive compensation. Total fees paid in this regard were $89,519 for 2015 and $71,407 for 2014.

CANADIAN PACIFIC

 COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Named Executive Officers
This compensation disclosure relates to our eight NEOs for 2015. The NEOs were:
• E. Hunter Harrison, Chief Executive Officer (“CEO”)
• Keith E. Creel, President and Chief Operating Officer(“COO”)
• Mark J. Erceg, Executive Vice-President and Chief Financial Officer (“CFO”)
• Laird J. Pitz, Vice-President and Chief Risk Officer
• Mark K. Wallace, Vice-President, Corporate Affairs and Chief of Staff
Three of the NEOs were former members of the executive team in 2015:
• Timothy E. Marsh, Vice-President Sales - International and former Senior Vice-President Sales and Marketing
• Paul A. Guthrie, Special Counsel to the CEO and former Chief Legal Officer and Corporate Secretary
• Bart W. Demosky, former Executive Vice-President and Chief Financial Officer (“CFO”) who ceased employment on May 30, 2015.
Compensation Framework for Executive Officers
CP maintains a comprehensive executive compensation program. The program consists of three main elements of total direct compensation: base salary, annual incentives and long-term incentives. CP also provides the NEOs with a standard pension plan and benefit plan as well as a modest perquisites plan. The objective of the executive compensation program is to provide total pay opportunities that are competitive with our comparator groups and to attract and retain the right executive talent for CP.
Target Compensation Mix
CP's compensation philosophy is designed so that a substantial portion of total compensation is at risk in order to directly align executives' compensation with CP's financial performance.
A large portion of the compensation awarded to our NEOs is performance-based compensation and hence "at-risk". In 2015, approximately 82% of Mr. Harrison's targeted total direct compensation and an average of 72% of the other NEOs' targeted total direct compensation was at risk, meaning that if CP does not meet or exceed the pre-established threshold financial targets, the executive will not receive a payout under the applicable incentive plan.

The chart below illustrates the pay mix for our NEOs based on their target total compensation.

The Compensation Committee strives to strike a balance between short-, medium- and long-term compensation. The mix of fixed and variable compensation is designed to align NEOs' financial incentives with shareholder interests.
2015 Short Term Incentive Plan Results
The 2015 short-term incentive plan ("STIP") was based on three metrics: operating income, operating ratio and free cash flow. These measures were chosen because they support CP's strategic plan and are linked to the creation of long-term shareholder value. Overall, corporate performance for 2015 was strong resulting in the Board of Directors approving a payout of 123% for the corporate component of the plan. Further information on the 2015 STIP can be found on page 60.
The maximum payout for corporate performance under the STIP is 200%. However, in 2015 the Compensation Committee granted the CEO discretion to increase this amount to 225% in any individual instance provided the overall budget for the corporate payout was not exceeded. He was also granted discretion to decrease or eliminate the corporate component of the STIP payout. However, no such discretion may be exercised to increase bonuses that are granted under the Section 162(m) Incentive Plan. Any adjustments to STIP payouts to NEOs and those individuals reporting directly to the

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CEO must be approved by the Board of Directors. No such discretion was exercised in 2015.
2015 Long-Term Incentive Grants
To support CP's strategic plan and align the interests of management with the interests of shareholders, long-term incentives consist of a mix of 50% PSUs and 50% Options. The Compensation Committee considered external market data together with internal factors, including leadership and talent management, to determine the appropriate value of long-term incentive grants. Further information on CP's long-term incentive plan can be found on page 62.
Payout of 2012 and 2013 PSU Grants
For the three-year performance period ended December 31, 2015, there were four performance measures applicable to PSU grants: operating ratio, free cash flow, Total Shareholder Return ("TSR") Compound Average Growth Rate ("CAGR") relative to the S&P TSX60 Index and TSR CAGR relative to Class I Railroads. The Company's performance was exceptional and all units vested with a 200% payout. Further information on CP's PSU grants can be found on page 63.
Tax and Accounting Considerations Deductibility
Tax and accounting implications are considered when designing incentive and equity compensation plans, but the Compensation Committee has not adopted a policy that all compensation must be deductible for income tax purposes. Other important considerations outweigh tax or accounting considerations.
With respect to executives paid by a US entity, Section 162(m) of the Internal Revenue Code does not generally permit a public company to deduct non-performance-based compensation paid to a named executive officer (other than the principal financial officer) to the extent the compensation exceeds $1 million in any year.
The Company's annual and long-term incentive plans have been structured with the intent of enabling the

Compensation Committee to grant compensation that constitutes "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code pursuant to the Section 162(m) Incentive Plan, shareholder approval of which is being sought at this meeting.
Generally under GAAP, compensation is expensed as it is earned. Equity compensation is generally expensed, over its vesting period in accordance with ASC Topic 718.
Summary of Risk Profile and Risk Management
The Compensation Committee oversees risk management related to executive compensation and considers the implications of the risks associated with CP’s compensation policies and practices. Broad-based short-term and long-term incentive plans as well as the executive compensation program are aligned with CP’s strategic plan and enterprise risk management practices. Our compensation programs, policies and practices operate to encourage the right behaviours, to reward performance, and to align with long-term shareholder interests. Risks are mitigated through appropriate plan design, implementation of risk mitigating policies, and specific risk mitigation measures discussed on page 66.
Diversity
CP encourages the advancement of women and individuals with diverse backgrounds at the Corporation through its employment equity program. CP has put in place an in-depth Diversity and Employment Equity Program pursuant to the Employment Equity Act (Canada) to remove workplace barriers at all levels that impede or prevent the inclusion of qualified individuals and minority groups, including women, from consideration for positions. CP believes that the Diversity and Employment Equity Program encourages the advancement and employment of women and that arbitrary targets are not in the best interests of CP or helpful in obtaining the highest-calibre executives.

COMPENSATION ELEMENTS FOR EXECUTIVE OFFICERS
CP’s executive compensation program and policies are designed to provide a clear link between our long-term strategy, business plans, and executive compensation. We pay for performance and a significant portion of executive compensation is tied to meeting key corporate objectives that drive shareholder return. Plans are also designed to be competitive in attracting and retaining top talent.

At the 2015 Annual Shareholders Meeting, 97.42% of the votes cast supported CP’s approach to executive compensation (the “say-on-pay” vote). The Compensation Committee determined that there were no significant concerns indicated regarding our executive compensation practices and therefore did not make any material changes to the program.
Comparator Group
The Compensation Committee reviews the compensation of each NEO and other executive officers upon appointment and on an annual basis. In determining

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compensation for the NEOs and other executive officers, the Compensation Committee considers a peer primary comparator group of the following Class I Railroads: BNSF Railway, Canadian National Railway Company, CSX Corporation, Kansas City Southern Railroad, Norfolk Southern Corporation and Union Pacific Corporation. The Company benchmarks base salary, short-term incentives and long-term incentives for the NEOs against those for employees in similar positions at these railroads. This primary comparator group reflects CP’s need to attract and retain experienced railroad executives by ensuring that we offer compensation programs that are competitive with those offered by competing North American railroads. We have balanced this North American focus by continuing to use a secondary reference group to verify our alignment with general compensation trends and benchmark pay levels. This secondary reference group, reviewed by the Compensation Committee in 2015 is a group of capital-intensive Canadian businesses ranging from one-third to three times the size of CP on an asset basis, with CP having an asset basis that is at approximately the median of the group. The companies in this secondary reference group are listed on Schedule “B”.
Each element of compensation is targeted at the median of the primary comparator group. Salary and short-term incentives are also compared to the median of the secondary reference group. The Long-Term Incentive Plan ("LTIP"), which has challenging performance goals, is designed to target the 75th percentile of the secondary group, with total compensation targeted between the 50th and 75th percentiles of the secondary reference group. Actual pay received is highly dependent on performance, particularly share price performance. Throughout the annual executive compensation review process, the Compensation Committee receives advice from its independent compensation consultant.

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The following table summarizes the various elements of CP’s executive compensation program:

Compensation Element	Form	Description and Purpose	Risk-Mitigating Elements	Link to Business and Talent Strategies
Base Salary	Cash
Fixed pay with individual salary recommendations based on competitive assessment and economic outlook, leadership, retention, and succession considerations.
Reviewed annually and adjusted when appropriate.

Provides an adequate fixed component of pay to ensure access to talented employees and is set taking into account external advisor and peer group analysis.
Competitive base salaries help attract and retain highly qualified leaders: benchmarking against the comparator group ensures that base pay is competitive.
Increases are not automatic or guaranteed, to promote a performance culture.

Short-term Incentive Plan	Cash
Target awards are based on the executive’s level in the organization and are benchmarked to the 50th percentile of the comparator group; actual payouts are based on achievement of pre-determined corporate and individual objectives.
One-year performance period.
Multiple performance metrics used with plan targets reviewed and approved annually based on detailed review of strategic plan. Payouts are capped with no guaranteed minimum payout.
Attract and retain highly qualified leaders through an opportunity to earn a market-competitive level of cash incentives, based on annual performance. Motivate high corporate and individual performance.
Alignment of personal objectives with area of responsibility and role in realizing operating results. Corporate measures remained the same in 2015 as the achievement of certain goals for operating ratio, operating income and free cash flow directly align with achievement of CP's financial strategy.

Deferred Share Units (“DSUs”)
Provided the executive is below his ownership requirement, short-term incentive is provided in DSUs, at the executive’s election, to facilitate achievement of share ownership requirements. A 25% Company match of DSUs is awarded.

DSUs are required to be held until at least 6 months after retirement or termination of employment.

Aligns management interests with shareholder value growth and contributes to retention of key talent.
Executive cannot defer DSUs beyond an ownership level provided in CP's stock ownership guidelines.
Matching DSUs have a three-year vesting period.

Sustained alignment of executive and shareholder interests since the value of DSUs is directly related to share price and DSUs cannot be liquidated until a minimum of six months after termination of employment.

Matching DSUs encourage share ownership.

Long-Term Incentive Plan	PSUs
Designed to target total long-term incentives at the median of the primary comparator group and 75th percentile of the secondary comparator group.
PSUs are granted to executive officers equal to half of their total LTIP award. They vest only upon achievement of predefined market and financial goals.

3 year performance period.
PSUs offer mid- and long-term incentive compensation through overlapping multi-year performance periods. Performance multiplier is capped with no minimum guaranteed payout.
PSUs align executive and shareholder interests over the mid-term by focusing the leadership team on achieving challenging performance goals, with the value received driven by both share price improvement and Company performance. Attract and retain highly qualified leaders by providing a competitive incentive opportunity.

Return On Invested Capital ("ROIC") was added as a performance measure in 2015.

	Stock Options	Options are granted to executive officers equal to half of their total LTIP award with their value based on the executive’s level in the organization. Vesting over 4 years with 10 year Option term.	Options offer long-term incentive compensation through a long term interest in share price appreciation.	We continue to deliver a portion of long-term incentives as Options to ensure direct alignment with, and focus on, stock price appreciation.
Pension	Defined Benefit and Defined Contribution pension plans	Pension benefit is based on pay and service and is designed to be market competitive. Supplemental Plan limited to senior managers and executives.	Provide an appropriate risk management balance to an otherwise highly performance-focused pay package.	Attract and retain highly qualified leaders.

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2015 COMPENSATION AND PERFORMANCE
Base Salary
Decisions on Base Salary for the NEOs and all other executive officers reporting to the CEO are made by the Compensation Committee. The Compensation Committee considers the CEO’s recommendations for executive officers not reporting directly to the CEO for possible salary adjustments and annual incentive bonuses. Other executive officers have no role in determining their own compensation. The Compensation Committee discusses the CEO's compensation recommendations with the full Board which approves final compensation decisions.
An executive compensation market analysis is annually performed using third-party surveys and publicly available executive compensation data for our two comparator groups to ensure that CP sets appropriate, market-competitive compensation levels. Decisions on level of pay for NEOs and all other executive officers reporting to the CEO are based on an executive compensation policy designed to position total direct compensation at approximately the 50th percentile of our primary comparator group (with additional reference made to our secondary reference group).
The Compensation Committee reviews the base salaries of NEOs and officers reporting directly to the CEO at the time of hire, and, on an annual basis in December of each year. The Compensation Committee considers each individual’s leadership abilities, performance, responsibilities and experience as well as median comparator group practices, succession and retention considerations and economic outlook.
The Compensation Committee made the following decisions about base pay of the NEOs in 2015:

•	No change was made to Mr. Harrison's salary

•	Mr. Creel received an increase of 3.5% on April 1, 2015

•	Mr. Pitz received an increase of 3% on April 1, 2015

•	Mr. Wallace received an increase of 4.5% on April 1, 2015

•	Mr. Guthrie received an increase of 2.5% on April 1, 2015

•	No change was made to base salary for Mr. Demosky
The Committee reviewed the NEO salaries for 2016 and approved the following increases:

•	Mr. Creel received an increase of 2.7% on January 1, 2016, and an increase of 2% on April 1, 2016

•	Mr. Pitz received an increase of 3% on April 1, 2016

STIP
Approximately 3,200 non-unionized employees participate in CP’s STIP. This plan provides an opportunity for employees to earn an annual cash award based on the achievement of corporate targets and specific individual performance objectives. Employees are required to set individual performance objectives annually and the individual component of the STIP is based on achievement of these and other pre-determined goals set prior to the performance year, which reflect the strategic and operational priorities critical to each executive’s function. Each goal has a minimum, target and maximum standard achievement.
An employee's payout on the individual component of the STIP may be zero or range from 50% to 200%. Any award payable under the individual component is subject to a minimum level of corporate performance, which is set annually by the Board. No award under the STIP is paid unless this minimum corporate hurdle is achieved. Assessment of individual performance against objectives is conducted through semi-annual performance reviews. The Compensation Committee also considers safety as part of its overall assessment of performance; safety is treated as an integral part of each employee's responsibility in addition to forming part of the operations teams' individual objectives.
Minimum, target and maximum payouts, expressed as a percentage of base salary are established for the NEOs, executives, senior managers and other management participants as follows:

Level	Minimum Payout as Percentage of Base Salary (%)	Target Payout as Percentage of Base Salary (%)	Maximum Payout as Percentage of Base Salary (%)
CEO	75	150	300
Other NEOs	30 – 50	60 – 100	120 – 200
Other Officers	25 – 32.5	50 – 65	100 – 130
Remaining Participants	3.75 – 20	7.5 – 40	15 – 80
As noted above, payouts received under the STIP depend upon the achievement of both corporate and individual objectives. The weights of the corporate and individual components are dependent upon the employee’s level in the organization, with executives having a more significant portion of their annual incentive based on corporate results. This design reflects CP’s view that short-term incentives should be tied to both overall corporate performance as well as those areas of its business that each employee influences directly. Weights for the 2015 STIP were as follows:

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Level	Target Award as a Percentage of Base Salary (%)	Corporate Component Weighting (%)	Individual Component Weighting (%)
CEO	150	75	25
Other NEOs	60 – 100	75	25
Other Officers	50 – 65	75	25
Senior Managers	35 – 40	60	40
Remaining Participants	7.5 – 30	50	50
The Compensation Committee aligns performance goals directly with CP’s strategic plan, which is reviewed and approved by the Board of Directors. In setting STIP targets for the upcoming year, CP generally excludes items that are outside the normal business of the company and can impact the comparability of CP’s year-over-year financial performance.

Payouts under the STIP are a sum of the corporate and individual components calculated as follows:

Salary	X	Target Attributable to CP Performance (% of salary)	X	CP Performance Factor (0 - 200%)	=	Total STIP Award

	X	Target Attributable to Individual Performance (% of salary)	X	Individual Performance Rating (0 - 200%)	=
The Board has discretion to adjust targets and payouts under the STIP. In 2013, the Compensation Committee adopted guidelines for the exercise of this discretion. Adjustments, whether positive or negative, are reviewed on an individual basis, using these guidelines, and the Board focuses on assessing individuals' achievement of management, safety, financial and other objectives. The Compensation Committee may also approve a downward adjustment on the corporate component of STIP for any executive officer.
To determine NEO payouts under the STIP, the Compensation Committee, in addition to assessing corporate performance, directly assesses the individual performance. The Committee assessed the individual performance of the CEO and considers the CEO’s assessment of the individual performance of the NEOs. The CEO evaluates individual NEO performance against quantitative and qualitative financial, operational and strategic assessments of pre-defined performance objectives. The actual annual incentive payouts for each NEO in 2015 are provided in the Summary Compensation Table on page 79.

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2015 STIP Performance
In 2015, corporate performance was assessed against measures approved by the Board of Directors in December of 2014 as follows:

			Performance Range
Company Measure		Weight	Threshold	Target	Exceptional
Operating Ratio	Operating expenses divided by total revenues	50%	65.2%	64.5%	63%
Operating Income ($M)	Revenues less expenses using US GAAP	25%	2,290	2,440	2,690
Free Cash Flow ($M)	Cash provided by operating activities less cash used in investing activities as shown on the Consolidated Statement of Cash-Flows (excluding costs of assets acquired under lease strategy)	25%	560	660	960
Both the operating income and operating ratio metrics were set based on an assumed foreign exchange set at the beginning of the year. These rigorous measures were selected because they are appropriate for a capital-intensive business and provide quantifiable metrics that focus on achieving growth in a cost-efficient manner. Target levels for the 2015 STIP were designed to drive significant improvements over actual results achieved in 2014 and align with CP’s strategic plan. In assessing targets, the Compensation Committee considered, among other things, the results achieved on these metrics (both in whole amount and in pace of improvement) by our primary comparator group during similar transformational periods. This ensured that our targets not only require achievement of significant improvement year over year, but reflect a very high level of improvement relative to the performance that our primary comparator group has been able to achieve.
In determining the performance level achieved under the STIP, the Compensation Committee may decrease payouts even if CP achieves its financial and operational objectives, where such achievement has a detrimental effect on our goals regarding safety and minimization of environmental impact. In addition, the Compensation Committee may, at its discretion, make adjustments to the company’s reported results (for purposes of calculating payouts under the STIP) to reflect unusual items. Using this discretion, the Committee excluded certain land sales and proceeds from the sale of the Delaware and Hudson Railway ("D&H") as well as the cash required as an advance on the PSU payment made to Canadian employees on December 31, 2015. These adjustments lowered free cash flow by $277 million and increased expenses for both operating income and operating ratio by $53 million. After considering these factors and that the operating income hurdle of two billion dollars was reached, together with our overall financial results against STIP targets, the Board of Directors, on the recommendation of the Compensation Committee, assessed corporate performance as above target on Operating Ratio (117%), below target on Operating Income (59%) and exceptional on Free Cash Flow (200%). The resulting overall corporate performance factor, based on the weighting of the components, was 123%.

The following table shows the 2015 corporate performance objectives and results achieved:

Measure	Target	Exceptional Target	2015 Actual Result	Performance Assessment
Operating Ratio	64.5%	63.0%	64.25%	above target
Operating Income	$ 2,440 M	$ 2,690 M	2,318 M	below target
Free Cash Flow	$ 660 M	$960 M	1,059 M	exceptional
The individual component of the 2015 STIP Plan was based on personal objectives. The personal objectives for each NEO, together with an assessment of each NEO’s performance, is provided on pages 71 to 76.
LTIP
To support CP’s strategic plan and align the interests of management with the interests of shareholders, long-term incentive grants to NEOs and other executives consist of 50% PSUs and 50% Options. To determine the appropriate value of long-term incentive grants provided to NEOs, the Board of Directors and the Compensation Committee consider our comparator groups' practices and external market data together with internal factors including executive retention, dilution impact, long-term value creation and executive stock ownership.
LTIP grants are awarded as a percentage of salary. The following table shows the target LTIP awards as a percentage of salary that can be granted to the NEOs.

Name	% of Base Salary	Target LTIP ($)
E.H. Harrison	300%	8,439,420
M.J. Erceg	275%	1,881,287
K.E. Creel	300%	3,501,396
L.J. Pitz	115%	471,047
M.K. Wallace	115%	378,447
T.E. Marsh	250%	1,350,000
P.A. Guthrie	115%	453,082
The granting of PSUs and Options to NEOs and other eligible employees is annually reviewed and approved at a meeting of the Board of Directors on the recommendation of the Compensation Committee. The

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annual broad-based long-term incentive awards are granted at approximately the same time each year following the release of year-end financial information. Any off-cycle grants are made the first Tuesday of the month following approval unless the Company is in a blackout period in which case the grant would be made after the blackout has been lifted. No equity grants are awarded when the Company possesses material non-public information.
The Compensation Committee does not take into account previous executive grants when setting individual awards, as long-term plans are contingent on future performance. At the CEO’s recommendation, the Board may eliminate or adjust an executive’s actual grant (but may not increase a grant more than 25% above an executive's target). In determining adjustments the Compensation Committee considers, among other factors, competitive positioning of each individual's compensation.
The objective of PSU grants is to focus executives on medium-term goals within a three-year performance period. Performance measures, thresholds and targets are set by the Board of Directors at the beginning of each performance period. Performance measures are assessed independently. If threshold measures are not met for a given performance period, no award is payable in respect of PSUs for that period. If performance is exceptional, a PSU payout of up to a maximum of 200% may be approved by the Board.
If performance targets are achieved at the end of the three-year performance period, PSUs vest and are paid out in cash or, at the CEO’s discretion, in shares using an after-tax value, based on the number of units that are earned and the average closing share price for the 30 trading days prior to the end of the performance period. If performance targets are not achieved at the end of the three-year period, PSUs are forfeited for no consideration. The Board of Directors may exercise discretion to adjust payouts. PSUs are credited with dividend equivalents which are reinvested into additional PSUs, which vest at the same time and based on the achievement of the same performance conditions as the PSUs.
Options are granted to provide a long-term incentive to NEOs and other eligible executive employees to create enduring long-term shareholder value. If our share price increases between the grant date and the vesting date, Options are “in-the money” and provide value to the Option holder once the Stock Options are exercised.
Effective for 2015 LTIP grants, Options and PSUs can be granted in respect of our Shares listed on either the TSX or the NYSE.
In 2014, the Compensation Committee granted the CEO the discretion to adjust the size of or eliminate an award to any individual prior to the grant date provided that the overall number of units approved for payout is not exceeded and any individual's grant is not increased more than 25% above target. Adjustments to awards to NEOs and those individuals reporting directly to the CEO are subject to Board approval.
The CEO did not exercise this discretion in 2015.
2015 Grants of Options and PSUs
On January 23, 2015, grants of Options and PSUs were awarded to eligible LTIP participants.
Target awards, expressed as a percentage of base salary, for the 2015 LTIP were as follows:

Level	Target Award as a Percentage of Base Salary (%)
CEO	300
Other NEOs	115 - 300
Other Officers	85 - 125
Other Participants	10 - 65
Options under the LTIP are granted to NEOs and other designated employees pursuant to the Management Stock Option Incentive Plan ("MSOIP"), which is described in detail on page 88. Options have a ten-year term, and vest over four years at a rate of 25% on each anniversary of the grant date. The exercise price was $218.78 for Options granted in respect of Shares listed on the TSX and US$175.92 for Options granted in respect of Shares listed on the NYSE. The grant date fair value, determined in accordance with FASB ASC Topic 718, of the Options awarded to NEOs are included in the Summary Compensation Table on page 79, under the Option Awards column.
PSUs under the LTIP are granted to NEOs and other executives pursuant to our PSU Plan. The PSUs are subject to a three-year performance period beginning on January 1, 2015, and ending on December 31, 2017. PSUs vest contingent on performance against the following four measures:

Measure		Weight	Performance Range
2017 Operating Ratio	Operating expenses divided by total revenues	50%	64% to 60%
2015 to 2017 average ROIC	Net operating profit after tax divided by average invested capital	30%	13% to 15%
Total Shareholder Return (Measured over 3 years)	Compound average growth rate (CAGR) relative to S&P/TSX 60 Index	10%	0% to 5% above the index
Total Shareholder Return (Measured over 3 years)	Ranking relative to Class I Railroads	10%	fourth-first
Operating Ratio ("OR") was chosen as a metric because it is a rigorous quantifiable measure of cost-efficient

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growth and is fundamental to achieving the Corporation’s strategic plan. For 2015, the Free Cash Flow measure for PSUs was replaced with a three-year average Return On Invested Capital ("ROIC"). ROIC was chosen to measure profitably of our invested capital.
Total Shareholder Return ("TSR") was chosen as a performance measure to align long-term incentive compensation with long-term shareholder interests by rewarding performance above the performance in our two key comparative markets for investors: Class I Railroads and the S&P/TSX 60. TSR is calculated as the increase in the value of CP’s Shares listed on the TSX from the beginning of the performance period to the end of the performance period (including the reinvestment of dividends paid). The CAGR of CP’s TSR is calculated as the difference between CP’s initial share value for the performance period and the ending share value, expressed as an annualized percentage of the initial share value. This percentage amount is measured against the total return CAGR of the other Class I Railroads and the S&P/TSX 60 index.
In assessing the PSU targets, the Compensation Committee considers CP’s historical performance long-term strategic objectives and the performance achieved on these metrics by investors in other Class I Railroads. The Compensation Committee determined that our targets require significant and sustained improvement, reflect a very high level of improvement relative to the performance that the other Class I Railroads have been able to achieve and, if achieved, should provide a significant increase in value to long-term shareholders.
The Compensation Committee discussed the overlap of the OR performance measure with the STIP measures and determined that OR continues to be closely aligned with the company's strategy in both the long and short terms.
The grant date fair value, in accordance with FASB ASC Topic 718, of the PSUs awarded to NEOs is included in the Summary Compensation Table on page 79, under the Stock Awards column.
2016 LTIP Grant
On January 22, 2016, Options were granted to NEOs and other eligible employees. The Options granted have a ten-year term, and vest over four years at a rate of 25% on each anniversary date. The exercise price was $165.74 for Options granted in respect of Shares listed on the TSX and US$116.80 in respect of Shares listed on the NYSE.
On February 23, 2016 the Board approved a PSU grant with a performance period ending December 31, 2018. The grant has four performance measures; OR, ROIC, TSR against the S&P/TSX 60 and the TSR against Class I railroads. The grant price was $168.33 for Share listed on the TSX and US$122.34 for Shares listed on the NYSE.
Both of these grants are contingent on receiving shareholder approval of the Section 162(m) Incentive Plan, described above beginning on page 16, for certain management employees.
Payout of 2012 and 2013 PSU Grant
The same performance period applied for two PSU grants that were paid out in 2015. In December 2012, an interim grant with the performance period of January 1, 2013, to December 31, 2015 was awarded in consideration of PSUs lost after a change of control under our PSU plan. The December 2012 grant ensured better alignment of management's long-term incentives with crucial metrics which drive CP's strategic plan. The annual 2013 grant was awarded in respect of the same performance period with the same metrics. These PSU grants are the first payouts for employees in respect of PSUs in 42 months. For the three-year performance period ended December 31, 2015, four performance measures were used; OR, free cash, TSR CAGR relative to the S&P/TSX 60 index and TSR CAGR relative to Class I Railroads. The Company's performance was exceptional, and all units vested with a 200% payout as outlined in the following table:

Performance Metric	Operating Ratio	Free Cash (M)	TSR CAGR relative to Index	TSR CAGR relative to Class 1 RR
Target 100%	68.5%	$1,009	1%	Third
Exceptional 200%	66.5%	$1,080	5%	First
Corporate Results	61%	$1,534	18.14%	First
Payout Level Achieved	200%	200%	200%	200%
The number of PSUs vested and their value for each NEO is included in the Option Exercise & Stock Vested table on page 88.
OTHER KEY COMPENSATION POLICIES OF THE COMPANY
Executive Perquisites
NEOs are eligible to receive perquisites and personal benefits as approved by the Compensation Committee and in accordance with the Company’s policies. These typically include the use of a company-leased vehicle, parking, financial counseling and club memberships. Other executives and senior management employees are also eligible to receive certain perquisites in line with market practices. The type and value of perquisites is generally determined by the level of the employee’s position.
As part of its contract with Mr. Harrison, CP prefers that he use the Company’s aircraft for personal as well as for

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business travel, for efficiency and security reasons. In addition, given the demands of Mr. Creel's schedule, the Board has also approved limited personal use of the Company's aircraft. Messrs. Harrison and Creel are provided with reasonable accommodation in the city of Calgary
Employee Share Purchase Plan
CP’s Employee Share Purchase Plan ("ESPP") is available to all employees and provides the opportunity to purchase voting Shares on the open market through payroll deductions . Employees may contribute between 1% and 10% of their base salary to the ESPP every pay period. CP provides a 33% match on the first 6% of non-unionized and specified unionized employees’ contributions that vest at the end of each quarter. Employees must remain participants of the ESPP at the time of vesting in order to receive the CP match. As of December 31, 2015, approximately 39% of CP’s employees participated in the ESPP.
Share Ownership Requirements
Executive share ownership is strongly encouraged by CP. Share ownership requirements call for a minimum level of share ownership, expressed as a multiple of base salary, to be achieved within a five-year period. Share ownership requirements can be met through the holding of common shares and deferred share units. Ownership in 2015 was determined using the greater of acquisition value and the closing price of a CP Share on December 31, 2015 which was $176.73 per share on the TSX and US$127.60 on the NYSE.
The share ownership requirements apply to approximately 79 executives and senior management employees. The following guidelines are currently in place:

Position	Guidelines
CEO	5 times salary
President and COO	4 times salary
EVP	3 times salary
SVP	2 times salary
VP	1.5 to 2 times salary
Senior Management	1 times salary
Messrs. Harrison, Creel, and Guthrie have met their ownership requirements. Messrs. Erceg, Pitz, Wallace, and Marsh are expected to achieve their ownership requirement within five years from their date of hire.
Hold policy for the CEO
The Compensation Committee believes that it is important for the CEO to be aligned with the long-term interests of the Company and its shareholders. Therefore, the CEO may not exercise any options granted to him in 2012 as a make-whole payment until

June 2017, and no deferred share units are settled until one year after his employment ceases.
The CEO's accumulated value of equity holdings as of December 31, 2015 are:

	# of Units	Value on December 31, 2015 (CAD$)
CP Shares (personally held)	178,617	29,143,528
DSUs	67,807	11,063,504
Value of Shares and DSUs		40,207,032
Options	837,873	67,985,879
Total Value		108,192,911

The value is based on the closing Share price on the NYSE on December 31, 2015 ($127.60) converted into Canadian dollars using an average exchange rate of $1.2787.
Anti-Hedging Policy
Under CP’s Disclosure and Insider Trading/Reporting Policy, CP directors, officers and employees are prohibited from purchasing financial instruments that are designed to hedge or offset a decrease in market value of Shares or equity awards of CP granted as compensation or held, directly or indirectly, by them.
Executive Compensation Clawback
The Board of Directors has adopted an executive compensation clawback policy concerning future awards made under CP’s short- and long-term incentive plans. Under this policy, the Board may require reimbursement of short- and long-term incentive compensation paid to a senior executive or former senior executive if:
(a) the incentive compensation received by the senior executive or former senior executive was calculated based upon the achievement of financial results that were subsequently materially restated or corrected, in whole or in part;
(b) the senior executive or former senior executive engaged in gross negligence, fraud or intentional such restatement or correction, as admitted by the senior executive, or, in the absence of such admission, as determined by the Board acting reasonably; and
(c) the incentive compensation paid to the senior executive or former senior executive would have been lower based on the restated or corrected results.
In such circumstances, reimbursement of all or a portion of the applicable incentive compensation paid to the senior executive or former senior executive will be sought as permitted by applicable laws and to the extent that the Board determines, in its sole discretion, that such clawback is in the best interests of the Corporation.

CANADIAN PACIFIC

Governance Structure and Risk Mitigation in Compensation Programs
The Compensation Committee is focused on supporting CP’s key goal of creating enduring shareholder value by developing an executive compensation program that aligns with CP’s strategic plan, emphasizes the importance of long-term value creation and mitigates risk.
Risk management is integral to CP’s overall business strategies and long-term success. The Board believes that executive compensation programs should not raise the Company’s risk profile. Accordingly, the Compensation Committee undertakes a comprehensive annual compensation risk review. The focus of this review is to ensure that compensation risks are identified and appropriate mitigation measures are in place. This review is undertaken with the assistance of the Compensation Committee’s independent compensation consultant. As a result of this review in 2015, the Compensation Committee concluded that CP’s pay programs and policies are not reasonably likely to have a material adverse effect on CP, its business or its value.
In assessing compensation-related risk, the Compensation Committee reviews the broad-based

STIP and LTIP programs with anticipated payout levels and key risks presented to the Compensation Committee when targets are set and again when performance is assessed. Targets in incentive plans are based on the Board-approved strategic plan. This links targets to corporate objectives within CP's appetite for corporate risk. The Company’s executive compensation program is designed to reward performance by giving long-term incentives significant weight in NEO's compensation, which rewards sustainable financial and operating performance. The Compensation Committee believes that the Company’s approach to goal-setting, establishing target performance metrics and evaluating performance results serves to mitigate risk-taking that could reward poor judgment by executives or negatively impact shareholder value.
The Compensation Committee also reviews and recommends to the Board for approval compensation for NEOs and individuals reporting directly to the CEO.

2016 MANAGEMENT PROXY STATEMENT 66

CP’s compensation programs and its policies and practices are aligned with enterprise risk-management practices and the Compensation Committee considers the implications of risks associated with compensation practices. Risks are mitigated through appropriate plan design, implementation of risk-mitigating policies, and specific risk-mitigation measures including the following:

Plan Design	Executive compensation consists of a mix of fixed and variable compensation with significant pay at risk
The STIP is capped and not guaranteed with the Compensation Committee having discretion to reduce awards
The payout curve under the STIP is designed asymmetrically to reflect that target performance has significant stretch

The STIP and LTIP have multiple specific measurable criteria that are closely aligned with the achievement of CP’s long-term business strategy and are set based on the performance required to achieve results in accordance with guidance provided to the market

The LTIP is designed with overlapping vesting periods to address longer-term risks and maintain executives’ exposure to the risks of their decision-making through unvested share based awards
Policies	A clawback policy is in place for senior executives
A holdback policy applies to the CEO under which the earliest date he can exercise the majority of his options is June 2017 and his deferred share units are not settled until one year after retirement
Share ownership requirements apply to a broad group of senior management
A whistleblowing policy is in place for all employees and includes prohibitions on retaliating
An anti-hedging policy prohibits directors, officers and employees from hedging Shares and share-based awards
Mitigation Measures	Pay mix is managed so that more senior roles have a significant portion of their compensation deferred
Awards under the STIP are examined to ensure they constitute a reasonable percentage of net earnings
No payments are made under the STIP unless a specified operating income threshold is achieved
Financial performance is verified by CP’s auditor before decisions are made respecting payouts under the STIP
The Compensation Committee has approved principles for adjustments to STIP payouts

The Compensation Committee takes safety and environmental principles which are fundamental to how CP achieves its financial and operational objectives, into account in exercising its discretion to determine payouts under the STIP

Safety is considered as part of the individual performance component under the STIP for the CEO and operations executives
Executive compensation is benchmarked regularly against primary and secondary comparator groups

The Compensation Committee uses an independent compensation consultant who attends all Compensation Committee meetings as required and meets with the Chair of the Compensation Committee in advance of each meeting

Incentive plans are stress tested to understand possible outcomes
The Compensation Committee also benefits from overlapping membership with other committees with respect to risk monitoring. Ms. Courville, Compensation Committee Chair, is a member of the Audit Committee and Ms. MacDonald and Mr. Baird are members of the Corporate Governance and Nominating Committee. This overlapping membership provides a link between the committees’ risk oversight responsibilities and ensures that the Compensation Committee has an in-depth understanding of enterprise risks.

CANADIAN PACIFIC

PERFORMANCE GRAPHS
Historically CP’s total shareholder return performance has tracked the S&P/TSX Composite Index, however, in late 2011, CP’s performance began to diverge from the Index. This divergence has magnified under the leadership of our Chief Executive Officer, E. Hunter Harrison, who joined us in 2012.
The following performance graph illustrates the cumulative total shareholder return on a $100 investment in CP’s common Shares (assuming reinvestment of dividends) compared with the cumulative total return of the S&P/TSX Composite Index from December 31, 2010, to December 31, 2015. Because the railway industry is a leading indicator of the economy, CP's total shareholder return decreased in 2015 at a more rapid rate than the general industry.

	2010	2011	2012	2013	2014	2015
CP TSR	100.00	108.77	161.63	260.17	365.09	290.25
S&P/TSX Composite Index	100.00	91.29	97.85	110.56	122.23	112.06

2016 MANAGEMENT PROXY STATEMENT 68

The following performance graph illustrates the cumulative total shareholder return on a $100 investment in CP’s common Shares (assuming reinvestment of dividends) compared with the cumulative total shareholder return of the Class I Railroads from December 31, 2012 to December 31, 2015.

	2012	2013	2014	2015
CP	100.00	160.47	225.18	179.02
UP	100.00	135.56	195.91	132.27
KCS	100.00	149.22	148.45	92.03
CN	100.00	136.26	182.55	179.33
NS	100.00	154.01	185.86	146.25
CSX	100.00	149.21	191.73	139.56

CANADIAN PACIFIC

The following graph illustrates the relationship between shareholder value and Total Direct Compensation ("TDC") for the NEOs. TDC is defined as an NEO's Total Compensation amount less the Change in Pension Value and Nonqualified Deferred Compensation Earnings amount, each as reported in the Summary Compensation Table. The Total Shareholder Return is the return on a $100 investment in CP’s common Shares (assuming reinvestment of dividends) made on December 31, 2010, to December 31 of each year from 2011 to 2015.
The NEO Total Direct Compensation, when compared with the trend in Total Shareholder Return from the period beginning December 31, 2010, to the period ending December 31, 2015, shows a close correlation between compensation earned by NEOs and shareholder return.

	2011	2012	2013	2014	2015
TDC ($ thousands)	12,161	20,799	27,125	34,953	35,417
TDC ($ thousands) 2015 exchange rate = 2014 exchange rate	12,161	20,799	27,125	34,953	31,520
CP TSR ($)	108.77	161.63	260.17	365.09	290.25
Although TDC in 2015 appears to have slightly increased over 2014, this increase is due to the decline in the Canadian dollar as compared to the US dollar. Since Messrs. Harrison, Erceg, Creel and Pitz's compensation is denominated in US dollars their Canadian dollar equivalent is higher in 2015. If the exchange rate was held constant in 2015 over 2014, the TDC would have been $31,519,837 as illustrated in the dashed line above.
For the purpose of calculating total direct compensation (TDC) in years where there were more than 5 NEOs, the following guidelines were used:

•	In 2015, NEOs were Messrs. Harrison, Erceg, Creel, Pitz and Wallace.

•	In 2014, NEOs were Messrs. Harrison, Demosky, Creel, Johnson, and Marquis.

•	In 2013, NEOs were Messrs. Harrison, Creel, Grassby, and Guthrie and Ms. O’Hagan. 2013 TDC costs exclude one-time make-whole costs for Mr. Creel and Mr. Grassby’s retirement allowance.

•	In 2012, NEOs were Messrs. Harrison, Grassby, Guthrie, and Edwards and Ms. O’Hagan. Mr. Harrison’s cash compensation was annualized. 2012 TDC costs exclude one-time make-whole costs for Mr. Harrison.

•	In 2011, NEOs were Messrs. Green, Grassby and Franczak, Mmes. McQuade and O'Hagan.

2016 MANAGEMENT PROXY STATEMENT 70

 NAMED EXECUTIVE OFFICER COMPENSATION FOR 2015
CHIEF EXECUTIVE OFFICER

E. Hunter Harrison Chief Executive Officer
E. Hunter Harrison was appointed Chief Executive Officer ("CEO") on June 28, 2012. As CEO, Mr. Harrison is responsible for leading CP to achieve operational and strategic goals that will build long-term shareholder value.
Mr. Harrison is compensated for performance with a significant component of his ongoing remuneration provided through long-term incentives aligning his interests with those of other shareholders. In 2014, Mr. Harrison extended his employment contract with the Company to June, 2017. With this extension a number of changes were made to Mr. Harrison’s compensation package. Prior to the contract extension, Mr. Harrison’s initial option award could be exercised only one year post-retirement, i.e., June 2017. With the contract extension, the earliest exercise date remained at June 2017 for the exercise of options, rather than being extended for an additional year. The remaining changes are described below.
Compensation Components
Mr. Harrison’s 2015 annual salary remained for the third consecutive year at US$2,200,000. Although Mr. Harrison's total compensation in the Summary Compensation Table for 2015 appears to have increased by 6% over 2014, this increase is due to Mr Harrison receiving his compensation in U.S. funds. Had the USD/CAD exchange rate remained constant over 2014, Mr. Harrison's total compensation would have decreased by 8%.
When the Compensation Committee set Mr. Harrison’s salary, it took into consideration that Mr. Harrison had to forfeit his pension payments of US$1.5 million annually from his former employer, Canadian National Railway Company ("CN") when he became an employee of the Company. Net of his foregone pension payments, Mr. Harrison receives US$700,000 in base salary annually. This amount is significantly below his prior salary at CN, industry norms, and CEO salaries in CP’s comparator group. When Mr. Harrison retires from CP, he will be entitled to an annual pension that is equal to the annual pension that had been provided by CN, as a make whole payment (rather than an additional benefit).
In 2014, under the revised terms of Mr. Harrison’s contract extension, the Compensation Committee set the target value of an LTIP grant at 300% of Mr. Harrison’s salary. On January 23, 2015 Mr. Harrison received this LTIP award, consisting of 50% Options and 50% PSUs.
Mr. Harrison is eligible for a short-term incentive award based on the Company’s profitability and achievement of individual goals as determined each year by the Board of Directors. For 2015, the target level of this award was 150% of Mr. Harrison’s salary (with a payout range between 0% and 300% of annual salary). In addition, in consideration of Mr. Harrison’s significant ownership interest in CP (worth 14.29 times Mr. Harrison's salary), the Compensation Committee agreed that all future short-term incentive awards would be paid in cash rather than in the form of deferred share units.
Although Mr. Harrison’s total compensation is much higher than his peers, the return to shareholders during his tenure is equally impressive. Mr. Harrison’s total compensation value from June 2012 to December 2015 is 0.67% of the total additional value created for shareholders over the same period ($14,236,601,584). If Mr. Harrison's make-whole payments are excluded, this number is reduced to 0.42% of incremental shareholder value.
Mr. Harrison’s employment agreement continues to provide for reasonable accommodation in the city of Calgary and states CP’s preference that he uses the corporate aircraft for business and personal use in North America. For 2015, the incremental cost associated with his personal use of the aircraft increased due to increased hourly rates as well as the use of chartered flights while the corporate aircraft was in for maintenance. Mr. Harrison's usage did not increase year over year.
Under the agreement, Mr. Harrison is also eligible for tax equalization payments in respect of his employment income to compensate for higher tax liabilities in Canada, if any, compared to those applicable in the United States. For 2015, there was no tax equalization payment made.
The agreement also includes non-competition and non-solicitation restrictions as well as termination benefits.

For 2015, Mr. Harrison’s performance was assessed by the Compensation Committee, taking into account the Company's overall performance and progress in a difficult environment, the organization's safety performance and the development of the current and future leadership teams. Mr. Harrison was assessed as outstanding on these individual performance objectives. Based on this rating and the Company’s financial performance, Mr. Harrison received a 2015 annual bonus in the amount of $6,002,537 calculated as follows:

CANADIAN PACIFIC

	Salary		STIP Target Award Level		Component		Rating/ Results		Bonus
Corporate:	$2,813,140	x	150%	x	75%	x	123%	=	$3,892,682
Individual:	$2,813,140	x	150%	x	25%	x	200%	=	$2,109,855
Total:									$6,002,537

                  Following is a summary of the Total Direct Compensation received:

Compensation ($‘000)	2015	2014	2013
Fixed:
Base Salary	2,804	2,422	2,267
Variable:
STIP	6,003	7,290	4,430
LTIP
-MSOIP	5,163	4,012	—
-PSUs	4,749	4,413	—
Total Direct Compensation:	18,719	18,137	6,697
Total Target Direct Compensation:	15,472	13,364	12,462

Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
5x	$14,065,700	$40,207,032	14.29x

Base salary is actual amount received in the applicable year. Payments made in US dollars were converted using an average rate of exchange of $1.2787 for 2015, $1.1045 for 2014, and $1.0299 for 2013. The short-term incentive bonus amount received for 2013 performance was paid in DSUs.

2016 MANAGEMENT PROXY STATEMENT 72

OTHER NAMED EXECUTIVE OFFICERS’ COMPENSATION

Keith E. Creel President and Chief Operating Officer
Keith Creel was appointed President and Chief Operating Officer (“COO”) on February 5, 2013. Providing strategic leadership and driving superior customer service and operational excellence across the organization, Mr. Creel is responsible for CP’s operations and sales and marketing teams.
Prior to joining Canadian Pacific, Mr. Creel had a very successful operating career which began at Burlington Northern as a management trainee in operations and eventually led to his becoming the EVP and COO at Canadian National Railway in 2010.
Mr. Creel holds a Bachelor's of Science degree in marketing from Jacksonville State University and has completed the Advanced Management Program at the Harvard Business School. He served as a commissioned officer in the US Army during which time he served in the Persian Gulf War.
As part of CP's long-term succession plan, in August 2015, Mr. Creel's position was moved to CP's Calgary headquarters. As a result, he is provided with reasonable living accommodations in Calgary.
In recognition of this change, Mr. Creel's salary was increased on January 1, 2016, to US$937,749.
Mr. Creel is also eligible for tax equalization payments in respect of his employment income to compensate for higher tax liabilities in Canada, if any, compared to those applicable in the United States. For 2015, there was no tax equalization payment made.
Mr. Creel's employment agreement includes non-competition and non-solicitation restrictions.
For 2015, Mr. Creel’s performance was assessed by the CEO against individual performance objectives, which included improvements in service performance and operating efficiency. Safety and environmental principles, which are fundamental to how the Company operates, were taken into consideration during the assessment. Mr. Creel was assessed as outstanding on his overall individual performance objectives. Based on these individual objectives and the Company’s financial performance, Mr. Creel received a 2015 annual bonus in the amount of $1,601,889 calculated as follows:

	Salary		STIP Target Award Level		Component		Rating/ Results		Bonus
Corporate:	$1,167,132	x	100%	x	75%	x	123%	=	$1,076,679
Individual:	$1,167,132	x	100%	x	25%	x	180%	=	$525,210
Total:									$1,601,889

Following is a summary of the Total Direct Compensation received:

Compensation ($‘000)	2015	2014	2013
Fixed:
Base Salary	1,164	964	796
Variable:
STIP	1,602	1,924	1,679
LTIP
-MSOIP	2,070	4,315	1,760
-PSUs	1,904	1,706	1,615
Total Direct Compensation:	6,740	8,909	5,850
Total Target Direct Compensation:	5,836	4,870

Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
4x	$4,668,529	$5,250,577	4.50x

Base salary is actual amount received in the applicable year. Payments made in US dollars were converted using an average rate of exchange of $1.2787 for 2015, $1.1045 for 2014, and $1.0299 for 2013. The 2014 MSOIP value includes a performance option grant that was awarded July 2014.

CANADIAN PACIFIC

Mark J. Erceg Executive Vice-President and Chief Financial Officer
Mark Erceg was appointed Executive Vice-President and Chief Financial Officer ("CFO") on May 18, 2015. As CP's CFO, Mr. Erceg is a key member of the senior management team responsible for helping plan the long-term strategic direction of the Company. Other responsibilities include financial planning, supervising reporting and accounting systems as well as pension, treasury and tax functions.
Prior to joining CP, Mr. Erceg served as Executive Vice-President and Chief Financial Officer of Masonite International Corporation. Mr. Erceg is a graduate of Indiana University. Mr. Erceg is a chartered financial analyst and holds a Bachelor's of Accounting as well as a MBA in Finance. Mr. Erceg brings over 20 years of financial management experience to CP.
Mr. Erceg was provided with certain payments in the form of cash, Options and PSUs at the time of his appointment as Executive Vice-President and CFO, which are outlined below. These payments were intended to make Mr. Erceg whole with respect to certain deferred compensation opportunities that were forfeited as a result of leaving his former employer and to provide him with the LTIP grant he would have received had he commenced employment four months earlier.
Mr. Erceg has an employment agreement that includes termination benefits and non-competition and non-solicitation restrictions.
In 2015, Mr. Erceg's performance was assessed by the CEO against individual performance objectives, which included increasing the capability of our Finance and Accounting organization while reducing costs, extending the duration of the Company's debt portfolio while lowering interest expense and increasing financial flexibility and strengthening the Company's pension plans, and conducting a corporate strategic assessment of potential mergers with other Class I Railroads. Mr. Erceg was assessed as having exceeded his overall individual performance objectives in 2015. Based on these individual objectives and the Company's financial performance, Mr. Erceg received a 2015 bonus in the amount of $437,596 calculated as follows:

	Salary		STIP Target Award Level		Component		Rating/ Results		Percent of Year Employed		Bonus
Corporate:	$684,105	x	80%	x	75%	x	123%	x	62.8%	=	$317,236
Individual:	$684,105	x	80%	x	25%	x	140%	x	62.8%	=	$120,360
Total:											$437,596

Following is a summary of the Total Direct Compensation received:

Compensation ($‘000)	2015
Fixed:		Make Whole Hiring Costs:
Base Salary	414	Cash Payment	923
Variable:
STIP	438
		LTIP
		-MSOIP	1,658
		-PSUs	1,966

Total Direct Compensation:	852	Total Hiring Costs:	4,547

Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
3x	$2,052,314	$30,035	0.04x

Base salary is the actual amount received in the year.

2016 MANAGEMENT PROXY STATEMENT 74

CANADIAN PACIFIC

Laird J. Pitz Vice-President and Chief Risk Officer
Mr. Pitz was appointed Vice-President and Chief Risk Officer in October, 2014. He is responsible for all aspects of risk management in Canada and the U.S., including police services, casualty and general claims, environmental risk, field safety and systems, operational regulatory affairs and training, disability management and forensic audit investigations. Mr. Pitz joined CP on April 2, 2014, as Vice-President of Security and Risk Management.
Mr. Pitz, a Vietnam War veteran and former FBI special agent, is a 40-year career professional who has directed strategic and operational risk-mitigation, security and crisis-management functions for companies operating in a wide range of fields including defense, logistics, and transportation.
In 2015, Mr. Pitz's performance was assessed by the CEO against individual performance objectives, which included mitigating risks in Safety, Environmental, Risk Management, Police, Casualty Management, Regulatory/Operating Practices, Forensic Audit, and Disability Management for the Company. Safety, environmental and risk-management principles, which are fundamental to how the company operates, were taken into consideration during the assessment. Mr. Pitz was assessed as having exceeded his overall individual performance objectives. Based on these individual objectives and the Company’s financial performance, Mr. Pitz received a 2015 annual bonus in the amount of $331,166 calculated as follows:

	Salary		STIP Target Award Level		Component		Rating/ Results		Bonus
Corporate:	$409,606	x	60%	x	75%	x	123%	=	$226,717
Individual:	$409,606	x	60%	x	25%	x	170%	=	$104,449
Total:									$331,166

Following is a summary of the Total Direct Compensation received:

Compensation ($‘000)	2015
Fixed:
Base Salary	406
Variable:
STIP	331
LTIP
-MSOIP	280
-PSUs	257
Total Direct Compensation:	1,274
Total Target Direct Compensation:	1,126

Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
2x	$819,212	$421,935	1.03x

Base salary is actual amount received in the year. Payments made in US dollars were converted using an average rate of exchange of $1.2787 for 2015. .

2016 MANAGEMENT PROXY STATEMENT 75

CANADIAN PACIFIC

Mark K. Wallace Vice-President, Corporate Affairs and Chief of Staff
Mark Wallace was appointed Vice-President, Corporate Affairs and Chief of Staff in September 2012.
In addition to his role as Chief of Staff for the CEO, Mr. Wallace is also responsible for Legal Affairs, Corporate Communications and Public Affairs, Government Affairs, Investor Relations, Real Estate and the Facilities functions.
Mr. Wallace joined Canadian Pacific as Chief of Staff in July 2012. He spent over 15 years in various senior management positions with Canadian National Railway Company (CN). At CN, Mr. Wallace led the Public Affairs function in both Canada and the U.S., and prior to that, he was the Chief of Staff in the Office of the President and CEO. He also worked in Investor Relations for over 6 years. Prior to joining CP, Mr. Wallace worked in Toronto as a consultant in a corporate communications firm and previously as Head of Investor Relations for Husky Injection Molding Systems.
Mr. Wallace is Chairman of the Board of DREAM VHP, a joint-venture real estate development company between CP and DREAM Unlimited.
In 2015, Mr. Wallace’s performance was assessed by the CEO against individual performance objectives, which included management of Corporate Affairs including real estate sales and work relating to the creation of the Dream VHP real estate joint venture. In addition Mr. Wallace was also responsible for Government Affairs, Investor Relations and Public Affairs and Communications ensuring CP was viewed by governments, communities, the financial community and other interested parties as a responsible corporate citizen and an attractive investment for shareholders.  All aspects of these functions were taken into consideration during the assessment.
Mr. Wallace was assessed as having exceeded his overall individual performance objectives. Based on these individual objectives and the Company's financial performance, Mr. Wallace received a 2015 bonus in the amount of $268,533 calculated as follows:

	Salary		STIP Target Award Level		Component		Rating/ Results		Bonus
Corporate:	$329,084	x	60%	x	75%	x	123%	=	$182,148
Individual:	$329,084	x	60%	x	25%	x	175%	=	$86,385
Total:									$268,533

Following is a summary of the Total Direct Compensation received:

Compensation ($‘000)	2015
Fixed:
Base Salary	324
Variable:
STIP	269
LTIP
-MSOIP	202
-PSUs	222
Total Direct Compensation:	1,017
Total Target Direct Compensation:	905

Ownership Target Multiple of Salary	Minimum Ownership Value	Total Ownership Level	Total Ownership (Multiple of Salary)
2x	$658,168	$501,869	1.53x
Base salary is the actual amount received in the year.

2016 MANAGEMENT PROXY STATEMENT 76

CANADIAN PACIFIC

FORMER NAMED EXECUTIVE OFFICERS

Bart W. Demosky Executive Vice-President and CFO
Bart Demosky was appointed Executive Vice-President and CFO of CP on December 28, 2013, and departed the Company effective May 31, 2015. As CP’s CFO, Mr. Demosky was a member of the senior management team responsible for helping develop the long-term strategic direction of the company.
Pursuant to an agreement with CP, Mr. Demosky and CP agreed that Mr. Demosky would cease his employment with CP, and would receive a departure payment in the amount that he would have received in the event of a termination without cause pursuant to his employment contract, as described on page 98. This agreement also included non-competition and non-solicitation restrictions.
As a result of Mr. Demosky's departure, the following equity awards reported in the Summary Compensation Table on page 79 for the indicated years were forfeited:

	Forfeited Stock Awards	Forfeited Option Awards
2013	$733,116	$1,936,674
2014	$565,399	$942,147
2015	$1,045,403	$953,010
Total:	$2,343,918	$3,831,831

Included in the $9,989,653 amount reported for Mr. Demosky in 2015 in the “All Other Compensation“ column of the Summary Compensation Table on page 79 are:
•
$5,399,000 which is the pro-rated award for PSUs that vested December 31, 2015. The amount of $2,860,599 disclosed in the "Stock Awards" column of the Summary Compensation Table for 2013 reflects the grant date fair value of these PSUs;
•
$739,221 which is the value realized on Options that vested during the 6 months following his departure. The amount of $968,337 disclosed in the "Option Awards" column of the Summary Compensation Table for 2013 reflects the grant date fair value of these Options.
For 2015, Mr. Demosky’s performance was assessed by the CEO against individual performance objectives, which included developing CP’s financial strategy, implementing a financial operating model and raising the bar of our financial service offerings to improve shareholder value. Based on these individual objectives and the Company’s financial performance, Mr. Demosky received a prorated 2015 annual bonus in the amount of $238,417 calculated as follows:

	Salary		STIP Target Award Level		Component		Rating/ Results		Percent of Year Employed		Bonus
Corporate:	$620,000	x	80%	x	75%	x	123%	x	41.0%	=	$187,582
Individual:	$620,000	x	80%	x	25%	x	100%	x	41.0%	=	$50,835
Total:											$238,417

2016 MANAGEMENT PROXY STATEMENT 77

CANADIAN PACIFIC

Timothy E. Marsh Vice-President Sales - International
Timothy Marsh joined CP as Senior Vice-President of Sales and Marketing effective February 1, 2015, from COSCO where he had been Executive Vice-President North America Trade Division. He brings to CP 25 years of sales and marketing experience in the international shipping industry. To better utilize Mr. Marsh's experience and strengths in the Sales area, Mr. Marsh was appointed Vice-President Sales - International in October 2015. As a result of this appointment Mr. Marsh ceases to be a NEO of the Company.
In 2015, Mr. Marsh's performance was assessed by the CEO against individual performance objectives, which included developing a strategic plan to increase future revenue growth, profitability and margin while fostering relationships with customers, other Class I Railroads and ocean carriers. Mr. Marsh had good success with a contractual strategy growth for international business to extend our reach overseas. Mr. Marsh was assessed as having achieved his overall individual performance objectives. Based on these individual objectives and the Company's financial performance, Mr. Marsh received a 2015 bonus in the amount of $396,628 and is calculated as follows:

	Salary		STIP Target Award Level		Component		Rating/ Results		Percent of Year Employed		Bonus
Corporate:	540,000	x	68.41%	x	75%	x	123%	x	91.6%	=	$312,059
Individual:	540,000	x	68.41%	x	25%	x	100%	x	91.6%	=	$84,569
Total:											$396,628

Paul A. Guthrie Special Counsel to the CEO
Mr. Guthrie was CP's Chief Legal Officer and Corporate Secretary until November 2015. As part of CP's succession planning process, Mr. Guthrie was appointed Special Counsel to the CEO when CP hired a new Chief Legal Officer. As a result of this appointment, Mr. Guthrie is no longer a NEO of the Corporation.
In 2015, Paul Guthrie’s performance was assessed by the CEO against individual performance objectives, such as the personal handling of significant legal files including the defense of claims relating to the derailment of another company's train at Lac Megantic, the handling of the retention and transition of the new Chief Legal Officer and Corporate Secretary, the offer by CP to acquire the shares of Norfolk Southern and other key legal initiatives. Mr. Guthrie was assessed as having exceeded his overall individual performance objectives. Based on these individual objectives and the Company’s financial performance, Mr. Guthrie received a 2015 annual bonus in the amount of $300,807 and is calculated as follows:

	Salary		STIP Target Award Level		Component		Rating/ Results		Bonus
Corporate:	$393,984	x	60%	x	75%	x	123%	=	$218,070
Individual:	$393,984	x	60%	x	25%	x	140%	=	$82,737
Total:									$300,807

2016 MANAGEMENT PROXY STATEMENT 78

COMPENSATION DETAILS

SUMMARY COMPENSATION TABLE
The following disclosure of executive compensation provides information on the compensation of CP’s NEOs, including the CEO, CFO, former CFO, the three next highest paid NEOs and two former NEOs during the years ended December 31, 2015, 2014 and 2013. Messrs. Erceg, Pitz, Wallace and Marsh served as NEOs for the first time in 2015.
Messrs. Harrison, Creel and Pitz receive their compensation in U.S. dollars. Their compensation has been converted to Canadian dollars using an average exchange rate of $1.2787 for 2015, and for Messrs. Harrison and Creel at the average exchange rate of $1.1045 for 2014 and $1.0299 for 2013. Mr. Erceg's employment agreement specifies his compensation is in U.S. dollars; however, all cash payments on Mr. Erceg's behalf are converted to Canadian dollars at time of payment.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Options Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total Compensation ($) (j)
E.H. Harrison	2015	2,803,522	—	4,749,089	5,163,279	6,002,537	—	1,184,026	19,902,453
Chief Executive Officer	2014	2,421,592	—	4,413,495	4,012,023	7,289,700	—	596,496	18,733,306
	2013	2,266,718	—	—	—	4,429,600	—	510,047	7,206,365
M.J. Erceg	2015	414,138	923,400	1,965,587	1,658,189	437,596	28,473	264,128	5,691,511
Executive Vice-President and
Chief Financial Officer
B.W. Demosky	2015	306,564	—	1,045,403	953,010	238,417	174,907	10,033,240	12,751,541
Former Executive Vice-President	2014	603,621	—	1,071,237	1,256,196	868,000	619,059	44,066	4,462,179
and Chief Financial Officer	2013	4,753	470,000	3,745,686	3,873,348	—	518,582	—	8,612,369
K.E. Creel	2015	1,164,270	—	1,903,625	2,069,755	1,601,889	300,024	513,379	7,552,942
President and	2014	963,772	—	1,705,738	4,314,507	1,923,730	252,526	131,783	9,292,056
Chief Operating Officer	2013	795,839	11,040,814	8,118,900	7,049,125	1,678,608	—	108,152	28,791,438
L.J. Pitz	2015	406,126	—	338,523	279,792	331,166	58,639	92,361	1,506,607
Vice-President and
Chief Risk Officer
M.K. Wallace	2015	323,994		272,326	202,434	268,533	33,338	82,866	1,183,491
Vice-President, Corporate Affairs
and Chief of Staff
T.E. Marsh	2015	473,989	—	856,753	735,513	396,628	40,078	110,086	2,613,047
Vice-President Sales - International,
Former Senior Vice-President Sales & Marketing
P.A. Guthrie	2015	389,948	—	270,959	247,050	300,807	696,867	49,241	1,954,872
Special Counsel to the CEO,	2014	380,474	—	270,281	317,428	432,422	1,190,512	43,044	2,634,161
Former Chief Legal Officer	2013	364,226	—	246,363	268,889	338,438	82,063	62,325	1,362,304
and Corporate Secretary

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Salary (Column (c))
The amounts in the Salary column represent the base salary earned by each NEO in the applicable year. Salary differs from annualized salary because annual increases occur on April 1 of the relevant year and because of the average exchange rate used to calculate compensation in Canadian dollars.
Bonus (Column (d))
The amounts in the Bonus column represent the one-time make-whole payments made to the NEOs at the time of hire. Such payments were made to Mr. Erceg in 2015, and to Messrs. Creel and Demosky in 2013.
Stock Awards (Column (e))
The amounts in the Stock Awards column represents share awards in the form of PSUs that were granted in the applicable year. The grant date accounting value of these awards is calculated in accordance with FASB ASC Topic 718: Compensation - Stock Compensation, which represents the grant date fair value measured using a latticed-based valuation model assuming the probable outcome of the applicable performance conditions and excluding the effect of estimated forfeitures during the applicable vesting periods. The maximum grant date fair value of the PSUs for each NEO by grant would be:

Name	2015	2014	2013
E.H. Harrison	$9,498,178	$8,826,990
M.J. Erceg	$3,931,174
B.W. Demosky	$2,090,806	$2,142,474	$5,721,198
K.E. Creel	$3,807,250	$3,411,476	$9,464,480
L.J. Pitz	$514,784
M.K. Wallace	$444,012
T. E. Marsh	$1,713,506
P.A. Guthrie	$541,918	$540,562	$492,726
Option Awards (Column (f))
The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718: Compensation - Stock Compensation. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model. Refer to Item 8, Financial Statements and Supplementary Data, Note 25: Stock-based compensation.
Refer to the Grants of Plan-Based Awards Table on page 83 for further information on 2015 grants.

Non-Equity Incentive Plan Compensation (Column (g))
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company's annual STIP. Messrs. Erceg, Pitz, Wallace and Marsh elected to defer all or part of their 2015 STIP payment into DSUs at time of payment in February 2016.
Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))
Further details on the amounts reported can be found in the sections entitled Pension Plan Benefits and Nonqualified Deferred Compensation.
None of the NEOs received above-market or preferential earnings (as defined by the SEC) on their nonqualified deferred compensation accounts.

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All Other Compensation (Column (i))
The amounts reported in the All Other Compensation column reflect, for each NEO, the sum of the benefits set forth below:

	Perquisites ($)							Other Compensation ($)
Name	Personal Use of Company Aircraft	Auto Benefits	Relocation Benefits	Housing Allowance	Financial and Tax Planning	Additional Medical	Club	ESPP Match	DC and 401K Contributions	Tax Reimbursements	Post Employment Benefits	Total
E.H. Harrison	1,082,593	—	—	22,873	—	50,158	14,910	—	13,492	—	—	1,184,026
M.J. Erceg	—	10,002	180,423	26,179	—	1,496	11,200	8,001	17,082	9,745	—	264,128
B.W. Demosky	—	9,222	—	—	2,625	1,495	—	5,458	20,617	4,170	9,989,653	10,033,240
K.E. Creel	343,615	19,825	—	40,907	19,180	—	29,947	21,338	38,567	—	—	513,379
L.J. Pitz	—	18,497	—	32,927	—	—	14,321	—	16,943	9,673	—	92,361
M.K. Wallace	—	18,524	—	12,373	2,712	1,495	9,300	6,415	22,956	9,091	—	82,866
T. E. Marsh	—	17,128	43,000	14,425	—	—	—	7,377	16,801	11,355	—	110,086
P.A. Guthrie	—	19,687	—	—	—	1,495	11,200	7,721	—	9,138	—	49,241
Aircraft Usage
The amount reflects the value of Messrs. Harrison's and Creel’s personal travel on company-owned or leased aircraft. The aggregate incremental cost is determined by multiplying the variable cost per air hour by the number of hours used for travel other than for Company business. This includes costs to the company such as fuel, maintenance, landing fees and other miscellaneous variable costs.
Auto Benefits
The NEOs, as are all executives, are entitled to an executive automobile benefit consisting of a company-leased vehicle and associated operating costs.
Relocation Benefits
The Company provides relocation benefits such as a paid home search trip including airfare, car rental, meals and accommodations, temporary lodging and final destination transportation costs, mortgage assistance in higher cost areas (described below under Housing Allowance), legal fees, movement of household goods and an incidental allowance. NEOs are eligible for these benefits under our corporate relocation policy, pursuant to the same terms and using the same formulas as other participating employees.
Housing Allowance
Messrs. Harrison and Creel are provided with reasonable accommodation in the city of Calgary. This is reflected in the amounts disclosed. The value is based on aggregate incremental operating costs to the Company such as condo fees, housekeeping, and other miscellaneous costs.
Messrs. Erceg, Marsh, Pitz and Wallace are entitled to a relocation housing subsidy and applicable tax gross-ups as per the relocation policy available to all employees.

Financial and Tax Planning
The Company provides a taxable reimbursement to the NEOs for financial planning services, which includes tax preparation. Under current Canadian income tax legislation, financial/retirement counseling does not generate a taxable benefit, other than with respect to the preparation of income tax returns. The Company grosses up this portion of the non-cash taxable benefit to a limit of $1,000.
Additional Medical
The Company makes available executive physicals to all NEOs and provides additional fees related to medical expenses not covered under CP's group health plans for Mr. Harrison.
Club Memberships
Additional perquisites are given as part of a flexible perquisites program available to all executives for the use of club memberships.
Additional All Other Compensation
Company Contributions to 401(k), Defined Contribution Plan, Supplemental Plan and ESPP
The Company makes matching contributions to certain NEOs' accounts under the applicable Company 401(k), U.S. Salaried Retirement Income Plan, Canadian Defined Contribution Plan and ESPP on the same terms and using the same formulas as other participating employees.
Matching Contributions to the Senior Executives' Deferred Share Unit Plan
Messrs. Pitz and Wallace received matching DSUs in 2015 as a result of deferring all or a part of their 2014 STIP awards. The number of matching units granted can

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be found in the Grants of Plan-Based Awards table. The values are also disclosed in the Nonqualified Deferred Compensation table.
Tax Reimbursements
NEOs are eligible for automobile-related gross-ups, as well as gross-ups for any housing subsidy that is available to all eligible relocated employees.
Post-Employment Benefits
In accordance with Mr. Demosky's employment agreement, he was entitled to post-employment benefits upon his departure as described in the "Termination and Change in Control Benefits" section on page 96. The above number includes a pro-rated award of $5,399,000 for PSUs that vested December 31, 2015. These PSUs were granted in 2013 and therefore are also disclosed under the Stock Awards column for 2013 in the amount of $2,860,598. The number also includes the value realized of Options that vested during the 6 months following his departure of $739,221 which are also disclosed in the Option Awards column for 2013 in the amount of $968,377. These two values are also disclosed in the "Option Exercises and Stock Vested" table found on page 88. In addition, Mr. Demosky was transferred title to his executive automobile valued at $53,850.
Employment Agreements
The employment agreements for executive officers, with the exception of Messrs. Harrison, Creel and Demosky, are set out in a standard offer letter template from CP. These offer letters contain the standard terms as described elsewhere in compensation discussion and analysis and include an annual salary, participation in the STIP and LTIP plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees, and modest perquisites. All senior management are subject to share ownership requirements.
Messrs. Harrison, and Creel are, and Mr. Demosky was, subject to employment agreements. Specifically, Mr. Harrison's agreement includes:

•	reasonable accommodations in Calgary

•	use of the corporate jet

•	reimbursement for full medical, dental and prescription drug coverage not covered under the Company's Canadian and US employee benefit plans

•	tax equalization representing incremental tax, if any, as a result of working for the Company in Canada

•	non-disclosure, non-solicitation clauses

•	an annual pension of US$1.5 million which equals the annual pension forfeited from his previous employer

•	post-employment provisions as described on page 97.
Mr. Creel's agreement provides for:

•	reasonable accommodations in Calgary

•	use of the corporate jet

•	club membership up to US$15,000 annually

•	tax equalization representing incremental tax, if any as a result of working for the Company in Canada

•	non-disclosure, non-solicitation clause

•	post-employment provisions as described on page 97
Mr. Demosky's agreement provided:

•	supplemental retirement benefits equal to the incremental benefits that would have been provided had he remained employed at his previous employer

•	a club membership at the Calgary Golf and Country Club.

•	financial counseling services up to a maximum of $10,000

•	non-disclosure, non-solicitation clause

•	post-employment provisions as described on page 98

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INCENTIVE PLAN AWARDS
2015 GRANTS OF PLAN-BASED AWARDS
The NEOs are eligible to receive annual cash awards under the STIP. If an NEO's ownership requirements have not been met he may defer a portion of his STIP award into DSUs in the year that the STIP award was paid and receive Company matching DSUs on that deferral. NEOs are also eligible for PSUs and Options under the LTIP. The following table provides information on grants of awards under all plans made to the NEOs in 2015. Messrs. Harrison, Creel, Erceg and Pitz receive their compensation in U.S. dollars. Their compensation has been converted to Canadian dollars using an average rate of exchange of $1.2787 for 2015.

Name	Type of Award	Board Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

				Threshold	Target	Maximum	Threshold	Target	Maximum
				($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
E.H.	STIP			2,109,855	4,219,710	8,439,420
Harrison	PSUs	16-Dec-2014	23-Jan-2015				11,071	22,141	44,282	—			4,749,089
	Options	16-Dec-2014	23-Jan-2015								84,593	175.92	5,163,279
M.J.	STIP			273,642	547,284	1,094,568
Erceg	PSUs	1-May-2015	18-May-2015				4,634	9,267	18,534	—			1,965,587
	Options	1-May-2015	18-May-2015								35,409	215.75	1,658,189
B.W.	STIP			248,000	496,000	992,000
Demosky	PSUs	16-Dec-2014	23-Jan-2015				2,435	4,869	9,738	—			1,045,403
	Options	16-Dec-2014	23-Jan-2015								18,605	218.78	953,010
K.E.	STIP			583,566	1,167,132	2,334,264
Creel	PSUs	16-Dec-2014	23-Jan-2015				4,438	8,875	17,750	—			1,903,625
	Options	16-Dec-2014	23-Jan-2015								33,910	175.92	2,069,755
L.J.	STIP			122,882	245,764	491,528
Pitz	PSUs	16-Dec-2014	23-Jan-2015				600	1,200	2,400				257,392
	Options	16-Dec-2014	23-Jan-2015								4,584	175.92	279,792
	DSUs		19-Feb-2015							342			81,132
M.K.	STIP			98,725	197,450	394,900
Wallace	PSUs	16-Dec-2014	23-Jan-2015				517	1,034	2,068	—			222,006
	Options	16-Dec-2014	23-Jan-2015								3,952	218.78	202,434
	DSUs		19-Feb-2015							212			50,320
T.E.	STIP			184,707	369,414	738,828
Marsh	PSUs	19-Jan-2015	13-Feb-2015				1,880	3,760	7,520	—			856,753
	Options	19-Jan-2015	13-Feb-2015								14,350	231.85	735,513
P.A.	STIP			118,195	236,390	472,780
Guthrie	PSUs	16-Dec-2014	23-Jan-2015				631	1,262	2,524	—			270,959
	Options	16-Dec-2014	23-Jan-2015								4,823	218.78	247,050
For each plan year, the Compensation Committee establishes a minimum level of corporate operating income performance, below the threshold level, called the corporate hurdle. When performance falls below the corporate hurdle, no awards are paid. If corporate performance falls below the threshold level but above the corporate hurdle, only the individual component of the award may be paid. The threshold value in the chart assumes that the NEO earned the minimum amount payable (and assumes that the corporate hurdle was achieved).
Annually, executives may defer all or part of their annual bonus into DSUs, up to their required ownership level. The Company provides a 25% match on the amount deferred in the year that the bonus is actually paid. Messrs. Pitz and Wallace received matching DSUs in 2015 as a result of deferring all or a part of their 2014 awards.
For Messrs. Erceg, Demosky and Marsh, the actual incentive plan payout, as disclosed in the Summary Compensation Table, was prorated to reflect their actual time in the performance plan in 2015.
PSUs at target are as disclosed in the Summary Comp Table. The exercise price of the 2015 Options is based on the closing Share price on the TSX on the grant date. With respect to Messrs. Harrison, Creel and Pitz, the exercise price is based on our closing Share price in U.S. Dollars on the NYSE on the grant date. With

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respect to Mr. Demosky, the PSU and Option grants awarded in 2015 were forfeited upon his departure from the Company.

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2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following tables show unexercised options, stock that has not vested and any unvested or unearned equity incentive plan award outstanding as at December 31, 2015. For additional information about Option and Share awards, see the description of Executive DSU Plan and Long-Term Incentives in the Compensation Discussion and Analysis.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options/SARs at 2015 Year-End ($)	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
E.H. Harrison	487,500	162,500		73.39	26-Jun-2022	67,171,000
	25,820	77,460		168.84	31-Jan-2024	814,879
	—	84,593		175.92	23-Jan-2025	—
							6,425	1,048,381
									54,195	9,577,902
									44,503	7,261,164
Total	513,320	324,553				67,985,879	6,425	1,048,381	98,698	16,839,066
M.J. Erceg	—	35,409		215.75	18-May-2025	—
									18,598	3,286,906
Total	—	35,409				—	—	—	18,598	3,286,906
B.W. Demosky									6,212	1,097,791
Total	—	—				—	—	—	6,212	1,097,791
K.E. Creel	39,775	79,550		115.78	4-Feb-2023	7,272,859
	26,675	26,675		119.18	22-Feb-2023	3,070,293
	9,975	29,925		168.84	31-Jan-2024	314,811
	—	—	47,940	210.32	24-Jul-2024	—
	—	33,910		175.92	23-Jan-2025	—
							6,123	999,032
									20,945	3,701,691
									17,838	2,910,565
Total	76,425	170,060	47,940			10,657,963	6,123	999,032	38,783	6,612,256
L.J. Pitz	788	2,362		187.00	03-Jun-2024	—
	—	4,584		175.92	23-Jan-2025	—
							344	56,091
									1,737	306,951
									2,412	393,541
Total	788	6,946				—	344	56,091	4,149	700,492
M.K. Wallace	3,000	3,000		119.18	22-Feb-2023	345,300
	2,120	2,920		129.42	5-Mar-2023	238,442
	1,290	3,870		168.84	31-Jan-2024	40,712
	—	3,952		218.78	23-Jan-2025	—
							229	40,409
							213	37,687
							2,222	392,612
									2,712	479,253
									2,078	367,292
Total	6,410	13,742				624,454	2,664	470,708	4,790	846,545
T.E. Marsh	—	14,350		231.85	13-Feb-2025	—
									7,557	1,335,606
Total	—	14,350				—	—	—	7,557	1,335,606

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	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options/SARs at 2015 Year-End ($)	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
P.A. Guthrie	10,000	—		62.56	2-Mar-2017	1,141,700
	10,100	—		71.69	19-Feb-2018	1,060,904
	8,540	—		36.29	18-Feb-2019	1,199,358
	17,500	—		51.17	25-Feb-2020	2,197,300
	13,500	—		65.06	24-Feb-2021	1,507,545
	12,250	—		75.71	1-Apr-2022	1,237,495
	7,303	2,434		97.70	7-Dec-2022	769,515
	4,075	4,075		119.18	22-Feb-2023	469,033
	1,585	4,755		168.84	31-Jan-2024	50,023
	—	4,823		218.78	23-Jan-2025	—
									3,319	586,548
									2,537	448,281
Total	84,853	16,087				9,632,873	—	—	5,856	1,034,829
In general, regular Options vest over four years at a rate of 25% on each anniversary of the grant date. However, Option grants made prior to June 2012 vested as to 50% on the second anniversary of the date of grant and as to the balance on the third anniversary of the date of grant. Regular Options expire ten years from the date of grant.
The Value of Unexercised In-the-Money Options/SARs at 2015 Year-End is based on the closing share price on the TSX on December 31, 2015 ($176.73). With respect to the 2015 Option grant that will expire in 2025, for Messrs. Harrison, Creel and Pitz the value is based on the closing share price on the NYSE on December 31, 2015 (US$127.60) converted into Canadian dollars using an average exchange rate of $1.2787.
Mr. Creel was awarded a performance option grant on July 24, 2014. These Options will vest upon meeting certain operating ratio and operating income hurdles. None of the options would become exercisable before June 1, 2018. (50% of the options would vest upon CP's attainment of an annual Operating Ratio of 63%, and the other 50% would vest upon CP attaining an annual Operating Income of $2,618M).
The Market Value of Shares or Units of Stock That Have Not Vested includes the value of unvested DSUs based on the closing share price on the TSX on December 31, 2015 ($176.73) with respect to Mr. Wallace. For Messrs. Harrison, Creel, and Pitz the DSU value is based on the closing share price on the NYSE on December 31, 2015 (US$127.60) converted into Canadian dollars using an average exchange rate of $1.2787. These awards are deferred and not redeemable until termination of employment.

The number of shares shown in the column Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested includes the sum of the performance units that would be payable under the 2014 - 2016 and 2015 - 2017 PSU cycles if the Company's actual performance in 2015 was applied to each plan's performance measures. The Company's 2015 performance would have resulted in a 200% payout for the 2014 - 2016 cycle and 145% for the 2015 - 2017 cycle. The SEC requires that projected payouts be shown at the next higher performance measure; therefore, the number of performance units shown is equal to the maximum payout for the 2014 - 2016 cycle (200%) and the maximum pay out for the 2015 - 2017 cycle (200%). The value of the PSUs is based on the year-end share value on the applicable stock exchange. For stock awards, the number of unvested shares reported above includes dividends earned. The original grant units and grant date fair values for 2015 stock awards are disclosed in the Grant of Plan-Based Awards Table.
With respect to Mr. Wallace the number of non-incentive shares not vested also includes an RSU grant that was awarded on May 8, 2014, and the value is based on the closing share price on the TSX on December 31, 2015 ($176.73).

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The following table shows the vesting dates and the corresponding number of shares in the Outstanding Equity Awards at Fiscal Year End table, assuming continued employment through the vesting date.

		Vesting Dates
Name	Stock Award	28-Jun-2016	6-Feb-2016	31-Dec-2016	26-Feb-2017	08-May-2017	31-Dec-2017	19-Feb-2018
E.H. Harrison	Senior Executive Deferred Share Units	6,425	—	—	—	—	—	—
	Performance Share Units	—	—	54,195	—	—	44,503	—
M.J. Erceg	Performance Share Units	—	—	—	—	—	18,598	—
B.W. Demosky	Performance Share Units	—	—	6,212	—	—	—	—
K.E. Creel	Senior Executive Deferred Share Units	—	6,123	—	—	—	—	—
	Performance Share Units	—	—	20,945	—	—	17,838	—
L.J. Pitz	Senior Executive Deferred Share Units	—	—	—	—	—	—	344
	Performance Share Units	—	—	1,737	—	—	2,412	—
M.K. Wallace	Senior Executive Deferred Share Units	—	—	—	229	—	—	213
	Restricted Share Units	—	—	—	—	2,222	—	—
	Performance Share Units	—	—	2,712	—	—	2,078	—
T.E. Marsh	Performance Share Units	—	—	—	—	—	7,557	—
P.A. Guthrie	Performance Share Units	—	—	3,319	—	—	2,537	—

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OPTION EXERCISES AND STOCK VESTED
The following table provides details regarding Options exercised and sold by the NEOs, and Stock Awards vested during the financial year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
E. H. Harrison	—	—	6,403	1,267,399
M.J. Erceg	—	—	—	—
B.W. Demosky	45,823	2,375,090	29,451	5,399,000
K.E. Creel	—	—	111,223	21,648,203
L.J. Pitz	—	—	—	—
M.K. Wallace	800	88,480	3,196	585,844
T.E. Marsh	—	—	—	—
P.A. Guthrie	3,560	725,208	9,509	1,743,199

The value realized on exercise is calculated as the difference between the market price at the time of exercise and the respective exercise prices, multiplied by the number of options exercised.
The number of shares acquired on vesting include PSUs, related to the 2012/2013 grant that vested at 200%, and DSUs. The value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the market price of the shares on the respective vesting dates.
With respect to Mr. Harrison, the 6,403 units which vested were DSUs and are settled only upon termination of employment per the terms of the Executive DSU Plan described under the heading "Deferred Compensation Plans". Mr. Creel also acquired 24,328 vested DSUs.
With respect to Mr. Demosky, the value realized on exercise and the value realized on vesting has been also disclosed in the Summary Compensation Table under the "All Other Compensation" column as a post departure payment. The amounts are also included in the Termination Without Cause Table.

MANAGEMENT STOCK OPTION INCENTIVE PLAN
The Management Stock Option Plan ("MSOIP") was established in October 2001 for the purpose of providing certain officers and select key employees of the Company with an incentive to enhance shareholder value.
The number of Options granted to a recipient is determined by dividing a targeted dollar amount (determined taking into account market practice and a number of other factors), which is expressed as a percentage of the recipient’s salary, by the theoretical value of an Option. That value is determined using broadly used valuation models that estimate the probable future payout, applied to the 30 day average closing share price prior to the issuance of the grant. Neither the amount nor the terms of previously granted Options are taken into consideration in determining the size of a new grant, which otherwise might result in the unintended consequence of encouraging early exercise to avoid having future grants reduced due to significant outstanding Option holdings. In addition, it might disadvantage long-servicing employees and those who remain committed to the stock.
Regular Options expire ten years from the date of grant. Grants made prior to June, 2012 vested as to 50% on the second anniversary of the grant and as to the balance on the third anniversary. For grants made after June 2012, options vest over four years at a rate of 25% on each anniversary date of the grant.
An Option will expire before its normal expiry date if: (a) an Option holder resigns from his or her employment, in which case the Option will expire 30 days following such resignation; (b) an Option holder’s employment is terminated without cause, in which case the Option will expire six months following such termination; (c) an Option holder’s employment is terminated for cause, including where an Option holder resigns after being requested to do so as an alternative to being terminated for cause, in which case the Option will expire immediately upon such termination; (d) an Option holder dies, in which case the Option will expire 12 months following his death and may be exercised by the holder’s estate. An Option will continue to vest and expire on its normal expiry date if an Option holder’s employment ceases due to permanent disability. An Option granted will expire on the earlier of a) its normal expiry date or b) five years after the Option holder retires, upon attaining the applicable mandatory or early retirement age.
If an Option would otherwise expire during a blackout period, it will be extended beyond its normal expiry date to a date ten business days after the date on which the

2016 MANAGEMENT PROXY STATEMENT 88

blackout period ends, provided that if a further blackout period is imposed prior to the end of the extension, the Option term will be further extended to a date ten business days after the date on which the additional blackout period expires.
Options may be assigned only to an Option holder’s family trust, personal holding corporation, or retirement trust or a legal representative of an Option holder’s estate or a person who acquires the Option holder’s rights by bequest or inheritance.
The MSOIP includes change of control provisions that cause all Options held by an Option Holder who is terminated without cause upon a change of control to immediately vest. The change of control provisions in the MSOIP, as well as the Corporation's other incentive plans, are substantially similar to the change of control provisions described below under "Termination and Change of Control Benefits", except that: (i) under the terms of the MSOIP and other incentive plans, the Board cannot adopt a resolution confirming that a change of control has occurred; and (ii) under the MSOIP and other incentive plans the threshold for shares of the Corporation held by a new entity to cause a change of control is 50%.
Under the terms of the MSOIP, the maximum number of Shares that may be reserved for issuance to insiders as Options is 10% of the number of Shares outstanding. The maximum number of Options that may be granted to insiders within a one-year period is 10% of the number of Shares outstanding and to any one insider is 5% of the number of Shares outstanding. The maximum number of Options that may be granted to any one individual is 5% of the number of Shares outstanding at the time of the reservation.
Notwithstanding the limits noted above, the dilution level, measured by the number of Options available for issuance as a percentage of outstanding Shares continues to be capped, at the discretion of the Board, at 7%. CP’s potential dilution level at year end is 2.3%.
The CEO, as well as the Chairman of the Board and the Chair of the Compensation Committee, have authority to grant Options to employees within certain defined parameters, which include the position of the grantee and the expected value of the Options being granted. For 2015, the Compensation Committee authorized a pool of 100,000 Options for allocation by the CEO under this authority from which 1,478 Options in total were granted to 1 employee for the purposes of performance recognition and retention.
Participants in the MSOIP are granted a number of Options, exercisable at the last closing market price of Shares on the TSX or the NYSE (for grants after December 15, 2014 depending on the grant currency) prior to the approval of the grant. The exercise price of Options may not be reduced without shareholder approval. The following table illustrates information relating to Options as of and for the year ended December 31, 2015.

Options Outstanding and Available for Grant as of December 31, 2015:

2015	Number of Options/Shares	Percentage of Outstanding Shares
Options outstanding (December 31, 2015)	1,654,048	1.1%
Options available to grant (December 31, 2015)	1,860,427	1.2%
Shares issued on exercise of Options	14,564,167	9.5%
Options granted	317,202	0.2%

Messrs. Harrison and Creel were granted stand-alone stock options not granted under the MSOIP.
Since the inception of the MSOIP in October 2001, a total of 18,078,642 Shares have been made available for issuance under the MSOIP and 14,564,167 Shares have been issued through the exercise of Options. No financial assistance is provided to Option holders to facilitate the purchase of Shares under the MSOIP. In addition, CP has a policy that prohibits employees from forward selling Shares that may be delivered upon the future exercise of Options under the MSOIP or otherwise monetizing Options granted under the MSOIP, other than through exercising the Option and subsequently selling the Shares in a public venue.
The Board may amend the MSOIP, but no amendment may be made without required regulatory or shareholder approval. Other than as set forth elsewhere in this Proxy Statement, no Options have been granted under the MSOIP that require ratification by shareholders.
The MSOIP was amended effective February 28, 2012, to provide that on a change in control the vesting of Options held by a participant will not accelerate unless the participant is thereafter terminated without cause or constructively dismissed.
The MSOIP was amended effective November 19, 2015 to provide Net Stock Settlement as a method of exercise. Net Stock Settlement allows an option holder to exercise options without the need to have the corporation sell the securities on the open market. As a result, the corporation experiences less dilution from the exercise of stock options.
Securities Authorized For Issuance Under Equity Compensation Plans
The Following table shows, as of December 31, 2015, compensation plans under which equity securities of the Corporation are authorized for issuance upon the exercise of Options outstanding under the MSOIP and

CANADIAN PACIFIC

the Director Stock Option Plan ("DSOP"). The table also shows the number of Shares remaining available for issuance and includes 340,000 Shares under the DSOP. On July 21, 2003, the Board of Directors suspended all further grants of Options under the DSOP.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,423,373	$112.70	2,200,427
Equity compensation plans not approved by security holders	—	$—	—
Total	2,423,373	$112.70	2,200,427
The equity compensation plans referred to in the previous table, being the MSOIP and DSOP, are described in the Corporations audited consolidated financial statements for the year ended December 31, 2015, and in this Proxy Statement. See page 88 for MSOIP details and see above for DSOP details.
Section 162(m) Incentive Plan
As noted above, we are seeking shareholder
approval of our Section 162(m) Incentive Plan. The
Section 162(m) Incentive Plan is intended to allow
us to continue granting equity and cash awards
under our existing plans described in this Proxy
Statement (the “Sub-Plans”), while providing us the
flexibility to designate awards that will qualify as
“performance-based compensation” under Section
162(m) of the U.S. Internal Revenue Code of 1986
(the "Code"). Section 162(m) of the Code generally
limits the annual deduction that a company may
take for compensation of covered employees,
consisting of the company's CEO and the next
three highest compensated executive officers other
than the CEO and the CFO who are serving at the
end of the year. Under Section 162(m), certain
compensation, including compensation based on
the attainment of performance goals, will not be
subject to this limitation if certain requirements are
met. One such requirement is that the material
terms pursuant to which the performance-based
compensation is to be paid must be disclosed to
and approved by the shareholders. Accordingly,
shareholder approval of the Section 162(m)

Incentive Plan is intended to allow us to make
grants of performance-based compensation paid to
covered officers under the Section 162(m) Incentive
Plan that will qualify as performance-based
compensation under Section 162(m) of the Code.

2016 MANAGEMENT PROXY STATEMENT 90

PENSION PLAN BENEFITS
Canadian Pension Plans and Other Retirement Arrangements
CP maintains both a contributory defined benefit plan and a defined contribution pension plan, which enable pensions to be paid to eligible officers and employees of CP at retirement.
On July 1, 2010, the defined benefit plan was closed to new employees and replaced with a defined contribution plan for employees hired on or after July 1, 2010. Employees hired before that date either continue to participate in the previous plan, which includes both a defined benefit and defined contribution option, or were transferred to the new defined contribution plan.
Defined Benefit Plan
The defined benefit pension plans consist of a Basic Defined Benefit Pension Plan ("Basic Pension Plan") and a Supplemental Pension (the "Supplemental Pension Plan"), which provides retirement benefits in excess of the benefits payable from the Basic Pension Plan. Mr. Guthrie participates in the Supplemental Pension Plan plan. Under the combined Basic Pension Plan and Supplemental Pension Plan, the amount of an individual’s pension is 2% of the greater of average of the highest five consecutive years of the participant's pensionable earnings or final 60 months of pensionable earnings (base salary plus incentive awards, where applicable, as described below), multiplied by credited years of service up to a maximum of 35 years, inclusive of pensions under the government provided, Canada Pension Plan or Quebec Pension Plan.
Under the Basic Pension Plan, pensionable earnings include base salary and annual incentive payments (for service after 2000) and are capped at each participant's five-year average target level at retirement.
The normal retirement age under the Basic Pension Plan is 65. If the sum of the participant’s age and years of pensionable service is at least 85 and the participant is age 55 or over at the time of retirement, the participant is eligible to receive an immediate, unreduced pension, subject to the consent of CP. Retirement benefits are partially indexed and vest immediately when participation begins with pension benefits payable for the lifetime of the retiree and continuing to a surviving spouse at rates specified in the Basic Pension Plan. Retirement benefits under the Basic DB Plan are limited to the maximum amount prescribed under the Canadian Income Tax Act.
The Supplemental Pension Plan provides pension benefits in excess of those permitted under the Basic Pension Plan. For members who joined the Supplemental Plan prior to October 1, 2008, annual incentive payments are included in the calculation of pensionable earnings for all years of service. Members of the Supplemental Pension Plan may retire with an unreduced pension at age 60 based on their credited service at the time of retirement. Until 2010, the Supplemental Pension Plan provided prior deemed service benefits for executives hired in mid-career, subject to a five-year vesting period. This provision was eliminated for new participants in 2010.
Defined Contribution Plan
In 2010, a new defined contribution plan ("DC Plan") was also introduced for management employees. Employees who were members of the existing DC pension plan had the option to join the new DC Plan: newly hired management employees were enrolled only in the new DC Plan. Messrs. Harrison, Creel, Erceg, Wallace and Marsh participate in this federally registered plan. Mr. Demosky also participated in this plan prior to his termination.
Depending on the employee’s age and service, an employee will contribute between 4% and 6% of earnings and the Company will contribute between 4% and 8% of earnings. Total contributions are limited to the maximum allowed under the Canadian Income Tax Act ($25,370 in 2015).
Messrs. Creel, Erceg, Wallace and Marsh also participate in a defined contribution supplemental plan (“DC SERP”). The DC SERP is a non-registered plan that provides benefits in excess of the Canadian Income Tax Act limits applicable to the DC Plan Specifically, the SERP provides a company contribution equal to 6% of a participant's base salary and annual bonus. There are no employee contributions and there is a two-year vesting period.
US Retirement Plans
The US retirement program has three elements:

•	A voluntary qualified 401(k) plan with employer match

•	A qualified defined contribution plan which provides automatic employer contributions

•	A non-qualified defined contribution plan for certain employees whose compensation exceeds the IRS limits (US $265,000 for 2015)
401(k) Plan
Employees can contribute pre-tax contributions to the 401(k) plan subject to limitations imposed by the US Internal Revenue Code. The Company provides a matching contribution of 50% on the first 6% of eligible earnings. All contributions are immediately vested.

CANADIAN PACIFIC

Defined Contribution Plan (“US DC Plan”)
The US DC Plan is employer-funded with an annual contribution amount equal to 3.5% of eligible earnings. Eligible earnings include base salary and annual bonus. These earnings are subject to compensation limitations imposed by the US Internal Revenue Code. These amounts are included in the Summary Compensation Table under the column heading "All Other Compensation".
Supplemental Defined Contribution Plan (“US SERP”)
The US SERP is an unfunded nonqualified defined contribution plan that provides an additional company contribution equal to 6% of eligible earnings without regard to the limitations imposed by the US Internal Revenue Code. Eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limitations imposed by the US Internal Revenue Code, an additional 3.5% contribution is made. Company contributions are subject to a three-year cliff vesting schedule.
Messrs. Creel and Pitz participated in the US SERP in 2015. Mr. Creel ceased participation in this plan and began participation in the Canadian Supplemental Pension Plan in September 2015.

2016 MANAGEMENT PROXY STATEMENT 92

Pension Benefits Table
The following table shows, for the NEOs as of December 31, 2015, the years of credited service and present value of accumulated benefits under the Canadian Pacific Railway Company Pension Plan and Canadian Pacific Railway Executive Supplemental Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
E.H. Harrison	Canadian Pacific Railway Company Pension Plan	—	—	—
M.J. Erceg	Canadian Pacific Railway Company Pension Plan	—	—	—
B.W. Demosky	Canadian Pacific Railway Company Pension Plan	1.42	1,312,548	—
K.E. Creel	Canadian Pacific Railway Company Pension Plan	—	—	—
L.J. Pitz	Canadian Pacific Railway Company Pension Plan	—	—	—
M.K. Wallace	Canadian Pacific Railway Company Pension Plan	—	—	—
T.E. Marsh	Canadian Pacific Railway Company Pension Plan	—	—	—
P.A. Guthrie	Canadian Pacific Railway Company Pension Plan	25.67	1,282,612	—
	Canadian Pacific Railway Company Supplemental Retirement Plan	25.67	4,710,268	—

Mr. Demosky accumulated benefits under a special wrap-around arrangement that was intended to replicate the pension he would have accrued in certain Suncor plans had he continued participation in such plans during his employment at CP. Following his departure from CP in May 2015, he became entitled to a deferred pension commencing at age 55 equal to $19,678 per month. Starting at age 62, the monthly pension will be reduced to a set amount of $18,108 per month which corresponds to the pension Mr. Demosky had earned under the Suncor plans upon termination of his employment from Suncor. Benefits are payable as a single life annuity with a five-year guarantee if Mr. Demosky is single when payment of the benefit commences or as a 50% joint and survivor annuity if Mr. Demosky is married when payment of the benefit commences. If Mr. Demosky dies before he retires, his beneficiary will receive the actuarial present value of his deferred pension.

Mr. Guthrie accumulates benefits under CP’s defined benefit arrangement which includes both the Basic and Supplemental Pension Plan. His accrued pension is calculated as 2% of his five-year average highest plan earnings multiplied by his years of service with CP, reduced by estimated government retirement benefits. He has also accrued a pension calculated as 2% of his five-year average highest plan earnings multiplied by approximately eight years of deemed service prior to his employment with CP, reduced by a deemed prior pension of approximately $1,000 per month. Five-year average highest plan earnings include base salary and average bonus (limited to average target bonus). Benefits are payable as a single life annuity if Mr. Guthrie is single when payment of the benefit commences or as a 50% joint and survivor annuity if Mr. Guthrie is married when payment of the benefit commences unless an optional form of payment is elected. Available optional forms of payment are a 60%, 80% or 100% joint and survivor annuity. If Mr. Guthrie dies before he retires, his surviving spouse will receive the value of a 50% joint and survivor benefit, subject to adjustment depending on the age of the surviving spouse. Mr. Guthrie is currently eligible for an immediate pension reduced by actuarial equivalence from age 65.

CANADIAN PACIFIC

Deferred Compensation Plans
Officers and other individuals with share ownership requirements may elect to receive all or portion of their short-term incentive award in DSUs. This is designed to promote the sustained alignment of executive officers’ interests with shareholders. Executive officers must make their election prior to the beginning of the calendar year for which the short-term incentive award is paid. When any short-term incentive award is determined, the amount elected is converted to DSUs, which have a value equal to the average market price of a share for the ten trading days immediately prior to December 31 of the calendar year for which the award is paid.
CP will grant an additional 25% of the amount each participant elects to receive as DSUs as a Company match, which vest after three years. Once the value of a participant’s DSU account is sufficient to meet CP’s stock ownership requirement the participant may no longer elect to receive any portion of their short-term incentive award in DSUs.
Executive DSU participants may redeem their DSUs only after termination of employment or retirement. For DSUs granted after December 31, 2004, redemption is permissible only following the date that is six months have after the end of the executive’s employment and must be redeemed no later than the end of the following calendar year. The value of the DSU at the time of payment will be based on the average market price of a share for the ten trading days immediately preceding the payment date. Payment is made in a lump sum following the termination of employment. For eligible US executives, in compliance with US tax regulations, payment of amounts deferred until termination of employment is made after a six-month waiting period.
Mr. Harrison was awarded a special make-whole DSU payment at the time of hire and was required to receive his 2013 STIP award in DSUs. Mr. Creel also received a special make-whole DSU payment at his time of hire. No DSUs are redeemable until after the end of the executive's employment.
The following table shows the number of DSUs outstanding and their value based on the closing share price on December 31, 2015.

	Unvested DSUs (#)	Vested DSUs (#)	Total Units (#)	Value as at December 31, 2015 ($)
E.H. Harrison	6,425	61,382	67,807	11,063,504
M.J. Erceg	0	0	0	0
K.E. Creel	6,123	24,449	30,572	4,988,270
L.J. Pitz	344	1,375	1,719	280,454
M.K. Wallace	442	1,767	2,209	390,481
T.E. Marsh	0	0	0	0
P.A. Guthrie	0	4,686	4,686	828,139
B.W. Demosky	0	4,438	4,438	784,401
The value of vested and unvested DSUs as of December 31, 2015, is based on the closing share price on the TSX of $176.73 for Messrs. Wallace, Guthrie and Demosky and a closing share price on the NYSE of US$127.60 with an average exchange rate of $1.2787 for Messrs. Harrison, Creel and Pitz.

Nonqualified Deferred Compensation Table
The following table shows for the NEOs as of December 31, 2015, the non-qualified deferred plans including the Senior Executives' Deferred Share Unit Plan (DSU), the Canadian Pacific Management Supplemental Pension Plan (DC SERP) and the US Senior Executive Retirement Plan (US DC SERP).

Name		Executive Contributions in Fiscal 2015	Registrant Contributions in Fiscal 2015	Aggregate Earnings in Fiscal 2015	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2015
	Plan Name	($)	($)	($)	($)	($)
E.H. Harrison	DSU	—	1,307,797	(2,915,391)	—	10,015,123
M.J. Erceg	DSU	—	—	—	—	—
	DC SERP	—	28,473	435		28,908
B.W. Demosky	DSU	—	—	(202,156)	—	784,401
K.E. Creel	DSU	—	5,838,591	(1,849,354)	—	3,989,237
	DC SERP	—	16,484	70		16,555
	US DC SERP	—	283,540	(12,134)	—	622,456
L.J. Pitz	DSU	332,031	—	(107,668)	—	224,363
	US DC SERP	—	58,639	(250)	—	73,747
M.K. Wallace	DSU	201,279	—	(92,187)	—	312,385
	DC SERP	—	33,338	(484)		84,256
T. E. Marsh	DC SERP		40,078	390		40,467
P.A. Guthrie	DSU	—	—	(213,428)	—	828,139

2016 MANAGEMENT PROXY STATEMENT 94

CANADIAN PACIFIC

For Messrs. Harrison and Creel, the value of the registrant contributions is calculated with respect to DSUs that vested in 2015. As disclosed in previous Summary Compensation Tables, Mr. Harrison was issued DSUs in 2012 that would vest 25% each year and Mr. Creel was issued DSUs in 2013 that vested in 2015. For Messrs. Pitz and Wallace, the value of the executive contributions is the deferral of 2014 bonus to DSUs that vested immediately in 2015.
DC SERP and US DC SERP Contributions have been disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings Column in the Summary Compensation Table.

2016 MANAGEMENT PROXY STATEMENT 95

CANADIAN PACIFIC

TERMINATION AND CHANGE IN CONTROL BENEFITS
Change in Control Agreements
Messrs. Harrison, Erceg, Wallace and Guthrie are each party to a change in control agreement with CP. These agreements are “double trigger”, meaning that cash severance payments will not be made and no awards under any equity plan will have accelerated vesting upon a change in control of the Corporation unless the NEO is thereafter terminated without cause or constructively dismissed. Effective February 22, 2013, all equity awards under CP’s equity incentive plans vest in connection with a change in control only on a “double trigger” basis. Although Mr. Harrison received unvested DSUs issued prior to this date, these DSUs cannot be redeemed until one year after cessation of his employment, regardless of whether there is an intervening change in control. Accordingly, none of Mr. Harrison’s equity can be redeemed on a single-trigger basis on a change in control. Messrs. Erceg, Wallace and Guthrie do not have any awards that vest on a single-trigger basis.
A “change in control” arises in the following circumstances:

•	20% or more of the Shares are acquired by any person or persons acting jointly or in concert;

•	80% or more of the Corporation’s Shares are held by a new entity created by any transaction or series thereof;

•	All or substantially all of the assets of the Corporation are sold, assigned or transferred;

•	A majority (more than 50%) change in the Corporation’s Board of Directors over a 12 month period; or

•	The Board adopts a resolution confirming that a change in control has occurred.

NEOs are subject to a protection period following a change in control. If an NEO is involuntarily terminated other than for cause or resigns for certain defined reasons such as a material change in responsibilities or a reduction in salary or benefit, in each case following a change in control, a payment is triggered. The protection period for Mr. Harrison is 12 months, for Mr. Erceg and Mr. Wallace it is 18 months and Mr. Guthrie it is 36 months.
If there is a termination within the protection period, the terminated individual is entitled to receive a lump sum severance payment equal to the base salary they would have earned through the end of the applicable severance period (24 months for Messrs. Erceg, Wallace and Guthrie and the lesser of 24 months and the period remaining until the end of the employment term for Mr. Harrison). With the exception of Mr. Harrison, each change in control severance agreement also provides that the active NEO is entitled to specified benefits, including payments under CP’s compensation plans and the continuation of certain benefits for the duration of the severance period as follows:

•	An amount, payable on termination, equal to the target award level under the STIP for the severance period;

•
Outstanding equity awards are treated in accordance with the relevant plan terms; outstanding PSUs are pro-rated to the termination date and paid out at target and RSUs vest upon termination and the full value is paid out

•	Continuation of coverage under the company’s group benefit plans;

•	Additional benefits accrual under the Company’s Supplemental Pension Plan for the severance period; and

•	The value of any perquisites provided for the severance period.

Payable on Change in Control

		Severance Payment				Value of early vesting of Options & equity based awards ($)
Name	Severance Period (# of months)	Base Pay ($)	Short-term Incentive at target ($)	Additional Retirement Benefits ($)	Other Benefits ($)		Payable on Change of Control ($)
E.H. Harrison	18	4,219,710	—	—		22,855,118	27,074,828
M.J. Erceg	24	1,368,209	1,094,567	362,637	140,385	547,818	3,513,616
M.K. Wallace	24	658,168	394,901	158,755	143,078	1,088,269	2,443,171
P.A. Guthrie	24	787,968	472,781	893,320	135,491	926,981	3,216,541
Total NEOs		7,034,055	1,962,249	1,414,712	418,954	25,418,186	36,248,156
Other Benefits include the cost of group benefits and perquisites for the severance period, and the value of accelerated vesting of ESPP Shares.
The value of early vesting of Options and equity-based awards is based on the closing share price on December 31, 2015, on the TSX of $176.73. For Mr. Harrison, the value of unvested DSUs is based on the closing share price on the NYSE on December 31, 2015 of US$127.60 converted into Canadian dollars using an average exchange rate of $1.2787.

2016 MANAGEMENT PROXY STATEMENT 96

The costs relating to relocation and legal fees provided by the Change in Control Agreement are not included in the total amounts payable.
Compensation on Termination of Employment
We have developed policies to cover all forms of termination that occur absent the prior occurrence of a change in control. Executives are subject to the same terms as all other employees of the Company for voluntary termination, retirement, and termination for cause. No NEO receives an excise gross-up provision in relation to any termination benefit. In the event that a NEO ceases to be an employee, the NEO will receive compensation as summarized below:
Voluntary Termination
In the event of resignation from the Company, any outstanding base pay including pay for any unused accrued vacation will be paid. All unvested awards will be forfeited with the exception of Mr. Harrison, whose unvested DSUs would become payable. The value of these DSUs at December 31, 2015 was CAD$1,048,381. With respect to Options, the executive will have the earlier of 30 days following the date of termination and the expiry of the Option term to exercise any vested Options.
With respect to Mr. Creel, should he voluntarily cease employment prior to February 5, 2018, he would be required to repay, on a prorated basis, up to US$6.96 million of awards paid to him in respect of foregone compensation from his prior employer.

Retirement
In addition to any outstanding base pay and unused vacation owed as of the retirement date, provided that NEO has provided at least five years of service, or has reached age 60, or older with at least two years of service, the executive will receive the following:

•	Provided that executive has three months of service in the plan year up to his retirement date, a pro-rated award as of his retirement will be available date under the STIP.

•
Provided that executive has six months of service in the performance period, the executive will receive the full value of any PSU award upon vesting, subject to the Company's attainment of the performance measures.

•	Options will continue to vest and will expire the earlier of five years after the retirement date and the normal expiry date.

•	$50,000 in post-retirement life insurance and a health spending account with the annual value based on the number of years of company service.

Termination for Cause
In the event of a termination for cause, the executive would receive any outstanding base pay and accrued vacation as of his termination date. Where applicable, provisions of the Company’s executive compensation clawback policy would be enforced.
In addition, Mr. Creel would be subject to the same repayment conditions described under Voluntary Termination above.
Terminations Without Cause
As is common practice for senior-level positions, the Company has entered into individual agreements with the NEOs listed below to alleviate any uncertainty they may have concerning their severance arrangement should they be involuntarily terminated from the Company during the term of their agreement without cause. The remaining NEOs do not have contractual severance arrangements in place.
Mr. Harrison
Mr. Harrison will receive a retirement allowance of US$2,000,000. Mr. Harrison’s unvested DSUs would vest; however, he will forfeit any unvested options from his initial grant in 2012.
Mr. Creel
If Mr. Creel is terminated without cause, Mr. Creel will receive a lump sum, at time of termination, equivalent to:

a)	36 months’ salary, plus

b)	his target short-term incentive paid for the 36-month period.
In order to provide an incentive to Mr. Creel to leave a secure position at another high-performing railway and to join CP, which was undergoing a significant and very challenging transition, it was necessary to provide severance arrangements that reflected the security he was giving up and the risks and challenges he would be undertaking.
Mr. Erceg
If Mr. Erceg is terminated without cause, Mr. Erceg will receive a lump sum equivalent to:
a) 24 months' salary, and
b) 24 months' FlexBenefits coverage, which includes dental and health

CANADIAN PACIFIC

Mr. Demosky
Mr. Demosky received a lump sum upon his May 31, 2015, departure equivalent to:
a) 24 months' salary,
b) an amount equivalent to his target short-term incentive paid for the 24-month period plus

c) the actuarial value, of the pension that would have accrued over the 24-month period if Mr. Demosky had remained employed.
The following table summarized the payments upon a termination without cause described above.

Payable on Termination without Cause

		Severance Payment				Value of Options & equity based awards ($)	Payable on Termination without Cause ($)
Name	Severance Period (# of months)	Base Pay ($)	Short-term Incentive ($)	Additional Retirement Benefits ($)	Other Benefits ($)
E.H. Harrison	N/A	2,557,400	—	—	—	5,654,928	8,212,328
M.J. Erceg	24	1,368,209	—	—	20,395	547,818	1,936,422
K.E. Creel	36	3,501,396	3,501,396	—	21,179	4,989,553	12,013,524
B.W. Demosky	24	1,240,000	992,000	1,551,000	68,432	6,687,117	10,538,549
Total NEOs		8,667,005	4,493,396	1,551,000	110,006	17,879,416	32,700,823
Other Benefits represents the value of accelerated vesting of ESPP Shares. For Mr. Erceg the amount also includes continued coverage under the Company's FlexBenefits. For Mr. Demosky the amount also includes the value of his company vehicle which was gifted to him.
Value of Options and equity-based awards represents the value of Options vesting within six months following termination and the prorated value as of the termination date of PSU awards. For Mr. Harrison, it also includes early vesting of DSUs.
The value of the Options and equity-based awards is based on the closing share price on the TSX of $176.73 on December 31, 2015. For Mr. Harrison, the value of unvested DSUs is based on the closing share price on the NYSE of US$127.60 converted into Canadian dollars using an average exchange rate of $1.2787.
The post employment value received by Mr. Demosky has been disclosed in the "Summary Compensation Table" on page 79. The above value includes a pro-rated award of $5,399,000 for PSUs that vested December 31, 2015 and the value realized of Options that vested during the 6 months following his departure of $739,221. These two values are also disclosed in the "Option Exercises and Stock Vested" table found on page 88.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
Security Ownership of Certain Beneficial Owners
The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person, or group of persons, known by Canadian Pacific based on publicly available information as of February 23, 2016, to own beneficially more than five percent of our Common Stock, each of our directors, each of our NEOs and all directors and executive officers as a group.

Unless otherwise indicated in the table, the address of each of the individuals named below is c/o Canadian
Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
T. Rowe Price Associates, Inc. 100 E Pratt Street, Baltimore, Maryland, 21202	16,493,450	10.8%
Pershing Square Capital Management, L.P. 888 Seventh Avenue, 42nd Floor, New York, New York 10019	13,940,890	9.1%
William Ackman	13,940,890(a)
John Baird	—
Isabelle Courville	900(b)	*
Rebecca Macdonald	3,900(b)	*
Anthony Melman	15,000(b)	*
Matthew Paull	—
Andrew Reardon	4,031(b)	*
E. Hunter Harrison(c)	178,617	*
Mark Erceg	156	*
Keith Creel(c)	1,326	*
Laird Pitz(c)	—
Mark Wallace(c)	431	*
All current executive officers and directors as a group	204,361(d)	*
(a) Mr. Ackman is an investor in funds managed by Pershing Square Capital Management, L.P. that holds 13,940,890 Shares of the Corporation. Accordingly he has an indirect interest in such Shares. In addition, as the Managing Member of PS Management GP, LLC, Mr. Ackman exercised control over the voting and disposition of such Shares.
(b) See Directors' 2015 Compensation table for disclosure with respect to DDSUs.
(c) See "Compensation Details - Deferred Compensation Plans" for disclosure with respect to NEO DSUs.
(d) Excludes 13,940,890 held by Pershing Square Capital Management, L.P.

* Represents less than one percent of the outstanding Common Stock.

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INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
As at the date of this Proxy Statement, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by CP or its subsidiaries to, any of the Corporation’s Directors or Executive Officers or any of their associates.
DIRECTORS’ AND OFFICERS’ INSURANCE
CP carries on its own behalf, and on behalf of its subsidiaries, a Directors’ and Officers’ liability insurance policy. This policy has an annual aggregate coverage limit of US$200,000,000 Side A/B with an additional US$100,000,000 in Side A Difference in Conditions excess coverage. The overall program is subject to a zero deductible for directors and officers (applicable when CP is not legally permitted to or does not indemnify the directors or officers), and a US$5,000,000 corporate deductible for all company reimbursement claims in cases where a director or officer is indemnified by CP for any loss covered by the policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC. SEC regulations require executive officers, directors and greater than 10% shareholders to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC. During the fiscal year ended December 31, 2015, CP relied on the foreign private issuer exemption from the requirements of Section 16(a) and therefore no forms concerning 2015 beneficial ownership were required to be filed by any person subject to Section 16 of the Exchange Act with respect to the Company.

SHAREHOLDER PROPOSALS
In 2015, Canadian Pacific did not receive any shareholder proposals to be included in this Proxy Statement.

The Company is subject to both the rules of the SEC under the Exchange Act and the provisions of the Canada Business Corporations Act (“CBCA”) with respect to shareholder proposals. As clearly indicated under the CBCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholder proposals submitted pursuant to the rules of the SEC under the Exchange Act for inclusion in the Company's proxy materials for its annual meeting of shareholders to be held in 2017 (the "2017 Meeting"), must be received no later than November 1, 2016. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.
Proposals submitted pursuant to the applicable provisions of the CBCA that a shareholder intends to present at the 2017 Meeting and wishes to be considered for inclusion in CP's proxy statement and form of proxy relating to the 2017 annual meeting of shareholders must be received no later than December 1, 2016. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder.
All shareholder proposals must be delivered to the Office of the Corporate Secretary by mail at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.
ADVANCE NOTICE OF NOMINATIONS
At the last annual meeting of shareholders, held on May 14, 2015, CP's shareholders approved and adopted By-Law No. 2 of the Company (the "Advance Notice By-Law"), which establishes a framework for advance notice of nominations of directors by the shareholders of CP. Pursuant to the Advance Notice By-Law, if a shareholder intends to nominate a person for election as a director of CP at the Meeting, other than pursuant to a shareholder proposal, as described above, such nominations must comply with the procedures set out the Advance Notice By-Law, including providing written notice to the Corporation setting forth information about each proposed nominee not later than March 21, 2016. A copy of the Advance Notice By-Law was filed on SEDAR and EDGAR on Form 6-K on March 13, 2015.

2016 MANAGEMENT PROXY STATEMENT 100

AVAILABILITY OF DOCUMENTS
Copies of the following documents are available free of charge on written request to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9 or online at www.cpr.ca, www.sedar.com and www.sec.gov: the Articles and by-laws of the Company, Terms of Reference of the Board of Directors and each of the committees of the Board, the 2015 Annual Report to Shareholders on Form 10-K containing the consolidated financial statements for the year ended December 31, 2015, together with the auditor's report and MD&A, the interim financial statements on Form 10-Q for periods subsequent to December 31, 2015, and the 2016 Proxy Statement.
The Corporation’s financial information is provided in the Corporation’s comparative annual financial statements and MD&A for the year ended December 31, 2015.

CANADIAN PACIFIC

DIRECTORS’ APPROVAL
The contents of this Proxy Statement and its distribution have been approved by the Directors of the Corporation.

/s/ Jeffrey J. Ellis

Jeffrey J. Ellis
Corporate Secretary
February 29, 2016

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SCHEDULE “A” – AUDIT COMMITTEE TERMS OF REFERENCE

CANADIAN PACIFIC RAILWAY LIMITED
AND
CANADIAN PACIFIC RAILWAY COMPANY

AUDIT COMMITTEE TERMS OF REFERENCE

The term “Corporation” herein shall refer to each of Canadian Pacific Railway Limited (“CPRL”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board,” “Directors”, “Board of Directors” and “Committee” shall refer to the Board, Directors, Board of Directors, or Committee of CPRL or CPRC, as applicable.

A.	Committee and Procedures

1.	Purpose

The purposes of the Audit Committee (the “Committee”) of the Board of Directors of the Corporation are to fulfill applicable public company audit committee legal obligations and to assist the Board of Directors in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from financial statements, including:

•	the review of the annual and interim financial statements of the Corporation;

•	the integrity and quality of the Corporation’s financial reporting and systems of internal control;

•	the Corporation’s compliance with applicable legal and regulatory requirements;

•	the qualifications, independence, engagement, compensation and performance of the Corporation’s external auditors; and

•	the performance of the Corporation’s internal audit function;

and to prepare, if required, an audit committee report for inclusion in the Corporation’s annual management proxy circular, in accordance with applicable rules and regulations. In addition, the Committee will assist the Board with the identification of the principal risks of the Corporation’s business and ensure the implementation of appropriate risk assessment and risk management policies and processes to manage these risks.

The Corporation’s external auditors shall report directly to the Committee.

2.	Composition of Committee

The members of the Committee of each of CPRL and CPRC shall be identical and shall be Directors of CPRL and CPRC, respectively. The Committee shall consist of not less than three and not more than the number of Directors who are not officers or employees of the Corporation, none of whom is either an officer or employee of the Corporation or any of its subsidiaries. Members of the Committee shall meet applicable requirements and guidelines for audit committee service, including requirements and guidelines with respect to being independent and unrelated to the Corporation and to having accounting or related financial management expertise and financial literacy, as set forth in applicable securities laws or the rules of any stock exchange on which the Corporation’s securities are listed for trading. No Director shall be eligible to serve on the Committee if such Director currently serves on the audit committees of three public companies other than the Corporation, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Determinations as to whether a particular Director satisfies the requirements for membership on the Committee shall be affirmatively made by the full Board, upon recommendation from the Corporate Governance and Nominating Committee.

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3.	Appointment of Committee Members

Members of the Committee shall be appointed from time to time by the Board and shall hold office at the pleasure of the Board.

4.	Vacancies

Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board. The Board shall fill a vacancy whenever necessary to maintain a Committee membership of at least three Directors.

5.	Committee Chair

The Board shall appoint a Chair for the Committee.

6.	Absence of Committee Chair

If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee who is present at the meeting shall be chosen by the Committee to preside at the meeting.

7.	Secretary of Committee

The Committee shall appoint a Secretary who need not be a Director of the Corporation.

8.	Meetings

The Committee shall meet at regularly scheduled meetings at least once every quarter and shall meet at such other times during each year as it deems appropriate, and as part of such meetings, shall meet in executive session without management being present. In addition, the Chair of the Committee or the Chairman of the Board or any two of its other members may call a meeting of the Committee at any time.

9.	Quorum

Three members of the Committee shall constitute a quorum.

10.	Notice of Meetings

Notice of the time and place of every meeting shall be given in writing by any means of transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that produces a written copy, to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided however, that a member may in any manner waive a notice of a meeting. Attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

11.	Attendance of Others at Meetings

At the invitation of the Chair of the Committee, other individuals who are not members of the Committee may attend any meeting of the Committee.

12.	Procedure, Records and Reporting

Subject to any statute or the articles and by-laws of the Corporation, the Committee shall fix its own procedures at meetings, keep records of its proceedings and report to the Board when the Committee may deem appropriate (but not later than the next regularly scheduled meeting of the Board).

13.	Delegation

The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that may be lawfully delegated.

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14.	Report to Shareholders

The Committee shall prepare a report to shareholders or others, concerning the Committee’s activities in the discharge of its responsibilities, when and as required by applicable laws or regulations.

15.	Guidelines to Exercise of Responsibilities

The Board recognizes that meeting the responsibilities of the Committee in a dynamic business environment requires a degree of flexibility. Accordingly, the procedures outlined in these Terms of Reference are meant to serve as guidelines rather than inflexible rules, and the Committee may adopt such different or additional procedures as it deems necessary from time to time.

16.	Use of Outside Legal, Accounting or Other Advisers; Appropriate Funding

The Committee may retain, at its discretion, outside legal, accounting or other advisors, at the expense of the Corporation, to obtain advice and assistance in respect of any matters relating to its duties, responsibilities and powers as provided for or imposed by these Terms of Reference or otherwise by law.

The Committee shall be provided by the Corporation with appropriate funding, as determined by the Committee, for payment of:

(i)	compensation of any outside advisers as contemplated by the immediately preceding paragraph;

(ii)	compensation of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; or

(iii)	ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

All outside legal, accounting or other advisors retained to assist the Committee shall be accountable ultimately to the Committee.

17.	Remuneration of Committee Members

No member of the Committee shall receive from the Corporation or any of its affiliates any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Such fees may be paid in cash and/or shares, options or other in-kind consideration ordinarily available to Directors.

B.	Mandate of Committee

1.	Committee Role:

The Committee’s role is one of oversight. Management is responsible for preparing the interim and annual financial statements of the Corporation and for maintaining a system of risk assessment and internal controls to provide reasonable assurance that assets are safeguarded and that transactions are authorized, recorded and reported properly, for maintaining disclosure controls and procedures to ensure that it is informed on a timely basis of material developments and the Corporation complies with its public disclosure obligations, and for ensuring compliance by the Corporation with applicable legal and regulatory requirements. The external auditors are responsible for auditing the Corporation’s financial statements.

In carrying out its oversight responsibilities: (i) each member of the Committee is entitled to, absent knowledge to the contrary, rely upon the accuracy and completeness of the Corporation's records and upon information, opinions, reports or statements presented by any of the Corporation's officers or employees, or consultants of the Corporation which the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation; and (ii) the Committee and its members do not provide any professional certification or special assurance as to the Corporation’s financial statements or the external auditors’ work.

The Committee shall:

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External Auditors’ Report on Annual Audit

a)	obtain and review annually prior to the completion of the external auditors’ annual audit of the year-end financial statements a report from the external auditors describing:

(i)	all critical accounting policies and practices to be used;

(ii)
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and

(iii)
other material written communications between the external auditors and management, such as any consent or comfort letters issued by the external auditors, management representation letters provided to the external auditors or a schedule of unadjusted differences;

Management’s/Internal Auditors’ Reports on External Audit Issues

b)	review any reports on the above or similar topics prepared by management or the internal auditors and discuss with the external auditors any material issues raised in such reports;

Annual Financial Reporting Documents and External Auditors’ Report

c)
meet to review with management, the internal auditors and the external auditors the Corporation’s annual financial statements, the report of the external auditors thereon, the related Management’s Discussion and Analysis, and the information derived from the financial statements, as contained in the Annual Information Form and the Annual Report. Such review will include obtaining assurance from the external auditors that the audit was conducted in a manner consistent with applicable law and will include a review of:

(i)
all major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting policies or principles;

(ii)
all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects on the financial statements of alternative methods within generally accepted accounting principles;

(iii)	the effect of regulatory and accounting issues, as well as off-balance sheet structures, on the financial statements;

(iv)
all major issues as to the adequacy and effectiveness of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies and any consideration by the external auditors of fraud during the performance of the audit of the Corporation’s annual financial statements; and

(v)	the external auditors’ judgment about the appropriateness and quality, not just the acceptability, of the accounting principles applied in the Corporation’s financial reporting;

d)
following such review with management and the external auditors, recommend to the Board whether to approve the audited annual financial statements of the Corporation and the related Management’s Discussion and Analysis, and report to the Board on the review by the Committee of the information derived from the financial statements contained in the Annual Information Form and Annual Report;

Interim Financial Statements and MD&A

e)
review with management, the internal auditors and the external auditors the Corporation’s interim financial statements and its interim Management’s Discussion and Analysis, and if thought fit, approve the interim financial statements and interim Management’s Discussion and Analysis and the public release thereof by management;

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Earnings Releases, Earnings Guidance

f)
review and discuss earnings press releases, including the use of “pro forma” or “adjusted” information determined other than in accordance with accounting principles generally accepted in the United States, and the disclosure by the Corporation of earnings guidance and other financial information to the public including analysts and rating agencies, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and be satisfied that adequate procedures are in place for the review of such public disclosures and periodically assess the adequacy of those procedures;

Material Litigation, Tax Assessments, Etc.

g)
review with management, the external auditors and, if necessary, legal counsel all legal and regulatory matters and litigation, claims or contingencies, including tax assessments, that could have a material effect upon the financial position of the Corporation, and the manner in which these matters may be, or have been, disclosed in the financial statements; and obtain reports from management and review with the Corporation’s chief legal officer, or appropriate delegates, the Corporation’s compliance with applicable legal and regulatory requirements;

Oversight of External Auditors

h)
subject to applicable law relating to the appointment and removal of the external auditors, be directly responsible for the appointment, retention, termination and oversight of the external auditors; recommend to the Board the approval of compensation of the external auditors as such compensation relates to the provision of audit services; and be responsible for the resolution of disagreements between management and the external auditors regarding financial reporting;

Rotation of External Auditors’ Audit Partners

i)
review and evaluate the lead audit partner of the external auditors and assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit and other audit partners, as required by applicable law;

External Auditors’ Internal Quality Control

j)
obtain and review, at least annually, and discuss with the external auditors a report by the external auditors describing the external auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues;

External Auditors’ Independence

k)
review and discuss, at least annually (and prior to the engagement of any new external auditors), with the external auditors all relationships that the external auditors and their affiliates have with the Corporation and its affiliates in order to assess the external auditors’ independence, including, without limitation:

(i)
obtaining and reviewing, at least annually, a formal written statement from the external auditors delineating all relationships that in the external auditors’ professional judgment may reasonably be thought to bear on the independence of the external auditors with respect to the Corporation;

(ii)	discussing with the external auditors any disclosed relationships or services that may affect the objectivity and independence of the external auditors; and

(iii)	recommending that the Board take appropriate action in response to the external auditors’ report to satisfy itself as to the external auditors’ independence;

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Policies Regarding Hiring of External Auditors’ Employees, Former Employees

l)	set clear policies for the hiring by the Corporation of partners, employees and former partners and employees of the external auditors;

Pre-Approval of Audit and Non-Audit Services Provided by External Auditors

m)
be solely responsible for the pre-approval of all audit and non-audit services to be provided to the Corporation and its subsidiary entities by the external auditors (subject to any prohibitions provided in applicable law), and of the fees paid for the non-audit services; provided however, that the Committee may delegate, to an independent member or members of the Committee, authority to pre-approve such non-audit services, and such member(s) shall report to the Committee at its next scheduled meeting following the granting any pre-approvals granted pursuant to such delegated authority;

n)	review the external auditors’ annual audit plan (including scope, staffing, location, reliance on management and internal controls and audit approach);

o)	review the external auditors’ engagement letter;

Oversight of Internal Audit

p)
oversee the internal audit function by being directly responsible for the appointment or dismissal of the Chief Internal Auditor, who shall report directly to the Committee and administratively to the Chief Legal Officer and Corporate Secretary; afford the Chief Internal Auditor unrestricted access to the Committee; review the charter, activities, internal audit plan, organizational structure, and the skills and experience of the Internal Audit Department; discuss with management and the external auditors the competence, performance, resources, and cooperation of the internal auditors; and approve, after discussion with management and proper performance evaluation, the compensation of the Chief Internal Auditor;

q)
review and consider, as appropriate, any significant reports and recommendations issued by the Corporation or by any external party relating to internal audit issues, together with management’s response thereto;

Internal Controls and Financial Reporting Processes

r)	review with management, the internal auditors and the external auditors, the Corporation’s financial reporting processes and its internal controls;

s)
review with the internal auditors the adequacy of internal controls and procedures related to any corporate transactions in which Directors or officers of the Corporation have a personal interest, including the expense accounts of officers of the Corporation at the level of Vice-President and above and officers’ use of corporate assets, and consider the results of any reviews thereof by the internal or external auditors;

CEO and Chairman Expenses

t)
review, at least annually, a report on the expense claims of the Chief Executive Officer, as approved by the Chairman of the Board, and the expense claims of the Chairman of the Board, as approved by the Chair of the Audit Committee;

Complaints Processes

u)	establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

and review periodically with management and the internal auditors these procedures and any significant

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complaints received;

Separate Meetings with External Auditors, Internal Audit, Management

v)
meet separately with management, the external auditors and the internal auditors periodically to discuss matters of mutual interest, including any audit problems or difficulties and management’s response thereto, the responsibilities, budget and staffing of the Internal Audit Department and any matter that they recommend bringing to the attention of the full Board;

Enterprise Risk Management

w)
discuss risk assessment and risk management policies and processes to be implemented for the Corporation, review with management and the Corporation’s internal auditors the effectiveness and efficiency of such policies and processes and their compliance with other relevant policies of the Corporation, and make recommendations to the Board with respect to any outcomes, findings and issues arising in connection therewith;

x)	review management’s program to obtain appropriate insurance to mitigate risks;

y)	oversee risks that may have a material impact on the Corporation’s financial statements;

Tax

z)
review the Corporation’s tax status and monitor its approach to tax strategy that may have a material impact on the Corporation’s financial statements, including tax reserves and potential reassessments and audits;

Codes of Ethics

aa)
monitor compliance with the Corporation’s code of business ethics and the code of ethics applicable to the Chief Executive Officer and senior financial officers of the Corporation, as well as waivers from compliance therefrom, and ensure that any issues relating to financial governance which are identified by the Directors are raised with management;

Review of Terms of Reference

bb)	review and reassess the adequacy of these Terms of Reference annually or otherwise as it deems appropriate and recommend changes to the Board;

Other

cc)	perform such other activities, consistent with these Terms of Reference, the Corporation’s articles and by-laws and governing law, as the Committee or the Board deems appropriate; and

dd)	report regularly to the Board of Directors on the activities of the Committee.

December 15, 2015

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SCHEDULE “B” – COMPARATOR GROUP
The secondary group is a group of capital intensive Canadian businesses ranging from one-third to three times the size of CP on an asset basis, with CP positioned close to the median of the group. The companies in this secondary reference are:

•	Agrium

•	Air Canada

•	ATCO Group

•	Blackberry

•	Bombardier
•Canadian National Railway Company

•	Cenovus Energy

•	Encana

•	Finning International Inc.

•	Kinross Gold Corp.
•Maple Leaf Foods

•	Penn West Petroleum Ltd.
•Potash Corp Sask Inc.
•Rogers Communications

•	SNC-Lavalin Group
•Teck Resources

•	TELUS

•	TransAlta Corporation

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 SCHEDULE “C” – DIRECTOR INDEPENDENCE
A. INDEPENDENCE STANDARDS

The following standards of director independence have been adopted by the Board of Directors of the Corporation based on criteria of the NYSE, US Securities and Exchange Commission and, the Canadian Securities Administrator (“CSA”) in National Instrument 58-101 Disclosure of Corporate Governance Practices and National Instrument 52-110 Audit Committee:
NYSE Independence Standards
No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation).

1.	In addition, a director is not independent if:

(i)
the director is, or has been within the last three years, an employee of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer of the Corporation;

(ii)
the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than US$120,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)
(a)the director is a current partner or employee of the internal or external auditor of the Corporation, (b) the director has an immediate family member who is a current partner of such auditors, (c) the director has an immediate family member who is a current employee of such auditors and personally works on the Corporation’s audit, or (d) the director or an immediate family member was within the last three years a partner or employee of such auditors and personally worked on the Corporation’s audit within that time;

(iv)
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of US$1 million or 2% of such other company’s consolidated gross revenues.

2.
For the purposes of these independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions, the board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

3.
The board will broadly consider all relevant facts and circumstances that might signal potential conflicts of interest or that might bear on the materiality of a director’s relationship to the Corporation or any of its consolidated subsidiaries. In particular, when assessing the materiality of a director’s relationship with the Corporation, the board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, ownership of even a significant amount of stock, by itself, is not a bar to an independence finding.

Additional Independence Standards for Audit Committee Members
In addition to the foregoing independence standards, the members of the Audit Committee must satisfy the audit committee independence requirements prescribed by Section 10A(m)(3) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. In particular:

1.	each member of the Audit Committee shall be a member of the board and shall otherwise be independent; and

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2.
in order to be considered to be independent for the aforementioned purposes, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee:

•
accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Corporation or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation (provided that such compensation is not contingent in any way on continued service); or

•	be an affiliated person of the Corporation or any subsidiary thereof.
Note: An “affiliated person” is someone who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation, including a significant shareholder. A person who is neither an executive officer nor a shareholder owning, directly or indirectly, more than 10% or more of any class of voting equity securities of the Corporation will be deemed not to be in control of the Corporation.
National Instrument 58-101 Disclosure of Governance Practices and National Instrument 52-110 Audit Committees

1.	A member of the Corporation’s board is independent if the member has no direct or indirect material relationship with the Corporation.

2.
For the purposes of item 1, a material relationship means a relationship which could, in the view of the Corporation’s board, be reasonably expected to interfere with the exercise of a member’s independent judgment.

3.	Despite item 2, the following individuals are considered to have a material relationship with the Corporation:

a)	an individual who is, or who has been within the last three years, an employee or executive officer of the Corporation;

b)	an individual whose immediate family member is, or has been within the last three years, an executive officer of the Corporation;

c)
an individual who is a partner of, or employed by, the internal or external auditor of the Corporation, or was within the last three years a partner or employee of such auditors and personally worked on the Corporation’s audit within that time;

d)
an individual whose spouse, minor child or stepchild, or child or stepchild who shares a home with the individual, is a partner of the Corporation’s internal or external auditor, an employee of such auditors and participates in its audit, assurance or tax compliance (but not tax planning) practice, or was within the last three years a partner or employee of such auditors and personally worked on the Corporation’s audit within that time;

e)
an individual who is, or has been within the last three years, or whose immediate family member is or has been within the last three years, an executive officer of an entity if any of the Corporation’s current executive officers serves or served at the same time on the entity’s compensation committee; and

f)
an individual who received, or whose immediate family member who is employed as an executive officer of the Corporation received, more than $75,000 in direct compensation from the Corporation during any 12 month period within the last three years.

4.
Despite item 3, an individual will not be considered to have a material relationship with the Corporation solely because (a) he or she had a relationship identified in item 3 if that relationship ended before March 30, 2004, or (b) he or she had a relationship identified in item 3 by virtue of item 8 if that relationship ended before June 30, 2005.

5.
For the purposes of items 3(c) and 3(d), a partner does not include a fixed income partner whose interest in the firm that is the internal or external auditor is limited to the receipt of fixed amounts of compensation (including deferred compensation) for prior service with that firm if the compensation is not contingent in any way on continued service.

6.
For the purpose of item 3(f), direct compensation does not include: (a) remuneration for acting as a member of the board of directors or of any board committee of the Corporation; and (b) the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation if the compensation is not contingent in any way on continued service.

7.	Despite item 3, a person will not be considered to have a material relationship with the Corporation solely because the individual or his or her immediate family member:

a)	has previously acted as an interim chief executive officer of the Corporation; or

b)	acts, or has previously acted, as a chair or vice chair of the board of directors or of any board committee of the Corporation on a part-time basis.

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8.	For the purpose of the foregoing items 1 through 7, the Corporation includes a subsidiary entity of the Corporation.

9.
For the purposes of the foregoing independence determination, the term “immediate family member” means an individual’s spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law, and anyone (other than an employee of either the individual or the individual’s immediate family member) who shares the individual’s home.

National Instrument 52-110 Audit Committees

1.	In addition to the foregoing, the members of the Audit Committee are considered to have a material relationship with the Corporation if:

a)
the member has a relationship with the Corporation pursuant to which the individual accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation or any subsidiary entity of the Corporation, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part-time chair or vice chair of the board or any board committee; or

b)	the member is an affiliated entity of the Corporation or any of its subsidiary entities.

2.	For the purposes of the foregoing:

a)
compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation if the compensation is not contingent in any way on continued service;

b)	the indirect acceptance by an individual of any consulting, advisory or other compensatory fee includes acceptance of a fee by:

i)	an individual’s spouse, minor child or stepchild, or a child or stepchild who shares the individual’s home; or

ii)
an entity in which such individual is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Corporation or any subsidiary entity of the Corporation.

B. BOARD DETERMINATION OF DIRECTOR INDEPENDENCE
The Corporation’s board of directors has conducted, through a combination of questionnaires, biographical reviews and discussions, a comprehensive assessment of all business and other relationships and interests of each director vis-à-vis the Corporation and its subsidiaries, as against the aforementioned standards and has determined that each director, except E.H. Harrison, is independent of the Corporation in accordance with the standards for independence established for all directors by the NYSE Independence Standards, and National Instrument 58-101 Disclosure of Governance Practices and that each member of the Audit Committee, meets the additional independence standards established for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, and National Instrument 52-110 Audit Committees.
Mr. Harrison is not independent by virtue of the fact that he is Chief Executive Officer of the Corporation.

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 SCHEDULE “D”

Canadian Pacific Railway Limited
Section 162(m) Incentive Plan

1.
Purpose. The purpose of the Canadian Pacific Railway Limited Section 162(m) Incentive Plan (the “Plan”) is to enable Canadian Pacific Railway Limited, a corporation organized under the federal laws of Canada (including any successor thereto, the “Company”), and its Affiliates to grant Awards pursuant to the Sub-Plans in a manner that is intended to satisfy the exemption for “qualified performance-based compensation” under Section 162(m) of the Code.

2.
Effective Date; Duration. The Plan shall be effective as of the date on which the Plan is approved by the shareholders of the Company (the “Effective Date”). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the 10th anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3.	Definitions. The following definitions shall apply throughout the Plan.

(a)
“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by, or is under common control with the Company and (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract, or otherwise.

(b)	“Award” means, individually or collectively, any award specified in Section 5(a) granted under the Plan or any Sub-Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Canadian Securities Laws” means, collectively, the applicable securities laws of Canada and the province of Alberta, including the respective regulations and rules made under those securities laws.

(e)	“Cash Bonus Award” means an Award under the Cash Bonus Plan.

(f)
“Cash Bonus Plan” means the Company’s Short-Term Incentive Plan for Non-Unionized Employees (Canada) and U.S. Salaried Employees, as described in the Company’s Policy 3411, as in effect from time to time.

(g)	“Cause” shall, with respect to an Award, have the meaning ascribed thereto under the applicable Grant Documents.

(h)
“Change in Control” shall, with respect to an Award, have the meaning ascribed thereto under the applicable Grant Documents. If no such meaning is contained therein, then “Change in Control” shall have the meaning ascribed thereto in the Option Plan.

(i)
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(j)
“Committee” means a committee designated by the Board consisting solely of “outside directors” within the meaning of Section 162(m) of the Code, or a subcommittee thereof if required with respect to actions taken to comply with Rule 16b-3 promulgated under the U.S. Exchange Act in respect of Awards.

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(k)	“Common Shares” means the common shares of the Company (and any share or other securities into which such shares may be converted or for which they may be exchanged).

(l)
“Disability” shall, with respect to an Award, have the meaning ascribed thereto under the applicable Grant Documents. If no such meaning is contained therein, then “Disability” shall be determined by the Committee in good faith.

(m)	“$” shall refer to United States dollars.

(n)	“DSU” shall have the meaning ascribed thereto under the Executive DSU Plan.

(o)
“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the U.S Exchange Act or (ii) an “independent director” under applicable securities laws or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, or a person meeting any similar requirement under any successor rule or regulation, as applicable.

(p)	“Eligible Person” means any individual eligible to receive an Award under the applicable Sub-Plan.

(q)	“Executive DSU Plan” means the Canadian Pacific Railway Limited Senior Executives’ Deferred Share Unit Plan, as in effect from time to time.

(r)	“Exercise Price” shall have the meaning ascribed thereto under the Option Plan.

(s)
“Fair Market Value” shall, with respect to an Award, have the meaning ascribed thereto under the applicable Grant Documents. If no such meaning is contained therein, then “Fair Market Value” shall be determined by the Committee in good faith.

(t)
“Grant Documents” means, with respect to an Award, the applicable Sub-Plan pursuant to which the Award was granted and the agreement (whether in written or electronic form) or other instrument or document evidencing such Award.

(u)	“Insider” means “reporting insiders” as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions.

(v)	“NYSE” means the New York Stock Exchange.

(w)	“Option” has the meaning ascribed thereto in the Option Plan.

(x)	“Option Plan” means the Canadian Pacific Railway Limited Amended and Restated Management Stock Option Incentive Plan, as in effect from time to time.

(y)	“Participant” means the recipient of an Award granted under the Plan.

(z)
“Performance Criterion” or “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to a particular Award under the Plan.

(aa)
“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with respect to a particular Award under the Plan, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

(ab)	“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ac)
“Performance Period” shall mean the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the Participant’s right to, and the payment with respect to, a particular Award under the Plan.

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(ad)	“PSU” shall have the meaning ascribed thereto in the PSU Plan.

(ae)	“PSU Plan” means the Performance Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited, as in effect from time to time.

(af)	“RSU” shall have the meaning ascribed thereto under the RSU Plan.

(ag)	“RSU Plan” means the Restricted Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited, as in effect from time to time.

(ah)	“SAR” shall have the meaning ascribed thereto in the Option Plan.

(ai)	“Sub-Plan” means each of the Cash Bonus Plan, Executive DSU Plan, Option Plan, PSU Plan, and RSU Plan (collectively, the “Sub-Plans”).

(aj)	“TSX” means the Toronto Stock Exchange.

(ak)
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the U.S Exchange Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(al)
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the U.S. Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or other interpretive guidance.

4.	Administration.

(a)
The Committee shall administer the Plan (and with respect to each Award, the applicable Grant Documents) and shall have the sole and plenary authority to (i) designate Participants; (ii) determine the type, size, and terms, and conditions of Awards to be granted; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, or suspended; (iv) determine the circumstances under which the delivery of cash, property, or other amounts payable with respect to an Award may be deferred either automatically or at the Participant’s or Committee’s election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan or any Grant Documents with respect to any Award granted under the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery, or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the U.S. Exchange Act (if applicable) or the Canadian Securities Laws or necessary to obtain any exception or exemption under applicable securities laws or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, as applicable, it is intended that each member of the Committee shall, at the time the Committee takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b)
The Committee may delegate all or any portion of its responsibilities and powers under the Plan to any one or more of its members or to any one or more members of the Board; provided, however, that in no event shall the Committee delegate any authority to “establish and administer performance goals” or “certify that performance goals are attained,” in each case within the meaning of Section 162(m) of the Code, except as otherwise expressly permitted by Section 162(m) of the Code. Any such delegation may be revoked by the Committee at any time.

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(c)
Unless otherwise expressly provided in the Plan or applicable Grant Documents, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing any Award granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(d)
Except to the extent required otherwise by Section 162(m) of the Code, the Board may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(e)
To the extent that any Sub-Plan delegates authority to administer awards under such Sub-Plan to any committee, person, or group of persons consisting of persons other than the members of the Committee, such Sub-Plan is hereby deemed amended to delegate such authority to the Committee with respect to Awards granted hereunder.

5.	Grant of Awards; Award Limitations.

(a)The Committee may grant the following types of Awards to one or more Eligible Persons under the Plan:

(i)	Options, under the Option Plan;

(ii)	SARs, under the Option Plan;

(iii)	DSUs, under the Executive DSU Plan;

(iv)	RSUs, under the RSU Plan;

(v)	PSUs, under the PSU Plan; and

(vi)	Cash Bonus Awards under the Cash Bonus Plan.

(b)
The following limitations apply to the grant of Awards: (i) no more than 3,000,000 Common Shares may be subject to grants of Options or SARs under the Plan to any single Participant during any single fiscal year; (ii) no more than 3,000,000 Common Shares may be delivered in respect of Awards denominated in Common Shares granted to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or, in the event that such Award is paid in cash, other securities, other Awards, or other property, no more than the Fair Market Value of 3,000,000 Common Shares on the last day of the Performance Period to which such Award relates; and (iii) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event that a Performance Period extends beyond a single fiscal year) pursuant to an Award denominated in cash shall be $12,000,000.

(c)
In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations, or other requirements of any governmental body or national securities exchange, accounting principles, or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall, subject to applicable regulatory and stock exchange approvals, make any such adjustments in such manner as it may deem equitable, including without limitation, (x) adjusting any or all of the limitations under Section 5(a) of the Plan, (y) adjusting the terms of any outstanding Award in accordance with the applicable Grant Documents, and (z) taking such other actions as permitted under the applicable Sub-Plans upon the occurrence of any such event in respect of Awards granted pursuant to such Sub-Plans; provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). The Company shall give each Participant notice of an

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adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in this Section 5(c), for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the anticipated occurrence of any such event.

(d)	For the avoidance of doubt, any Common Shares issued in settlement of an Award granted hereunder shall reduce any applicable share reserve under the Sub-Plan pursuant to which such Award was granted.

6.
Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into Grant Documents with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).

7.	Performance Criteria.

(a)
Generally. Except with respect to Options and SARs granted hereunder that are deemed to satisfy the exemption for “qualified performance-based compensation” under Section 162(m) of the Code, the Committee shall establish Performance Goals for each Award granted hereunder in accordance with this Section 7. The Committee may select the length of a Performance Period, the type(s) of Awards to be issued, the Performance Criteria used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s), and the Performance Formula. Within the first 90 days of a Performance Period (or the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee). Notwithstanding the foregoing, if the Company determines that a Participant who has been granted an Award hereunder is not (or is no longer) a “covered employee” within the meaning of Section 162(m) of the Code, the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 7 (but subject otherwise to the provisions of Section 8 of the Plan). Notwithstanding any other provision of the Plan, any Award shall be subject to any additional limitations set forth in Section 162(m) of the Code that are requirements for such qualification, and the Plan and the Grant Documents shall be deemed amended to the extent necessary to conform to such requirements.

(b)
Performance Criteria. The Performance Criteria used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, and/or operational and/or business units, product lines, brands, business segments, administrative departments, or units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, or gross profit or gross profit growth; (v) net operating profit or net operating income (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization on an adjusted or unadjusted basis (including EBIT and EBITDA); (ix) gross or net operating margins or ratios; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) shareholder return; (xix) customer retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) objective measures of personal targets, goals, or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets); (xxiii) cost of capital, debt leverage year-end cash position, or book value; (xxiv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxv) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of other Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative, or adjusted basis to measure the performance of the Company and/or one

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or more Affiliates as a whole or any divisions and/or operational and/or business units, product lines, brands, business segments, and/or administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery, and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(c)
Modification of Performance Goal(s). The Committee may alter Performance Criteria without obtaining shareholder approval if applicable tax and/or securities laws so permit. The Committee may modify the calculation of a Performance Goal during the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter if the change would not cause any Award to fail to qualify as “performance-based compensation” under Section 162(m), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) material events or transactions that are of an unusual nature, or of a type that indicates infrequency of occurrence, or both, as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(d)	Payment or Settlement of Awards.

(i)
Condition to Receipt of Payment. Unless otherwise provided in the applicable Grant Documents or any employment or service agreement between the Participant and the Company or an Affiliate, the Participant must be employed by or rendering services for the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of an Award for such Performance Period.

(ii)
Limitation. Unless otherwise provided in the applicable Grant Documents or any employment or service agreement between the Participant and the Company or an Affiliate, the Participant shall be eligible to receive payment or delivery, as applicable, in respect of an Award only to the extent that the Committee determines that (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant’s Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals, as determined by the Committee.

(iii)
Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Award actually payable for the Performance Period and, in so doing, may apply discretion to eliminate or reduce the size of an Award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable Grant Documents, the Committee shall not have the discretion to (A) provide payment or delivery in respect of Awards for a Performance Period if the Performance Goal(s) for such Performance Period have not been attained; or (B) increase an Award above the applicable limitations set forth in Section 5(b) of the Plan.

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(e)
Timing of Award Payments. Unless otherwise provided in the applicable Grant Documents, Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.

8.	Amendments and Termination.

(a)
Amendment and Termination of the Plan. Subject to Section 8(c), the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary unless the Committee determines that such amendment, alteration, suspension, discontinuance, or termination is either required or advisable in order for the Company, the Plan, or the Award to satisfy any applicable law or regulation.

(b)
Notwithstanding the foregoing, the Board may from time to time, in its discretion, make changes to the Plan or any Award granted hereunder that do not require the approval of shareholders, which may include but are not limited to:

(i)
Any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the Plan, correct or supplement any provision under the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors, or amend the definitions in the Plan regarding administration of the Plan;

(ii)	Amend the vesting provisions of the Plan and any Grant Documents;

(iii)	Any amendment respecting the administration of the Plan;

(iv)
Any amendment necessary to comply with applicable law or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares or any other regulatory body having authority over the Company, the Plan, the Participants, or shareholders; and

(v)	Any other amendment that does not require the approval of shareholders under Section 8(c).

(c)Shareholder approval is required for the following amendments to the Plan or any Award:

(i)	An extension of the term of an Award benefiting an Insider of the Company, except in the case of an extension due to a blackout period;

(ii)	Any amendment that increases the limits on Awards that may be granted to any Participant pursuant to Section 5, except as provided therein;

(iii)	A change to the Eligible Persons, including a change that would have the potential of broadening or increasing participation by Insiders of the Company;

(iv)
Any amendment requiring the approval of the Company’s shareholders under applicable laws or the applicable requirements of the NYSE, the TSX, or any other national securities exchange on which the Common Shares are listed or quoted; and

(v)	Any amendment to this Section 8.

(d)
Amendment of Grant Documents. The Committee may, to the extent not inconsistent with the terms of any applicable Grant Documents, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any Award theretofore granted or the associated Grant Documents, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination either is required or advisable in order

2016 MANAGEMENT PROXY STATEMENT 120

for the Company, the Plan, or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 5(c) of the Plan, if (i) the Committee reduces the Exercise Price of any Option or SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the U.S. Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee cancels any outstanding Option or SAR that has a per-share Exercise Price at or above the Fair Market Value of a Common Share on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof, or (iv) the Committee takes any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable national securities exchange on which the Common Share is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without shareholder approval.

9.	General.

(a)
Grant Documents; Other Agreements. Each Award under the Plan shall be evidenced by Grant Documents, which shall be made available to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. The terms of any Grant Documents, or any employment or service agreement in effect with the Participant may have terms or features different from and/or in addition to those set forth in the Plan and, unless expressly provided otherwise in such Award or other agreement, shall control in the event of any conflict with the terms of the Plan.

(b)
No Claim to Awards; No Rights to Continued Employment. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or any Sub-Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor the Sub-Plans nor any action taken thereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board.

(c)
No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Grant Documents, no person shall be entitled to the privileges of ownership in respect of Common Shares which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(d)	Government and Other Regulations.

(i)
The Plan, the granting and vesting of Awards under the Plan, and the issuance and delivery of Common Shares and the payment of money under the Plan, or under Awards granted or awarded under the Plan are subject to compliance with all applicable U.S. federal, state, provincial, local, and non-U.S. laws, rules, and regulations (including but not limited to state, provincial, U.S. federal, and non-U.S. securities law, including the Canadian Securities Laws, and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded thereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

(ii)
The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the

CANADIAN PACIFIC

contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the U.S. Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the U.S. Securities Act any of the Common Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Grant Documents, the U.S. federal securities laws, Canadian Securities Laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any national securities exchange upon which such shares or other securities of the Company are then listed or quoted, and any other applicable U.S. federal, state, provincial, local, or non-U.S. laws, rules, regulations, and other requirements, and the Committee may cause a legend or legends to be put on any such certificates of Common Shares or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Shares or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii)
The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or SAR) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(e)
Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(f)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other rights or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(g)
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any

2016 MANAGEMENT PROXY STATEMENT 122

Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(h)
Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan or Sub-Plans by any agent of the Company or the Committee or the Board, other than such member or designee.

(i)
Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(j)
Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the U.S. Securities Act, each person exercising an Option under the Plan, or acquiring shares under the Plan, may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(k)
Governing Law. The Plan shall be governed by and construed in accordance with the laws of Canada and the province of Alberta, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the laws of Canada and the province of Alberta.

(l)
Severability. If any provision of the Plan or any Grant Documents is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person, or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)
Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(n)
Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may provide in any Grant Documents that (i) clawback, forfeiture, or similar provisions shall apply if the Participant engages in activity that is in conflict with or adverse to the interests of the Company or any of its Affiliates at any time, or during a specified time period, including fraud or conduct contributing to any financial restatements or irregularities, or if the Participant violates a noncompete, nonsolicit, nondisclosure, or nondisparagement covenant or agreement with the Company or any of its Affiliates, or if the Participant violates any other policy, procedure, or rule applicable to Participant in a manner that adversely affects or could reasonably be expected to adversely affect the business or reputation of the Company or any of its Affiliates, or if the Participant’s employment or service is terminated for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Participant); (ii) in the case of an event described in the preceding clause (i), the Participant will forfeit any compensation, gain, or other value realized thereafter on the vesting, exercise, or settlement of such Award, the sale or other transfer of such Award, or the sale of Common Shares acquired in respect of such Award, and must promptly repay such amounts to the Company, and all Awards held by such Participant shall terminate; and/or (iii) if the Participant receives

CANADIAN PACIFIC

any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other national securities exchange on which the Common Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Grant Documents).

(o)
Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(p)
No Interference. The existence of the Plan, any Grant Documents, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(q)
Expenses; Titles and Headings. The expenses of administering the Plan and Sub-Plans shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *
As adopted by the Board of Directors of the Company on December 16, 2015.

2016 MANAGEMENT PROXY STATEMENT 124

Any questions and requests for assistance may be directed to the
Proxy Solicitation Agent:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2
www.kingsdaleshareholder.com
North American Toll Free Phone:
1-866-879-7649
Email: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Canadian Pacific
7550 Ogden Dale Road SE
Calgary Alberta
Canada T2C 4X9

TSX/NYSE: CP
www.cpr.ca

CP

Computershare Investor Services Inc.
Transfer Agent for Canadian Pacific Railway Limited
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.investorcentre.com\cp

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class 123

Holder Account Number

C1234567890 XXX

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This Form of Proxy (the "Proxy") is solicited by and on behalf of Management of Canadian Pacific Railway Limited.

Notes to proxy

1. **This proxy is solicited by Management of Canadian Pacific Railway Limited ("Canadian Pacific" or the "Corporation").** Shareholders are directed to Canadian Pacific's Proxy Statement dated February 29, 2016, as may be amended (the "Proxy Statement") and the Notice of Annual Meeting of Shareholders dated February 29, 2016 (the "Notice") for more detailed information.
2. **You have the right to appoint a proxyholder, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
3. This Proxy **must be signed** by you, the registered holder, or by your attorney duly authorized by you in writing or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support of such empowerment as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy.
4. This Proxy should be signed in the exact manner as the name appears on the Proxy.
5. If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation.
6. The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. **This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1, 2 and 5, one (1) year on item 3 and FOR the election of each of the Director Nominees in item 4.**

Proxies submitted must be received no less than 24 hours prior to the time fixed for the Meeting (or any adjournment thereof) in order to be used at the Meeting.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Vote by Mail

- Complete, sign and date the reverse hereof.
- Return this Proxy in the envelope provided.

Instead of mailing this **Proxy**, you may choose one of the two other voting methods outlined above to vote this proxy.

If you choose to vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

017EXC

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

This form of proxy (the "Proxy") is solicited by and on behalf of Management of Canadian Pacific and will be used at the Annual Meeting of Shareholders to be held on Wednesday, April 20, 2016 at 9:00 a.m. (Mountain Daylight time) and any adjournment or postponement thereof (the "Meeting").

Appointment of Proxy

I/We, being holder(s) of Common Shares of Canadian Pacific Railway Limited hereby appoint: **E. Hunter Harrison**, or failing him, **Jeffrey J. Ellis**

OR

Print the name of the person or company you are appointing if it is a person or company other than the Management appointees listed herein.

as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and **with authority to vote at the said proxyholder's discretion except as otherwise specified herein and to vote and act in said proxyholder's discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1, 2 and 5, one (1) year on item 3 and FOR the election of each of the Director Nominees in item 4.** Reference should be made to the Notice and the Proxy Statement.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

	For	Withhold
1. Appointment of Auditor as named in the Proxy Statement	☐	☐

	For	Against
2. Advisory vote to approve Compensation of the Corporation's named Executive Officers as described in the Proxy Statement	☐	☐

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	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on frequency of Say-On-Pay votes	☐	☐	☐	☐

4. Election of Directors: You may vote "For" up to nine (9) nominees for election as director in total.

DIRECTOR NOMINEES	**For**	Withhold		**For**	Withhold		**For**	Withhold
01. William A. Ackman	☐	☐	02. The Hon. John Baird	☐	☐	03. Isabelle Courville	☐	☐
04. Keith E. Creel	☐	☐	05. E. Hunter Harrison	☐	☐	06. Rebecca MacDonald	☐	☐
07. Dr. Anthony R. Melman	☐	☐	08. Matthew H. Paull	☐	☐	09. Andrew F. Reardon	☐	☐

	For	Against	Abstain
5. Approval of the Corporation's Section 162(m) Incentive Plan as described in the Proxy Statement.	☐	☐	☐

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The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Statement and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement.

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements

Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Report

Mark this box if you would NOT like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 4CP-RAIL or by mail at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

CPDQ 189270 9XX AR2 99999999999

017EYD